UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Catalina Marketing Corporation

(Name of Registrant as Specified in Its Charter)

(N/A)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☒	Fee computed on table below per Exchange Act Rules l4a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share, of Catalina Marketing Corporation

(2)	Aggregate number of securities to which transaction applies:

47,016,369 shares of Catalina Marketing Corporation Common Stock outstanding as of April 27, 2007; 5,243,419 options to purchase shares of Catalina Marketing Corporation Common Stock; 997,896 stock appreciation rights; 109,577 stock units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by adding (i) the product of (A) the number of shares of Catalina common stock that are proposed to be acquired in the merger and (B) the per share merger consideration of $32.50 in cash per share plus (ii) $48,217,259 expected to be paid to holders of Catalina stock options and stock appreciation rights with an exercise price of less than $32.50 per share upon consummation of the merger in exchange for cancellation of such stock options and stock appreciation rights plus (iii) the product of (A) the number of shares of Catalina common stock underlying each Catalina stock unit that is proposed to be acquired in the merger and (B) the per share merger consideration of $32.50 in cash per share ((i), (ii) and (iii) together, the “Total Consideration”). The payment of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1) was calculated by multiplying the Total Consideration by 0.0000307.

(4)	Proposed maximum aggregate value of transaction:

$1,579,810,504

(5)	Total fee paid:

$48,501

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CATALINA MARKETING CORPORATION

200 Carillon Parkway

St. Petersburg, FL 33716

_______________

[•], 2007

Dear Fellow Stockholder:

On April 17, 2007, the board of directors of Catalina Marketing Corporation, a Delaware corporation (“Catalina”), acting unanimously (other than Jeffrey W. Ubben, who recused himself from board deliberations relating to the merger due to his possibly conflicting interest), approved a merger agreement providing for the merger of Catalina with Checkout Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Checkout Holding Corp. (“Parent”). Parent is a Delaware corporation wholly owned by a private investment fund affiliated with Hellman & Friedman Capital Partners VI, L.P.. Our board of directors acted in part upon the unanimous recommendation of a six-person special committee consisting of all of the independent and disinterested directors of Catalina who are not officers or employees of Catalina and will not have an economic interest in Catalina after the merger. If the merger is completed, you will be entitled to receive $32.50 in cash, without interest and less any required withholding taxes, for each share of Catalina common stock you own.

You will be asked, at a special meeting of Catalina’s stockholders, to vote to adopt the merger agreement and approve the merger. Our board of directors has unanimously (other than Mr. Ubben who recused himself as noted above) determined that it is advisable, fair to and in the best interests of Catalina and its stockholders to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger. This determination was based, in large part, upon the unanimous recommendation of the special committee of our board of directors. Our board of directors unanimously (except for director Jeffrey W. Ubben, who recused himself from board deliberations relating to the merger due to his possibly conflicting interest) recommends that Catalina’s stockholders vote “FOR” the adoption of the merger agreement and the approval of the merger.

The date, time and place of the special meeting to consider and vote upon the merger agreement will be as follows:

[•], 2007

[time]
[place]

The notice of special meeting and proxy statement attached to this letter provide you with information about the proposed merger and the special meeting of Catalina’s stockholders and includes the merger agreement as Annex A. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Catalina from documents we have filed with the Securities and Exchange Commission.

Our board of directors has fixed the close of business on [•], 2007, as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the special meeting or any adjournment, postponement or continuation thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting in person, please sign and return the enclosed proxy card in the postage-paid envelope provided. You may also vote your proxy by either visiting the website or calling the toll-free number shown on your proxy card. If you attend the special meeting and desire to vote in person, you may do so even though you have previously sent a proxy. Under Delaware law, the adoption of the merger agreement and the approval of the merger requires the affirmative vote of holders of a majority of the outstanding shares of Catalina common stock entitled to vote at the special meeting and YOUR FAILURE TO VOTE WILL HAVE EXACTLY THE SAME EFFECT AS VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

If your shares of Catalina common stock are held in “street name” by your broker, your broker will be unable to vote your shares of Catalina common stock without instructions from you. You should instruct your broker to vote your shares of Catalina common stock, following the procedures provided by your broker. Failure to instruct your broker to vote your shares of Catalina common stock will have exactly the same effect as voting against adoption of the merger agreement and approval of the merger.

If you have any questions or need assistance voting your shares of Catalina common stock, please contact our Investor Relations Department at (727) 579-5116, or our proxy solicitation agent, Georgeson Inc., toll-free at (866) 541-3556. If your broker, bank or other nominee holds your shares of Catalina common stock, you should also call your broker, bank or other nominee for additional information.

Our board of directors and management thank you for your cooperation and continued support.

Sincerely,

Frederick W. Beinecke

Chairman of the Board

This proxy statement is dated [•], 2007, and is first being mailed to stockholders on or about [•], 2007.

CATALINA MARKETING CORPORATION

200 Carillon Parkway

St. Petersburg, FL 33716

[•], 2007

______________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [•], 2007

To Our Stockholders:

Notice is hereby given that a special meeting of stockholders of Catalina Marketing Corporation, a Delaware corporation (“Catalina”), will be held on [•], 2007, at [•] Eastern Time, at [•] for the following purposes:

1.

To consider and vote upon a proposal to adopt the Agreement of Merger, dated as of April 17, 2007 (the “merger agreement”), by and among Catalina, Checkout Holding Corp., a Delaware corporation (“Parent”), and Checkout Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent is wholly owned by a private investment fund affiliated with Hellman & Friedman Capital Partners VI, L.P.. Pursuant to the merger agreement, Merger Sub will be merged with and into Catalina, with Catalina surviving the merger (the “merger”). Upon completion of the merger, each share of Catalina common stock not held by Parent, Merger Sub or any other wholly owned subsidiary of Parent, Catalina (or held in Catalina’s treasury) or any wholly owned subsidiary of Catalina or a stockholder who perfects appraisal rights in accordance with Delaware law, will be converted into the right to receive $32.50 in cash, without interest and less any required withholding taxes. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement;

2.

To approve the adjournment of the special meeting for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

3.	To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

On April 17, 2007, our board of directors unanimously (except for director Jeffrey W. Ubben, who recused himself from board deliberations relating to the merger due to his possibly conflicting interest) (1) determined that the merger and the merger agreement are advisable, fair to and in the best interests of Catalina and its stockholders and (2) approved the merger agreement and the transactions contemplated thereby, including the merger. Our board of directors unanimously (except for director Jeffrey W. Ubben, who recused himself from board deliberations relating to the merger due to his possibly conflicting interest) recommends that you vote “FOR” the adoption of the merger agreement and the approval of the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger.

Our board of directors has fixed the close of business on [•], 2007, as the record date for the purpose of determining stockholders entitled to receive notice of and to vote at the special meeting or any adjournment, postponement or continuation thereof.

The enclosed proxy statement provides you with a summary of the merger agreement and the merger, and provides additional information about the parties involved. The closing of the merger will occur as promptly as practicable following the adoption of the merger agreement and the approval of the merger at the special meeting by Catalina stockholders, subject to the satisfaction or waiver of the other conditions to the closing of the merger, as described in the enclosed proxy statement.

Under Delaware law, stockholders of Catalina can exercise appraisal rights in connection with the merger. Stockholders that do not vote in favor of the merger and comply with all of the other necessary procedural requirements will have the right to dissent from the merger and to seek appraisal of the fair value of their shares of Catalina common stock, exclusive of any element of value arising from the expectation or accomplishment of the merger. For a description of appraisal rights and the procedures to be followed to assert them, stockholders should review the provisions of Section 262 of the Delaware General Corporation Law, a copy of which is included as Annex D to the accompanying proxy statement.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting in person, please sign and return the enclosed proxy card in the postage-paid envelope provided. You may also vote your proxy by either visiting the website or calling the toll-free number shown on your proxy card. If you attend the special meeting and desire to vote in person, you may do so even though you have previously sent a proxy. Under Delaware law, the adoption of the merger agreement and the approval of the merger requires the affirmative vote of holders of a majority of the outstanding shares of Catalina common stock entitled to vote at the special meeting and YOUR FAILURE TO VOTE WILL HAVE EXACTLY THE SAME EFFECT AS VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

The proposal to adjourn the special meeting, if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger, requires the affirmative vote of a majority of the shares of Catalina common stock present and entitled to vote on the adjournment proposal, whether or not a quorum is present, and your failure to submit a proxy or attend the special meeting will not affect the outcome of the vote on the adjournment proposal.

If your shares of Catalina common stock are held in “street name” by your broker, your broker will be unable to vote your shares of Catalina common stock without instructions from you. You should instruct your broker to vote your shares of Catalina common stock, following the procedures provided by your broker. Failure to instruct your broker to vote your shares of Catalina common stock will have exactly the same effect as voting against adoption of the merger agreement and approval of the merger.

BY ORDER OF THE BOARD OF DIRECTORS,

By:
Frederick W. Beinecke
Chairman of the Board

St. Petersburg, Florida

[•], 2007

Page

SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	12
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	17
THE PARTIES TO THE MERGER	19
THE SPECIAL MEETING	19
Time, Place and Purpose of the Special Meeting	19
Record Date and Quorum	20
Required Vote	20
Proxies; Revocation	20
Submitting Proxies Via the Internet or by Telephone	21
Adjournments	21
Solicitation of Proxies; Expenses	22
THE MERGER	23
Background to the Merger	23
Recommendation of the Special Committee and Board of Directors; Reasons for
Recommending Adoption of the Merger Agreement and Approval of the Merger	37
Forecasted Financial Information	41
Opinions of Goldman, Sachs & Co. and Lazard Frères & Co. LLC	45
Financing	57
Interests of our Directors and Executive Officers in the Merger	59
Material United States Federal Income Tax Consequences	63
Regulatory Approvals	65
Delisting and Deregistration of Catalina Common Stock	66
Litigation Related to the Merger	66
Second Amendment to Catalina’s Stockholder Protection Agreement	66
THE MERGER AGREEMENT	68
The Merger	68
Effective Time; Marketing Period	68
Merger Consideration	69
Treatment of Stock Options and Other Awards	69
Exchange and Payment Procedures	70
Representations and Warranties	71
Conduct of Business Pending the Merger	74
Restrictions on Solicitation of Other Offers	76
Adverse Recommendation Change	77
Agreement to take Further Action and to Use Reasonable Best Efforts; Regulatory
Approvals	78
Employee Benefits	78
Indemnification and Insurance	79
Financing	79
Stockholder Litigation	81
Other Covenants and Agreements	81
Conditions to the Merger	82
Termination of the Merger Agreement	83

(continued)

Page

Expenses and Termination Fees	84
Extension, Waiver, and Amendment of the Merger Agreement	85
VOTING AGREEMENTS	86
LIMITED GUARANTEE	87
RIGHTS OF APPRAISAL	88
MARKET PRICE OF CATALINA COMMON STOCK	91
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	92
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	94
SUBMISSION OF STOCKHOLDER PROPOSALS	94
WHERE YOU CAN FIND ADDITIONAL INFORMATION	94
ANNEX A MERGER AGREEMENT
ANNEX B OPINION OF GOLDMAN, SACHS & CO.
ANNEX C OPINION OF LAZARD FRÈRES & CO. LLC
ANNEX D SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
ANNEX E ANTAEUS VOTING AGREEMENT
ANNEX F VALUEACT CAPITAL VOTING AGREEMENT
ANNEX G LIMITED GUARANTEE

SUMMARY TERM SHEET

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference herein. In this proxy statement, the terms “Catalina”, “we”, “our”, “ours” and “us” refer to Catalina Marketing Corporation and its subsidiaries. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item.

Whenever we refer to the “merger agreement” in this proxy statement, we are referring to the Agreement of Merger, dated as of April 17, 2007, by and among Catalina, Checkout Holding Corp., a Delaware corporation, which we refer to as “Parent”, and Checkout Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, which we refer to as “Merger Sub”, attached as Exhibit A to this proxy statement and as it may be amended from time to time, which provides that Merger Sub will be merged with and into Catalina, with Catalina surviving the merger, which we refer to as the “merger”.

The Parties to the Merger (Page 19)

•

Catalina is a leading provider of behavior-based communications at the point of sale. Catalina was founded on the premise that the combination of access to consumers and insight into their actual purchase behavior would enable more effective, cost-efficient promotions than traditional marketing approaches. Today, Catalina combines unparalleled insight into consumer purchase behavior with dynamic consumer access. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Catalina offers an array of behavior-based promotional messaging, loyalty programs and direct-to-patient information.

•

Parent is a newly formed Delaware corporation. Parent was organized solely for the purpose of effecting the merger and the transactions related to the merger. Parent has not engaged in any business except activities incidental to its organization and in connection with the transactions contemplated by the merger agreement. Parent is an entity wholly owned by a private investment fund affiliated with Hellman & Friedman Capital Partners VI, L.P., which we refer to together with certain of its affiliated funds as "H&F" or the "Equity Investors".

•

Merger Sub, a newly organized Delaware corporation and wholly owned subsidiary of Parent, was organized solely for the purpose of completing the merger. Merger Sub has not engaged in any business except activities incidental to its organization and in connection with the transactions contemplated by the merger agreement.

The Merger (Page 23)

•

You will be asked to consider and vote upon the adoption of the merger agreement and the approval of the merger. The merger agreement provides that each outstanding share of Catalina common stock, par value $0.01 per share, which we refer to as “Catalina common stock”, other than shares held by Catalina (or held in the treasury of Catalina) or any wholly owned subsidiary of Catalina, or owned by Parent or Merger Sub, or any other wholly owned subsidiary of Parent, and other than shares held by stockholders who properly exercise statutory appraisal rights in compliance with Delaware law) will be canceled and converted at the effective time of the merger into the right to receive $32.50 in cash, which we refer to as the “per share merger consideration”, without interest and less any required withholding taxes.

•

If the merger agreement is adopted by Catalina's stockholders and the other conditions to closing are satisfied, Merger Sub will be merged with and into Catalina, with Catalina being the surviving corporation

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in the merger, which we refer to as the "surviving corporation". Immediately following the merger, the surviving corporation will be a wholly owned subsidiary of Parent, and Parent will be owned by H&F and the Rollover Investors (as described below). Following the completion of the merger, our stock will no longer be publicly traded and you will cease to have any ownership interest in Catalina and will not participate in any future earnings and growth of Catalina. Following the completion of the merger, the registration of Catalina common stock and our reporting obligations with respect to Catalina common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act", will be terminated upon application to the Securities and Exchange Commission, which we refer to as the "SEC". In addition, upon completion of the merger, shares of Catalina common stock will no longer be listed on any stock exchange or quotation system, including the New York Stock Exchange, which we refer to as the "NYSE".

Rollover Investors (Page 62)

•

Parent has informed us that it will offer a limited number of the members of Catalina’s current management, including L. Dick Buell, our Chief Executive Officer, which we refer to collectively as the “Rollover Investors”, the opportunity to convert a portion of their current equity interests in Catalina into, or otherwise invest in, the common equity of Parent.

The Special Meeting (Page 19)

•	The special meeting will be held on [•], 2007, starting at [•], Eastern Time, at [•].

Record Date (Page 20)

•

You are entitled to vote at the special meeting if you owned shares of Catalina common stock at the close of business on [•], 2007, the record date for the special meeting. You will have one vote for each share of Catalina common stock that you owned on the record date. As of the record date, there were [•] shares of Catalina common stock outstanding and entitled to be voted.

Required Vote (Page 20)

•

For us to complete the merger under Delaware law, stockholders holding at least a majority of the shares of Catalina common stock outstanding at the close of business on the record date of [•], 2007 must vote “FOR” the adoption of the merger agreement and the approval of the merger. A failure to vote your shares of Catalina common stock or an abstention will have the same effect as a vote against the adoption of the merger agreement and the approval of the merger. The outcome of these votes is not assured by virtue of the voting agreements (as described below).

•

As of the record date, the directors and current executive officers of Catalina, or their affiliates, beneficially owned in the aggregate approximately [•]% of the shares of Catalina common stock entitled to vote at the special meeting. Each of the directors and current executive officers has advised us that he or she currently plans to vote all of his or her shares of Catalina common stock, and shares of Catalina common stock owned by any of their affiliates over which they exercise voting control, in favor of the adoption of the merger agreement and the approval of the merger.

2

Voting Agreements (Page 86)

•

Pursuant to a voting agreement, dated as of April 17, 2007, by and between Frederick W. Beinecke, a director of Catalina, Antaeus Enterprises Inc., a company affiliated with Mr. Beinecke, and Parent, which we refer to as the “Antaeus voting agreement”, Antaeus Enterprises Inc. and Mr. Beinecke have agreed, among other things, to vote all shares of Catalina common stock owned by Antaeus Enterprises Inc. and Mr. Beinecke in favor of the adoption of the merger agreement and approval of the merger.

•

Pursuant to a voting agreement, dated as of March 8, 2007, by and between ValueAct Capital Master Fund, L.P., which we refer to as “ValueAct Capital”, and Catalina, which we refer to as the “ValueAct Capital voting agreement”, ValueAct Capital has agreed, among other things, to vote all shares of Catalina common stock owned by ValueAct Capital in favor of the adoption of the merger agreement and approval of the merger.

Recommendation of Catalina’s Board of Directors (Page 40)

•

After careful consideration, our board of directors, which we refer to as our “board” or our “board of directors”, unanimously (except for Mr. Ubben, who recused himself from board deliberations relating to the merger due to his possibly conflicting interest) determined that the merger agreement is advisable, fair to and in the best interests of Catalina and its stockholders, approved the merger agreement, and our board of directors (other than Mr. Ubben) recommended that Catalina stockholders vote “FOR” the adoption of the merger agreement and the approval of the merger. Our board of directors acted in part upon the unanimous recommendation of a six-person special committee composed entirely of all of the independent and disinterested directors of Catalina, which we refer to as the “special committee”.

Voting and Proxies (Page 20)

•

At the special meeting, each share of Catalina common stock will be entitled to one vote on all matters. Any Catalina stockholder of record entitled to vote may submit a proxy by following the instructions for voting by telephone or the Internet described in the proxy card, or returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting. If your shares of Catalina common stock are held in “street name” by your broker, you should instruct your broker on how to vote your shares of Catalina common stock using the instructions provided by your broker. If you do not provide your broker with instructions, your shares of Catalina common stock will not be voted and that will have the same effect as a vote against the adoption of the merger agreement and the approval of the merger.

Revocability of Proxies (Page 20)

•

Any Catalina stockholder of record who executes and returns a proxy card (or submits a proxy by following the instructions for voting by telephone or the Internet described in the proxy card) may revoke the proxy at any time before it is voted in any one of the following ways:

•	filing with Catalina’s Corporate Secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;
•	sending a later-dated proxy relating to the same shares of Catalina common stock to Catalina’s Corporate Secretary, at or before the special meeting;
•	submitting a later-dated proxy by the Internet or by telephone, at or before the special meeting; or
•	attending the special meeting and voting in person by ballot.

3

•

Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares of Catalina common stock, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

When the Merger Will be Completed

•

We are working to complete the merger as soon as possible. We anticipate completing the merger promptly following the special meeting, subject to the adoption of the merger agreement and approval of the merger by Catalina’s stockholders and the satisfaction of the other closing conditions.

Opinion of Goldman, Sachs & Co. (Page 45)

•

Goldman, Sachs & Co., which we refer to herein as “Goldman”, rendered its opinion to our board of directors that, as of April 17, 2007, and based upon and subject to the factors and assumptions set forth therein, the $32.50 in cash per share to be received by the holders of the outstanding shares of Catalina common stock (other than ValueAct Capital and any subsidiary of, or investment entity controlled by, ValueAct Capital) pursuant to the merger agreement was fair from a financial point of view to such holders.

•

The full text of the written opinion of Goldman, dated April 17, 2007, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with Goldman’s opinion, is attached hereto as Annex B and is incorporated in this proxy statement by reference. Catalina’s shareholders should read Goldman’s opinion in its entirety. Goldman provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. Goldman’s opinion is not a recommendation as to how any holder of shares of Catalina common stock should vote with respect to the merger.

Opinion of Lazard Frères & Co. LLC (Page 51)

•

In connection with the merger, Lazard Frères & Co. LLC, which we refer to as “Lazard”, rendered its oral opinion on April 17, 2007 to the special committee, which was subsequently confirmed in writing, that, subject to the qualifications and limitations set forth therein, as of such date, the per share merger consideration to be paid to holders of Catalina common stock (other than Catalina, any wholly owned subsidiary of Catalina, Parent, Merger Sub or any other wholly owned subsidiary of Parent and any holder who is entitled to and properly demands appraisal of such shares) in the merger was fair to such holders from a financial point of view.

•

The full text of Lazard’s written opinion, dated April 17, 2007, is attached to this proxy statement as Annex C. We encourage you to carefully read Lazard’s opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Lazard. Lazard’s opinion was provided to the special committee in connection with its evaluation of the per share merger consideration to be paid in the merger, did not address any other aspect of the merger and did not constitute a recommendation to any holder of Catalina common stock as to how such holder should vote or act with respect to any matters relating to the merger.

Financing (Page 57)

•

Parent estimates that the total amount of funds necessary to complete the merger is anticipated to be approximately $1.7 billion, a portion of which is payable to Catalina’s shareholders and holders of other equity-based interests, with the remainder used to repay and refinance existing indebtedness and to pay

4

customary fees and expenses in connection with the merger, the financing arrangements for the merger and related transactions.

•

Equity Financing. Parent has received an equity commitment letter from the Equity Investors pursuant to which, and subject to the conditions contained therein, the Equity Investors have committed to make a capital contribution of up to $585 million to Parent in connection with the completion of the merger.

•

Debt Financing. Parent has received a debt commitment letter from Morgan Stanley Senior Funding, Inc., Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc., and Goldman Sachs Credit Partners L.P. to provide (a) a $760 million senior secured credit facility, consisting of a $660 million senior secured term loan facility and a $100 million senior secured revolving credit facility, (b) a $330 million senior unsecured bridge facility and (c) a $160 million senior subordinated bridge facility.

Treatment of Stock Options and Other Awards (Pages 69)

•

Each share of restricted Catalina common stock which was issued as part of a Catalina stock award will be deemed vested and each such share of Catalina common stock will be converted into the right to receive the per share merger consideration, without interest and less any required withholding taxes.

•

Each outstanding Catalina stock option (other than Catalina stock options designated by Parent with the agreement of the holders of such Catalina stock options prior to the mailing of this proxy statement to remain outstanding after the effective time of the merger) and each Catalina stock appreciation right will be automatically vested and converted into the right to receive the per share merger consideration less the exercise price per share of such Catalina stock option or Catalina stock appreciation right, without interest and less any required withholding taxes.

•

Each holder of a Catalina stock unit (other than Catalina stock units of certain employees and officers of Catalina as of April 17, 2007 to be exchanged, subject to the agreement of the holder thereof, for equity interests in Parent immediately prior to the effective time of the merger) that is held in the Catalina Marketing Corporation Deferred Compensation Plan, which we refer to as the “deferred compensation plan”, will receive a number of unrestricted shares of Catalina common stock equal to the number of shares underlying such Catalina stock unit and each such share of Catalina common stock will then be automatically converted into the right to receive the per share merger consideration, which amount shall be credited to such holder’s deferred compensation plan book account.

Interests of Catalina’s Directors and Executive Officers in the Merger (Page 59)

•

In considering the recommendation of our board of directors, you should be aware that our directors and executive officers may have interests in the merger and/or prospective relationships with H&F that are different from, or in addition to, your interests as a stockholder, including the following:

•

our directors’ and executive officers’ unvested Catalina stock options, Catalina stock appreciation rights, restricted Catalina common stock and Catalina stock units will vest, and all Catalina stock options, Catalina stock appreciation rights, restricted Catalina common stock and Catalina stock units, whether previously vested or not, will be canceled and cashed out in connection with the merger (other than Catalina stock options and Catalina stock units of certain members of management that will remain outstanding or will be exchanged for equity interests in Parent);

•

our current executive officers are covered by change of control termination protection arrangements that provide certain enhanced severance payments and benefits in the case of the executive officer’s termination of employment under certain circumstances following a change in control;

5

•

the merger agreement provides for indemnification arrangements for each of our current and former directors and officers with respect to past service that will continue for six years following the effective time of the merger as well as insurance coverage covering his or her past service to Catalina as a director or officer;

•

it is anticipated that Catalina’s executive officers will hold substantially similar employment positions with the surviving corporation after the completion of the merger as those currently held with Catalina and certain members of our management team may enter into new employment arrangements with the surviving corporation effective as of the completion of the merger;

•	it is anticipated that the Rollover Investors will be given the opportunity to invest in Parent on the same terms as H&F in connection with the merger;
•

it is anticipated that Parent will establish equity-based incentive compensation plans for management of the surviving corporation pursuant to which members of Catalina’s current and future management will be eligible to receive, in the aggregate, options and/or other equity awards representing up to 15% of the fully diluted common equity of Parent as of the closing of the merger (exclusive of any additional investment by the Rollover Investors), a portion of which may be contingent on the recipient making an investment in the common equity of Parent at the closing of the merger; and

•

Mr. Ubben has served as a member of our board of directors since May 2006 and is the co-founder and managing partner of ValueAct Capital. On March 8, 2007 an affiliate of ValueAct Capital entered into a merger agreement with Catalina providing for the proposed acquisition of Catalina by ValueAct Capital for a cash purchase price of $32.10 per share. Pursuant to the terms of the ValueAct Capital merger agreement, we paid ValueAct Capital a termination fee of $8,440,000 in order to terminate the ValueAct Capital merger agreement and enter into the merger agreement with Parent and Merger Sub.

•

Additionally, through April 17, 2007, the members of the initial special committee (as described in “The Merger—Background to the Merger) and of the special committee received a fee for their service on the initial special committee and the special committee of $108,250, in the aggregate. Additionally, Robert G. Tobin received a fee of $10,000 for his service as chairman of the initial special committee. Compensation of the initial special committee members and of the special committee members was not and is not contingent on the initial special committee or the special committee approving or recommending the merger or any other strategic alternative or the consummation of the merger or any other strategic alternative.

•

The special committee and our board of directors were aware of these interests and considered them, among other matters, prior to providing their respective recommendations with respect to the merger agreement and the merger.

Material United States Federal Income Tax Consequences (Page 63)

•

If you are a U.S. holder (as defined herein) of Catalina common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of Catalina common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares of Catalina common stock. If you are a non-U.S. holder (as defined herein) of Catalina common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. All holders of Catalina common stock (both U.S. holders and non-U.S. holders) should consult their own tax advisors for a full understanding of the U.S. federal income tax consequences of the merger.

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Regulatory Approvals (Page 65)

•

The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “Hart-Scott-Rodino Act”. The parties filed their respective notification and report forms with the Federal Trade Commission, which we refer to as the “FTC”, and the Antitrust Division of the U.S. Department of Justice, which we refer to as the “DOJ”, under the Hart-Scott-Rodino Act on April 26, 2007.

Conditions to the Merger (Page 82)

•	The consummation of the merger depends on the satisfaction or waiver of a number of conditions, including the following:
•	the merger agreement must have been adopted by the affirmative vote of holders of a majority of the outstanding shares of Catalina common stock entitled to vote at the special meeting;
•

the waiting period under the Hart-Scott-Rodino Act, any agreement with any governmental body not to consummate the merger and any other applicable foreign antitrust laws must have expired or been terminated, and all other required governmental authorizations to consummate the merger must have been obtained;

•

no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or governmental authority that prevents the consummation of the merger shall be in effect, and no law shall have been enacted or deemed applicable to the merger that makes the consummation of the merger illegal;

•	no legal proceeding shall be pending or threatened in which any governmental authority is a party:
•	challenging or seeking to restrain or prohibit the consummation of the merger;
•	relating to the merger and seeking to obtain from Parent or Catalina any damages or other relief that may be material to Parent or Catalina;
•	seeking to prohibit or materially limit Parent’s ability to exercise ownership rights with respect to any of the stock of the surviving corporation;
•	that could materially and adversely affect the right or ability of Parent or Catalina to own Catalina’s assets or operate Catalina’s business; or
•	seeking to compel any of Catalina, Parent or any of their respective subsidiaries to dispose of or hold separate any material assets;
•

the representations and warranties of each of Catalina, Parent and Merger Sub must be true and correct as of the date of the merger agreement and closing date in the manner described in “The Merger Agreement—Conditions to the Merger”;

•

Catalina, Parent and Merger Sub must have performed and complied in all material respects with all covenants and obligations that each is required to perform and comply with under the merger agreement;

•

Catalina must deliver to Parent a certificate, dated as of the effective time of the merger, with respect to the satisfaction of the foregoing conditions relating to Catalina’s representations, warranties, obligations and covenants;

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•

Parent must deliver to Catalina a certificate, dated as of the effective time of the merger, with respect to the satisfaction of the foregoing conditions relating to Parent and Merger Sub’s representations, warranties, obligations and covenants; and

•	a “Catalina material adverse effect” (as described in “The Merger Agreement—Representations and Warranties”) must not have occurred.
•	As of the date of this proxy statement, neither Catalina, Parent nor Merger Sub expects that any condition will be waived.

Restrictions on Solicitation of Other Offers (Page 76)

•

Pursuant to the terms of the merger agreement, we have agreed to immediately cease any discussions with all persons (other than Parent) relating to an acquisition proposal and to request that all confidential information previously furnished to any such person be promptly returned or destroyed.

•

Pursuant to the terms of the merger agreement, until the earlier of the consummation of the merger or the termination of the merger agreement, we have agreed that we and our subsidiaries (and our and our subsidiaries’ officers, directors, employees and other representatives) will not:

•	initiate, solicit, knowingly facilitate or knowingly encourage the making, submission or announcement of any acquisition proposal;
•

furnish any non-public information regarding Catalina and its subsidiaries, or grant any access to any of their respective properties, books, records or personnel, to any third party in response to any acquisition proposal;

•	engage in discussions or negotiations with any third party with respect to any acquisition proposal;
•	approve, endorse or recommend any acquisition proposal; or
•	enter into any contract providing for the consummation of any acquisition proposal.
•

Notwithstanding these restrictions, at any time prior to the adoption of the merger agreement and the approval of the merger by our stockholders, we are permitted to engage in discussions and negotiations with, and provide any non-public information to, any third party to the extent that we receive an unsolicited acquisition proposal, which could reasonably be expected to result in a superior offer, if, among other things, our board of directors concludes in good faith, after consultation with its outside counsel, that the failure to engage in discussions or negotiations with, or provide non-public information to, such third party would be inconsistent with the fiduciary duties of our board of directors under applicable law.

Termination of the Merger Agreement (Page 83)

•	The merger agreement may be terminated by mutual written consent of Catalina and Parent. The merger agreement may also be terminated in certain other circumstances, including:
•	by either Catalina or Parent, if:
•	the merger is not consummated on or before November 30, 2007;

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•

a court of competent jurisdiction or a governmental authority issues a final and nonappealable order, decree or ruling having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the merger; or

•	Catalina’s stockholders, at the special meeting or at any adjournment or postponement thereof, fail to adopt the merger agreement and approve the merger;
•	by Parent if:
•	a “triggering event” (as described in “The Merger Agreement—Termination of the Merger Agreement”) has occurred; or
•

Catalina has breached any of its representations, warranties, covenants or obligations under the merger agreement, which breach would cause the failure of certain conditions to closing of the merger and, in certain circumstances, such breach has not been cured within 10 days after receipt of written notice thereof and remains uncured at the time notice of termination is given;

•	by Catalina if:
•

Parent or Merger Sub has breached any of their respective representations, warranties, covenants or obligations under the merger agreement which breach would cause the failure of certain conditions to closing of the merger and, in certain circumstances, such breach has not been cured within 10 days after receipt of written notice thereof and remains uncured at the time notice of termination is given; or

•

prior to obtaining the required stockholder approval to adopt the merger agreement and approve the merger, our board of directors authorizes Catalina to enter into a written agreement for a transaction that constitutes a superior offer, provided that (i) Catalina complies with the terms of the merger agreement, including the terms described in “The Merger Agreement —Restrictions on Solicitation of Other Offers” and “The Merger Agreement—Adverse Recommendation Change”, and (ii) Catalina pays to Parent the termination fee described immediately below.

Expenses and Termination Fees (Page 84)

•

The merger agreement provides that Catalina will be required to pay to Parent a termination fee upon termination of the merger agreement under certain circumstances. Pursuant to the merger agreement, the termination fee is $50,640,000. We must pay the termination fee if:

•

prior to obtaining the required stockholder approval to adopt the merger agreement and approve the merger, Catalina terminates the merger agreement because our board of directors has authorized Catalina to enter into a written agreement for a superior offer; or

•	Parent terminates the merger agreement because a “triggering event” (as described in “The Merger Agreement—Termination of the Merger Agreement” has occurred.
•

Catalina will also be required to pay Parent a termination fee of $50,640,000 upon termination of the merger agreement if either Catalina or Parent terminates the merger agreement because Catalina’s stockholders, at the special meeting or at any adjournment or postponement thereof, fail to adopt the merger agreement and approve the merger and, prior to such termination:

•	an acquisition proposal is publicly disclosed or announced;

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•	such acquisition proposal has not been publicly withdrawn five business days prior to the date of the special meeting or any adjournment or postponement thereof; and
•

within 270 days following such termination, Catalina enters into a definitive agreement with respect to, or consummates, an “acquisition transaction” (as described in “The Merger Agreement—Restrictions on Solicitation of Other Offers”, but changing the references in the description from 20% to 50%).

•

Provided that Catalina is not in material breach of the merger agreement so as to cause certain conditions to the closing of the merger not to be satisfied, Parent has agreed to pay us a termination fee of $50,640,000 if we terminate the merger agreement due to Parent or Merger Sub having breached any of their respective representations, warranties, covenants or agreements under the merger agreement, which would give rise to the failure of certain conditions to the closing of the merger.

•

If the merger agreement is terminated by Parent or Catalina because Catalina’s stockholders, at the special meeting or any adjournment or postponement thereof, fail to adopt the merger agreement and approve the merger, Catalina has agreed to pay Parent an amount equal to the lesser of (i) $3,500,000 or (ii) the aggregate amount of all reasonable and documented out-of-pocket fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) actually incurred by or on behalf of Parent on or prior to the date of such termination in connection with the preparation and negotiation of the merger agreement and otherwise in connection with the merger, which amount shall be credited in certain circumstances against the termination fee, if such fee becomes payable.

Limited Guarantee (Page 87 and Annex G)

•

Pursuant to the limited guarantee, dated as of April 17, 2007, by H&F in favor of Catalina, which we refer to as the “limited guarantee”, H&F has agreed, among other things, to absolutely, unconditionally and irrevocably guarantee to Catalina, subject to the terms and conditions set forth in the limited guarantee, 100% of Parent’s obligation with respect to the payment of the termination fee payable by Parent to the Company, in certain circumstances, pursuant to the merger agreement, which we refer to as the “Parent termination fee”. The maximum aggregate amount payable by H&F (exclusive of certain reimbursement costs and expenses) under the limited guarantee is not to exceed the amount of the termination fee payable by Parent pursuant to the merger agreement.

Rights of Appraisal (Page 88 and Annex D)

•

Delaware law provides you with appraisal rights in the merger. This means that, if you fully comply with the procedures for perfecting appraisal rights provided for under Delaware law, you are entitled to have the fair value of your shares of Catalina common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share merger consideration. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement. To exercise your appraisal rights, you must deliver a written demand for appraisal to Catalina before the vote on the merger agreement at the special meeting and you must not vote in favor of the adoption of the merger agreement and the approval of the merger. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the “DGCL”, is attached to this proxy statement as Annex D.

Market Price of Catalina Common Stock (Page 91)

•

Catalina common stock trades on the NYSE under the trading symbol “POS”. On April 16, 2007, which was the last trading day before we announced the signing of the merger agreement, the price of Catalina common stock closed at $31.75 per share. On March 7, 2007, which was the last trading day before we

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announced the signing of a merger agreement by and among Catalina, CMC Holdings, LLC, and Catalina Merger Sub, Inc., which we refer to as the “ValueAct Capital merger agreement”, the price of Catalina common stock closed at $29.85 per share. On December 7, 2006, which was the last trading day before disclosure of the initial unsolicited expression of interest received by Catalina from the initial inquirer with respect to the acquisition of Catalina and our press release announcing the formation of the initial special committee, Catalina common stock closed at $24.23 per share. On [•], 2007, which was the last trading day before the date of this proxy statement, Catalina common stock closed at $[•] per share.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following discussion is intended to address briefly some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a Catalina stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully.

Q:	What is the proposed transaction?
A:

The proposed transaction is the acquisition of Catalina by Parent, an entity wholly owned by H&F, pursuant to the merger agreement. Our board of directors (except for Mr. Ubben, who recused himself from board deliberations relating to the merger due to his possibly conflicting interest) approved the merger agreement on the unanimous recommendation of a special committee comprised entirely of independent and disinterested directors. The special committee included all of the directors of the Company except Mr. Ubben and Mr. Buell, Catalina’s Chief Executive Officer. Once the merger agreement has been adopted and the merger has been approved by Catalina’s stockholders, and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into Catalina. Catalina will be the surviving corporation and a wholly owned subsidiary of Parent.

Q:	What will I receive in the merger?
A:

Upon completion of the merger, you will be entitled to receive $32.50 in cash, without interest and less any required withholding taxes, for each share of Catalina common stock that you own, unless you have exercised your appraisal rights with respect to the merger. For example, if you own 100 shares of Catalina common stock, you will receive $3,250.00 in cash in exchange for your shares of Catalina common stock, less any required withholding taxes. You will not own any shares in the surviving corporation.

Q:	Where and when is the special meeting?
A:	The special meeting of stockholders of Catalina will be held on [•], 2007, starting at [•], Eastern Time, at [•].
Q:	What matters will be voted on at the special meeting?
A:	You will be asked to consider and vote on the following proposals:
•	to adopt the merger agreement and approve the merger; and
•

to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and approve the merger.

You will also, to the extent applicable, be asked to act upon other business that may properly come before the special meeting or any adjournment or postponement thereof.

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Q:	Who is entitled to vote at the special meeting?
A:

Only the holders of Catalina common stock at the close of business on [•], 2007, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

Q:	What constitutes a quorum for the special meeting?
A:

The holders of a majority of the voting power of the shares of Catalina common stock entitled to be voted at the special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at such meeting.

Q:	What vote is required for Catalina stockholders to adopt the merger agreement and approve the merger?
A:

The vote required to adopt the merger agreement and approve the merger is the affirmative vote of the holders of a majority of the shares of Catalina common stock outstanding and entitled to vote at the special meeting. As of the record date for the special meeting, ValueAct Capital owns approximately [•]% of the shares of Catalina common stock and Antaeus Enterprises Inc. and Mr. Beinecke collectively own approximately [•]% of the shares of Catalina common stock. ValueAct, Antaeus Enterprises Inc. and Mr. Beinecke have agreed, pursuant to the ValueAct Capital voting agreement and the Antaeus voting agreement, respectively, to vote all such shares of Catalina common stock “FOR” the proposal to adopt the merger agreement and approve the merger. The outcome of these votes is not assured by virtue of these voting agreements.

Q:	How do the directors and executive officers of Catalina intend to vote?
A:

Each of the directors and current executive officers has advised us that he or she currently plans to vote all of his or her shares of Catalina common stock, and shares of Catalina common stock owned by any of their affiliates over which they exercise voting control, in favor of the adoption of the merger agreement and the approval of the merger.

Q:	What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies?
A:

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the votes cast by the holders of all of the shares of Catalina common stock present or represented by proxy at the special meeting.

Q:	How does Catalina’s Board of Directors recommend that I vote?
A:

Our board of directors, acting upon the unanimous recommendation of the special committee, unanimously (except for Mr. Ubben, who recused himself from board deliberations relating to the merger due to his possibly conflicting interest) recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger. You should read “The Merger—Recommendation of the Special Committee and Board of Directors; Reasons for Recommending Adoption of the Merger Agreement and Approval of the Merger” for a discussion of the factors that the special committee and our board of directors considered in deciding to recommend the adoption of the merger agreement and the approval of the merger.

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Q:	What effects will the merger have on Catalina?
A:

As a result of the consummation of the merger, Catalina will cease to be a publicly traded company and will be wholly owned by Parent. You will no longer have any interest in our future earnings or growth. Following consummation of the merger, the registration of Catalina common stock and our reporting obligations with respect to Catalina common stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the merger, shares of Catalina common stock will no longer be listed on any stock exchange or quotation system, including the NYSE.

Q:	What happens if the merger is not consummated?
A:

If the merger agreement is not adopted by Catalina’s stockholders or if the merger is not completed for any other reason, Catalina’s stockholders will not receive any payment for their shares of Catalina common stock in connection with the merger. Instead, Catalina will remain an independent public company and Catalina common stock will continue to be listed and traded on the NYSE. Under specified circumstances, Catalina may be required to pay Parent a termination fee or reimburse Parent for its out-of-pocket expenses as described under the caption “The Merger Agreement—Expenses and Termination Fees” beginning on page 84.

Q:	What happened to the ValueAct Capital merger agreement?

A:

The ValueAct Capital merger agreement has been terminated by Catalina and the related termination fee of $8,440,000 has been paid to ValueAct Capital in order to permit Catalina to enter into the merger agreement with Parent and Merger Sub. Our board of directors determined that the merger agreement with Parent and Merger Sub constituted a “superior offer” (as defined in the ValueAct Capital merger agreement). See “The Merger-Background of the Merger” for a description of the process by which our board of directors considered H&F’s offer to be superior and terminated the ValueAct Capital merger agreement.

Q:	What do I need to do now?
A:

We urge you to read this proxy statement carefully and in its entirety, including its annexes and the documents referred to or incorporated by reference in this proxy statement, and to consider how the merger would affect you. You can ensure that your shares of Catalina common stock are voted at the special meeting by submitting your proxy via:

•	telephone, using the toll-free number listed on each proxy card;
•	the Internet, at the address provided on each proxy card;
•	mail, by completing, signing, dating and mailing each proxy card and returning it in the envelope provided.

If you fail to submit a proxy or vote your shares of Catalina common stock, or if you do not instruct your broker how to vote any shares of Catalina common stock held for you in a brokerage account, the effect will be the same as a vote against the proposal to adopt the merger agreement and approve the merger for the purposes of determining whether the holders of a majority of the outstanding shares of Catalina common stock approved the proposal to adopt the merger agreement and approve the merger as required under Delaware law. Failure to submit a proxy, provide instructions to your broker or to attend the special meeting will not affect the outcome of the vote on the proposal to adjourn the special meeting.

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Q:	If my shares of Catalina common stock are held in “street name” by my broker, bank or other nominee will my broker, bank or other nominee vote my shares of Catalina common stock for me?
A:

Only if you provide instructions on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares of Catalina common stock. Without those instructions, your shares of Catalina common stock will not be voted, which will have the same effect as voting against the adoption of the merger agreement and the approval of the merger.

Q:	Should I send in my stock certificates or other evidence of ownership now?
A:

No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your stock certificates for the per share merger consideration. If your shares of Catalina common stock are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares of Catalina common stock in exchange for the per share merger consideration. Please do not send your certificates with your proxy.

Q:	Can I change my vote or revoke my proxy?
A:

Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are a registered stockholder, you may revoke your proxy by notifying Catalina’s Corporate Secretary in writing at Catalina Marketing Corporation, 200 Carillon Parkway, St. Petersburg, Florida 33716, Attn:  Corporate Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person (in such case, you must revoke your proxy or vote in person; simply attending the special meeting will not cause your proxy to be revoked).

Please note that if you hold your shares of Catalina common stock in “street name” and you have instructed a broker, bank or other nominee to vote your shares of Catalina common stock, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:	What does it mean if I get more than one proxy card?
A:

If your shares of Catalina common stock are registered differently or are held in more than one account, you will receive more than one proxy card. Please complete and return all of the proxy cards you receive (or submit each of your proxies by telephone or the Internet by following the instructions described in the proxy card) to ensure that all of your shares of Catalina common stock are voted.

Q:	What happens if I sell my shares of Catalina common stock before the special meeting?
A:

The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of Catalina common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $32.50 per share in cash to be received by our stockholders in the merger. In order to receive the $32.50 per share in cash, you must hold your shares of Catalina common stock through completion of the merger.

Q:	Who will count the votes?
A:	A representative of our transfer agent, Mellon Investor Services, LLC, will count the votes.

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Q:	Who will bear the cost of this solicitation?
A:

The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by Catalina. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of Catalina, none of whom will receive additional compensation with respect to any such solicitation.

Q:	Will a proxy solicitor be used?
A:

Yes. Catalina has retained Georgeson Inc., which we refer to as “Georgeson”, to assist in the solicitation of proxies for the special meeting and Catalina estimates that it will pay Georgeson a base fee of approximately $12,500. Catalina has also agreed to reimburse Georgeson for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify Georgeson against certain losses, costs and expenses.

Q:	Who can help answer my other questions?
A:

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Catalina common stock, or need additional copies of the proxy statement or the enclosed proxy card, please call Catalina Investor Relations at (727) 579-5116 or Georgeson, our proxy solicitor, toll-free at (866) 541-3556.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet”, “The Merger”, “The Merger—Opinions of Goldman, Sachs & Co. and Lazard Frères & Co. LLC” and in statements containing the words “aim”, “anticipate”, “are confident”, “estimate”, “expect”, “will be”, “will continue”, “will likely result”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Catalina or on the merger and related transactions. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;
•	the outcome of any legal proceedings that have been or may be instituted against Catalina and others relating to the merger agreement;
•

the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, any agreement with any government body not to consummate the merger and any other applicable foreign antitrust laws;

•	the failure to obtain the necessary financing arrangements set forth in commitment letters received by H&F, Parent or Merger Sub in connection with the merger agreement;
•	the failure of the merger to close for any reason;
•	the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending merger;
•	the effect of the announcement of the merger on our client and retailer relationships, operating results and business generally;
•	the ability to recognize the benefits of the merger;
•	the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger;

and other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-Q and 10-KT. See “Where You Can Find Additional Information” beginning on page 94. Many of the factors that will determine our future results or the consummation of the merger are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the

17

statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

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THE PARTIES TO THE MERGER

Catalina Marketing Corporation

Catalina is a leading provider of behavior-based communications at the point of sale. Catalina was founded on the premise that the combination of access to consumers and insight into their actual purchase behavior would enable more effective, cost-efficient promotions than traditional marketing approaches. Today, Catalina combines unparalleled insight into consumer purchase behavior with dynamic consumer access. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Catalina offers an array of behavior-based promotional messaging, loyalty programs and direct-to-patient information.

Catalina is incorporated in the state of Delaware with its principal executive offices at 200 Carillon Parkway, St. Petersburg, Florida 33716. Catalina’s telephone number is 727-579-5000. Catalina is publicly traded on the NYSE under the symbol “POS”.

Parent

Parent is a Delaware corporation with its principal offices at c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111; Telephone: 415-788-5111. Parent was formed on April 11, 2007, solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Parent has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Parent is an entity wholly owned by a private investment fund affiliated with H&F.

Merger Sub

Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent, with its principal offices at c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111; Telephone: 415-788-5111. Merger Sub was formed on April 11, 2007, solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on [•], starting at [•] Eastern Time, at [•] or at any adjournment or postponement thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the adoption of the merger agreement and the approval of the merger. Our stockholders must adopt the merger agreement and approve the merger and the required vote described below must be obtained for the merger to occur. If our stockholders fail to adopt the merger agreement and approve the merger, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [•], 2007.

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Record Date and Quorum

The holders of record of Catalina common stock as of the close of business on [•], 2007, the record date for the special meeting, are entitled to receive notice of and to vote at, the special meeting. On the record date, [•] shares of Catalina common stock were outstanding.

The holders of a majority of the outstanding shares of Catalina common stock on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Catalina common stock held in treasury by Catalina or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share of Catalina common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

Required Vote

Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the shares of Catalina common stock outstanding on the record date and entitled to vote at the special meeting. Each holder of record of shares of Catalina common stock entitled to vote will have the right to one vote for each such share of Catalina common stock held. A failure to submit a proxy or vote your shares of Catalina common stock or an abstention will have the same effect as a vote against the adoption of the merger agreement and the approval of the merger.

As of [•], 2007, the record date, the directors and current executive officers of Catalina beneficially owned, in the aggregate, [•] shares of Catalina common stock, or approximately [•]% of the outstanding shares of Catalina common stock, approximately [•] shares of which were owned by Mr. Beinecke (including shares owned by Antaeus Enterprises Inc., an affiliate of Mr. Beinecke). The directors and current executive officers have informed Catalina that they currently intend to vote all of their shares of Catalina common stock “FOR” the adoption of the merger agreement and the approval of the merger and “FOR” any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger. Additionally, as described in “Voting Agreements” beginning on page 86, ValueAct Capital, Antaeus Enterprises Inc. and Mr. Beinecke have entered into voting agreements pursuant to which each of them has agreed, among other things, to vote or cause to be voted all shares of Catalina common stock owned by such party in favor of the proposal to adopt the merger agreement and approve the merger. ValueAct Capital and its affiliates owned approximately [•]% of the outstanding shares of Catalina common stock as of the record date for the special meeting. The outcome of these votes is not assured by virtue of the Antaeus voting agreements or ValueAct Capital merger agreement.

Proxies; Revocation

If you are a stockholder of record and submit a proxy by telephone or the Internet by following the instructions described in the proxy card or by returning a signed proxy card by mail, your shares of Catalina common stock will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card but no voting instructions are indicated, your shares of Catalina common stock will be voted “FOR” the adoption of the merger agreement and the approval of the merger and “FOR” any adjournment of the special meeting, if necessary or appropriate to solicit additional proxies.

If your shares of Catalina common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares of Catalina common stock using the instructions provided by your broker, bank or other nominee. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee for directions on how to vote your shares of Catalina common stock. Under applicable rules, brokers who hold shares of Catalina common stock in “street name” for customers may not exercise their voting discretion with respect to the

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approval of non-routine matters such as the proposal to adopt the merger agreement and approve the merger and thus, absent specific instructions from the beneficial owner of such shares of Catalina common stock, brokers are not empowered to vote such shares of Catalina common stock with respect to such proposal (i.e., “broker non-votes”). Shares of Catalina common stock held by persons attending the special meeting but not voting, or shares of Catalina common stock for which Catalina has received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and properly executed broker non-votes, if any, will be treated as shares of Catalina common stock that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists but will have the same effect as a vote “AGAINST” the adoption of the merger agreement and the approval of the merger.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise our Corporate Secretary in writing, at Catalina Marketing Corporation, 200 Carillon Parkway, St. Petersburg, Florida 33716, Attn: Corporate Secretary, submit a proxy by telephone, the Internet or mail dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares of Catalina common stock in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

Please note that if you have instructed your broker, bank or other nominee to vote your shares of Catalina common stock, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change these instructions.

Catalina does not expect that any matter other than the adoption of the merger agreement and the approval of the merger (and the approval of the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies) will be brought before the special meeting. If, however, any such other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares of Catalina common stock represented by duly executed proxies in accordance with their discretion and judgment.

Submitting Proxies Via the Internet or by Telephone

Stockholders of record and many stockholders who hold their shares of Catalina common stock through a broker, bank or other nominee will have the option to submit their proxies or voting instructions via the Internet or by telephone by following the instructions described in the proxy card. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a stockholder of record or your shares of Catalina common stock are held in “street name” by your broker, bank or other nominee. If your shares of Catalina common stock are held in “street name”, you should check the proxy card provided by your broker, bank or other nominee to see which options are available and the procedures to be followed.

In addition to submitting the enclosed proxy card by mail, Catalina stockholders of record may submit their proxies:

•	via the Internet, at the address provided on each proxy card; or
•	by telephone, using the toll-free number listed on each proxy card.

Adjournments

Although it is not currently expected, the special meeting may be adjourned, if necessary, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger. Any adjournment may be made without notice (if the adjournment is not for more than thirty days) by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, holders of a majority of the combined voting power of common stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by Catalina in which no voting instructions are provided on such matter will

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be voted in favor of an adjournment in these circumstances. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Catalina’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Our board of directors recommends that you vote “FOR” the proposal to adjourn the special meeting, if necessary to solicit additional proxies if there are insufficient votes at the time of the special committee to adopt the merger agreement and approve the merger.

Solicitation of Proxies; Expenses

Catalina will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Catalina may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. Catalina will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Catalina has retained Georgeson, a proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting and will pay Georgeson a base fee of $12,500 plus reimbursement of out-of-pocket expenses. In addition, we have agreed to indemnify Georgeson against any losses arising out of that firm’s proxy soliciting services on our behalf.

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THE MERGER

Background to the Merger

Pre Process Background

Our board of directors and management team regularly evaluate our business and operations, as well as our long-term strategic goals and alternatives. Our board of directors and management team regularly receive inquiries and consider opportunities to enter into transactions that could complement, enhance or expand our current business or services or that might otherwise offer growth opportunities for Catalina and enhance stockholder value.

From time to time, our board of directors or management has received inquiries or suggestions to the effect that Catalina’s stockholders may benefit from a transaction involving Catalina, including a possible sale of Catalina. For a variety of reasons and based on circumstances from time to time, our board of directors has previously chosen not to explore these alternatives or has determined, following a brief investigation, not to pursue any such transaction. In each case, such decision was made based on our board of directors’ determination of what they believed to be in the long-term best interests of Catalina’s stockholders.

More recently, in early August 2006, a financial institution made a request to Mr. Buell, Catalina’s Chief Executive Officer, that Catalina provide confidential, non-public business and financial information to the financial institution for the purposes of determining whether a corporate transaction involving Catalina and a private equity investor would be possible. On August 14, 2006, a meeting of our board of directors (including all of the directors except for Mr. Buell) was convened to discuss whether it was advisable to provide information to the financial institution in view of the then-current financial position of Catalina, its long-term potential (particularly with respect to the ability to achieve long-term growth in value for stockholders), then-current initiatives and other factors. Following a discussion, the non-management directors determined that Catalina should not pursue such a transaction at that time, that it was not appropriate for Catalina to provide confidential information in response to the request for information from the financial institution, and that management should continue to focus on the business of Catalina.

In mid-October 2006, a representative of H&F contacted Mr. Ubben to discuss H&F’s interest in a possible acquisition of Catalina. H&F also conveyed its desire to commence a due diligence review of Catalina to verify its preliminary valuation of Catalina. On October 20, 2006, H&F delivered to our board of directors a written indication of interest to acquire all of the outstanding shares of Catalina common stock for $33-34 in cash per share, subject to completion of financial, business, legal and other due diligence, the receipt of the requisite debt financing and the execution of definitive agreements.

Deliberations of the Initial Special Committee

On November 9, 2006, our board of directors met to discuss H&F’s written indication of interest and to discuss establishing a special committee to determine whether a possible transaction would be in the best interests of Catalina and its stockholders. At the request of our board of directors, representatives of Goldman, who had been Catalina’s financial advisor on various matters since April 2004, also attended this meeting and provided our board of directors with Goldman’s views regarding how Catalina’s then-current and long-term value could be assessed and possible strategic alternatives that might be available to Catalina. During discussions, Mr. Ubben informed the other members of our board of directors that, at the offering price range suggested by H&F, ValueAct Capital would agree to sell its shares of Catalina common stock. Mr. Ubben further advised our board of directors at that time that ValueAct Capital was not interested in pursuing a transaction to acquire the balance of outstanding shares of Catalina common stock it did not own. After discussion, our board of directors approved the formation of a special committee, which we refer to as the “initial special committee”, composed of independent directors Robert G. Tobin, Eugene P. Beard and Jeffrey W. Ubben, with the authority to determine whether a sale of, or other transaction involving, all or a portion of Catalina’s assets or outstanding securities, which we refer to as a “possible

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transaction”, was or may be in the best interests of Catalina and its stockholders. Mr. Tobin was elected chairman of the initial special committee.

On November 15, 2006, the initial special committee met to approve the engagement of its outside financial and legal advisors, and discuss the process and timeline for exploring strategic alternatives for Catalina. Representatives of Paul, Hastings, Janofsky & Walker LLP, which we refer to as “Paul Hastings”, also attended the meeting at the request of the initial special committee and noted that the members of the initial special committee, and its legal and financial advisors, should be disinterested, independent and free of any interest that would interfere with such parties’ exercise of independent judgment in evaluating a possible transaction. The initial special committee determined that each member of the initial special committee was free of any interest that would interfere with such member’s exercise of independent judgment regarding evaluating a possible transaction as a member of the initial special committee.

During this meeting, the initial special committee also discussed the formal engagement of Goldman as financial advisor and Paul Hastings, Catalina's outside corporate counsel, as legal counsel. After discussion, the initial special committee decided to formally engage Goldman and Paul Hastings, subject to negotiation of acceptable engagement letters, as financial advisor and legal counsel, respectively. The initial special committee then discussed the general terms of engaging Goldman and authorized Paul Hastings to negotiate the engagement letter with Goldman on behalf of the initial special committee consistent with these terms.

On November 20, 2006, the initial special committee met with representatives of Goldman to discuss the criteria for potential participants in a transaction process and to obtain Goldman’s view as to potential parties that may be interested in a possible transaction. During the week of November 20, 2006, Goldman, at the request of the initial special committee, commenced a selective marketing process and began contacting potential bidders. Of the [•] potential bidders contacted by Goldman, eight executed confidentiality agreements and held meetings with management of Catalina during the weeks of November 27, 2006 and December 4, 2006, including H&F, who entered into a confidentiality agreement with Catalina on November 29, 2006. Preliminary indi cations of interest regarding a possible transaction with Catalina were requested to be submitted by December 12, 2006. Following such meetings with management, four firms withdrew from the process and three financial buyers (in addition to H&F who had submitted a preliminary indication of interest of $33-34 per share) submitted preliminary indications of interest, proposing initial bids of $28-30, $30-32 and $32-$34 per share.

On December 4, 2006, Catalina entered into an engagement letter with Goldman confirming the arrangements under which Goldman was engaged by Catalina as financial advisor in connection with the possible transaction.

On December 8, 2006, the Reuters news service published an article indicating that Catalina was for sale, that Goldman was conducting the sale process and that Catalina received offers in the $30-per-share range from as many as six private equity firms. On the same day following publication of the Reuters article, Catalina issued a press release announcing that it had engaged Goldman, as financial advisor, following receipt of an unsolicited expression of interest from a third party private equity firm with respect to the potential acquisition of Catalina. The press release also stated that our board of directors had formed the initial special committee, which authorized Goldman to solicit expressions of interest from other third parties and advise the initial special committee with respect to the consideration of any such expressions of interest and the advisability of pursuing a sale of Catalina. Catalina’s press release also noted that no decisions with respect to a sale of Catalina had been made and that there could be no assurance that a formal proposal or offer would be presented and, if presented, that a sale transaction would be approved by our board of directors. Catalina’s closing stock price on December 7, 2006 was $24.23 per share. Catalina’s closing stock price on December 8, 2006 was $29.11 per share.

On December 13, 2006, the initial special committee held a meeting during which representatives of Goldman reviewed with the initial special committee Goldman’s comparative analysis of the preliminary indications of interest received from interested third parties, as well as a valuation analysis of Catalina and analysis of various strategic alternatives potentially available to Catalina. Goldman also discussed efforts to contact companies who might be interested in a strategic merger or acquisition transaction and the apparent lack of significant interest of strategic parties in pursuing a possible transaction with Catalina. After a discussion, the initial special committee determined that it would be beneficial to the process to request that Goldman or another financial institution offer

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acquisition financing to potential acquirers, which we refer to in this proxy statement as “stapled financing”. The initial special committee believed that the existence of stapled financing could encourage potential bidders to offer a higher price for Catalina based on the ability to raise a significant amount of debt financing on market-based terms. However, the initial special committee noted that a potential bidder’s decision whether or not to use the stapled financing would not influence the initial special committee in terms of selecting a transaction partner.

During this meeting, representatives of Goldman and members of management of Catalina informed the initial special committee that following the Reuters’ article and Catalina’s press release, additional private equity firms and potential strategic parties contacted Goldman and Catalina expressing interest in a possible transaction, which we refer to collectively as the “additional inquirers”. The initial special committee then discussed the impact of the Reuters article on the exploratory process of the initial special committee and determined to expand Catalina’s process to include several of these additional inquirers. Of the additional inquirers discussed, four financial buyers ultimately executed confidentiality agreements and held meetings with management of Catalina during the week of December 18, 2006. These additional inquirers were requested to submit preliminary indications of interest to acquire Catalina by December 21, 2006. In response, all four additional inquirers submitted preliminary indications of interest (in addition to the four preliminary bids previously submitted). Of these additional inquirers, three proposed initial bids of $28-30 per share and one proposed an initial bid of up to $35 per share. At that time, none of the strategic parties who were additional inquirers decided to execute confidentiality agreements or make a transaction proposal.

On December 22, 2006, the initial special committee met to discuss the eight preliminary indications of interest received by Catalina’s representatives. Representatives of Goldman and Paul Hastings also attended this meeting. Following a discussion of the offers received and the level of interest expressed by the bidders, the initial special committee instructed Goldman to invite the four highest bidders, including H&F, to continue to participate in the process, commence detailed due diligence and receive additional presentations from Catalina’s management in January 2007. Meetings were held with three of these four parties and their advisors and financing sources at Catalina’s headquarters between January 3, 2007 and January 11, 2007, during which Catalina’s management delivered presentations regarding Catalina’s business, financial results, financial forecasts and prospects, and answered questions directed to them from the meeting participants.

From December 29, 2006 through February 5, 2007, the date that definitive proposals were requested to be submitted to the special committee, which we refer to as the “final bid date”, each of the four prospective buyers and their advisors conducted a more detailed due diligence review of Catalina, including an examination of Catalina’s accounting and tax workpapers and other agreements and documents made available by Catalina. The prospective buyers also involved their financing sources and their financing sources’ legal counsel in their due diligence investigation. In addition to the management presentations, members of Catalina’s management team and Goldman participated in multiple in person and telephonic due diligence meetings with the prospective buyers and their representatives, covering a variety of due diligence topics, including those related to financial matters, accounting matters, management forecasts, sales, business unit prospects, operations, customers, partners, strategies, Catalina’s color printer rollout, legal matters, environmental matters, industry trends and conditions, and Catalina’s current capital structure.

On January 12, 2007, the initial special committee convened and discussed whether to retain an additional financial advisor to deliver an opinion to the initial special committee with respect to the fairness of the consideration offered in a possible sale transaction involving Catalina. The initial special committee considered retaining an additional financial advisor to provide an opinion because of the potential provision by Goldman of the stapled financing. Representatives of Goldman also attended this meeting and recommended to the initial special committee that it engage an additional financial advisor to deliver a fairness opinion. After representatives of Goldman were excused from the meeting, the initial special committee members discussed potential financial advisors to engage to deliver a fairness opinion. On January 20, 2007, following receipt of proposals and qualifications from various financial advisors, the initial special committee convened and determined to engage Lazard to deliver such a fairness opinion.

At the January 12, 2007 meeting, Mr. Buell informed the initial special committee of his and certain other members of management’s desire to engage Foley & Lardner LLP, which we refer to as “Foley”, as its legal counsel in connection with the negotiation of certain employment, equity and related arrangements for executive

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management that may be entered into in connection with a possible transaction. The initial special committee discussed the legal services performed by Foley for Catalina in the past and determined that such work would not provide Foley with an unfair advantage or other significant conflict in negotiations relating to a possible transaction. Following detailed discussions, the initial special committee determined that Catalina should waive any conflicts based on Foley’s representation of management and authorized Catalina to be financially responsible for Foley’s fees and expenses in representing management in connection with a possible transaction.

By January 15, 2007, two of the four participants invited to continue to participate in the process had withdrawn from the process. On January 17, 2007, a draft merger agreement prepared by Paul Hastings, in consultation with the initial special committee, Catalina’s management and Goldman, was made available to the remaining prospective buyers, including H&F.

On January 21, 2007, Goldman, at the direction of the initial special committee, sent final bid instruction letters to both of the remaining prospective buyers, including H&F, requesting that definitive proposals be submitted by February 5, 2007, the final bid date. On January 26, 2007, the initial special committee convened to discuss the process with representatives of Goldman, Lazard, Paul Hastings and the management of Catalina. Mr. Buell informed the initial special committee that the chief executive officer of a strategic buyer, which we refer to as the “strategic buyer”, had approached him to discuss a possible transaction with Catalina. Following discussions and given the close proximity to the final bid date, the initial special committee directed Goldman to contact the strategic buyer and request that the strategic buyer enter into a confidentiality agreement and submit a written indication of interest by January 28, 2007, including a description of the financial resources to be used in connection with the proposed purchase of Catalina. The strategic buyer failed to enter into a confidentiality agreement or submit a written indication of interest and on February 1, 2007 the strategic buyer informed Goldman that it had withdrawn from the sale process.

As of February 1, 2007, Catalina entered into an engagement letter with Lazard and agreed, among other things, to the terms upon which Lazard was specifically retained to provide an opinion to Catalina as to the fairness to Catalina’s common stockholders, from a financial point of view, of the proposed consideration to be paid to Catalina’s common stockholders in connection with a possible sale transaction involving Catalina. Lazard was not generally retained to act as financial advisor to Catalina at this time. Catalina also entered into a confidentiality agreement, dated as of January 31, 2007, and an indemnification agreement, dated as of February 1, 2007, with Lazard.

On the final bid date, the initial special committee received a definitive bid from H&F to acquire all of the shares of Catalina common stock for $29.25 per share in cash, which included debt and equity commitment letters, a mark-up of their comments to the draft merger agreement and a limited guarantee of the commitments of the proposed purchaser by H&F. The other remaining prospective buyer, also a private equity firm, requested an additional day to prepare its definitive bid. On February 6, 2007, the initial special committee met to discuss the terms of the definitive bid received from H&F and the reasons provided by H&F for submitting an offer substantially below its preliminary indication of interest. Following detailed discussions, the initial special committee determined that, in light of Catalina’s financial performance and future prospects, the bid was inadequate and not in the best interests of Catalina or its stockholders and should not be recommended to our board of directors. On that same day, following the meeting of the initial special committee, the other remaining prospective buyer submitted its definitive bid to acquire all of the shares of Catalina common stock for $29.00 per share in cash, which also included debt and equity commitment letters, a mark-up of the draft merger agreement and a limited guarantee of the commitments of the proposed purchaser by the private equity fund.

On the morning of February 7, 2007, Mr. Ubben called Mr. Beinecke to inform Catalina that ValueAct Capital was prepared to lead a transaction in which ValueAct Capital would purchase all of the outstanding stock of Catalina not already owned by ValueAct Capital or its affiliates for $31-32 per share in cash. At the suggestion of Mr. Beinecke, Mr. Ubben called a partner from Paul Hastings and confirmed his statement of ValueAct Capital’s intention. Mr. Ubben also informed Mr. Beinecke and the Paul Hastings partner that, in connection with entering into an agreement to acquire Catalina, ValueAct Capital would be willing to commit to vote in favor of any third party proposal that may subsequently be made that is superior to ValueAct Capital’s proposal. Mr. Ubben agreed with the suggestion of the Paul Hastings partner that he resign from the initial special committee and he promptly

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did so, confirming such resignation in a writing dated February 7, 2007. Catalina’s stock price on February 7, 2007 was $28.86 per share.

Following Mr. Ubben’s resignation from the initial special committee, the two remaining members of the initial special committee convened and discussed ValueAct Capital’s proposal, the second definitive bid received, as well as strategic alternatives that could be pursued by Catalina. Representatives of Goldman also attended the meeting. The initial special committee directed representatives of Goldman to contact Mr. Ubben to discuss whether ValueAct Capital itself had sufficient capital available to provide 100% of the required equity portion implied by ValueAct Capital’s offer. The initial special committee also determined that, in light of Catalina’s financial performance and future prospects, the second definitive bid received was inadequate and not in the best interests of Catalina or its stockholders and should not be recommended to our board of directors. The initial special committee instructed Goldman to communicate to each of the bidders that they must increase their bids to the range of their preliminary indications of interest or the initial special committee would consider their interest in a possible transaction as having been terminated. In response to this communication, H&F submitted a revised written proposal, increasing its offer of $29.25 per share to $30.50 (conditioned upon the completion of additional due diligence), while the other bidder orally increased its offer from $29.00 per share to $29.50.

On February 8, 2007, our board of directors appointed Mr. Beinecke as a member of the initial special committee based on his participation in meetings of the initial special committee and his familiarity with the initial special committee’s mandate and the process that had been conducted through that date. The re-constituted three-member initial special committee met on the same day. Representatives of Goldman also attended the meeting and discussed with the initial special committee its valuation analysis of Catalina and Goldman’s analysis of the offers received. Taking into account Goldman’s valuation analysis and the offers received to date, the initial special committee determined that the revised bids received should not be recommended to our board of directors and instructed Goldman to communicate to each of the bidders that it must increase its offering price to at least $32 per share or the initial special committee will consider its interest as having been terminated. In response to that communication, H&F orally increased its offer from $30.50 to $31 per share and the other bidder confirmed it would not increase its bid above its then-current offer of $29.50. Mr. Buell, with the prior authorization of the initial special committee, spoke to the senior managing director of the lower bidder, who confirmed to Mr. Buell his understanding that the initial special committee would consider his firm’s interest in pursuing a possible transaction terminated for failure to increase its bid above $29.50.

On February 9, 2007, the initial special committee convened and determined that the two definitive bids received to date were inadequate and not in the best interests of Catalina or its stockholders and should not be recommended to our board of directors. The initial special committee instructed Goldman to communicate to H&F and the other bidder that their respective bids had been rejected and that the initial special committee considered their interest in pursuing a possible transaction as having been terminated. Representatives of Goldman also attended the meeting and provided a brief review and update to the initial special committee of their view regarding how Catalina’s value could be assessed and possible strategic alternatives that may be available to Catalina. The initial special committee also discussed with Goldman the possibility of pursuing a transaction with ValueAct Capital and the credibility of ValueAct Capital’s offer to purchase Catalina.

On February 12, 2007, the initial special committee convened to discuss the process to date and the appropriateness of pursuing a transaction with ValueAct Capital at that time. Following a detailed discussion of potential scenarios to assure substantive and procedural fairness in connection with a possible transaction with ValueAct Capital, including shutting down the process for a sufficient “cooling-off” period, and various potential alternatives to such a transaction, such as pursuing other strategic options such as a recapitalization of Catalina, the initial special committee determined that it was in the best interests of Catalina and its stockholders not to proceed with any of the parties who submitted offers to acquire Catalina, including ValueAct Capital. This decision was based on a variety of factors, including the strength of Catalina’s operating performance, the long-term prospects and opportunities for Catalina and its operating units, the lack of a third party offer that the initial special committee believed appropriately valued such future prospects and opportunities, and the uncertainty and risk of pursuing a transaction with ValueAct Capital. After delivering its recommendations to our board of directors and management, the initial special committee was dissolved.

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In connection with the engagement of Goldman and the process of determining whether to recommend to our board of directors that Catalina enter into a possible transaction, as described above, the initial special committee met 15 times between November 15, 2006 and February 12, 2007.

On February 14, 2007, Catalina issued a press release announcing that Catalina received offers at premiums to the then-current trading values of shares of Catalina common stock. The press release also stated that the initial special committee decided not to proceed with any of the interested parties because it was not in the best interest of Catalina’s stockholders based on a variety of factors including the strength of Catalina’s operating performance as well as the long-term prospects and opportunities for Catalina and its operating units. The closing price of Catalina common stock on that day, following the dissemination of such press release, was $27.84 per share.

Deliberations of the Special Committee leading to Recommendation of a Proposed Transaction with ValueAct Capital

On the morning of February 20, 2007, our board of directors received a written proposal by ValueAct Capital, dated February 19, 2007, to acquire by merger 100% of the outstanding equity interests that it did not already own for $32.00 per share in cash. The offer letter indicated that ValueAct Capital intended to finance the transaction with a combination of an additional equity investment from ValueAct Capital and third-party debt financing to be underwritten by one or more financial institutions. The written proposal confirmed ValueAct Capital’s willingness to commence negotiations of a merger agreement immediately, with a view to executing the ValueAct Capital merger agreement within one week. The offer letter also specifically contemplated that the ValueAct Capital merger agreement would contain fiduciary duty protections for our board of directors, including a “go-shop” period. During the proposed 21 day “go-shop” period after execution of the ValueAct Capital merger agreement, Catalina would be free to solicit superior alternative proposals and to terminate the ValueAct Capital merger agreement to accept such a proposal. If the ValueAct Capital merger agreement were terminated during the “go-shop” period to accept a superior proposal, Catalina would be required to pay ValueAct Capital a termination fee equal to one percent of the transaction value, plus reimbursement of ValueAct Capital’s actual expenses. Although Catalina would be required to cease active solicitation of alternative proposals after such “go-shop” period, it would have the right to accept an unsolicited superior offer and terminate such ValueAct Capital merger agreement to accept such a proposal upon the payment of a termination fee equal to three percent of the transaction value, plus reimbursement of expenses. Mr. Beinecke also received a phone call from Mr. Ubben on February 20, 2007, during which Mr. Ubben expressed disappointment at the initial special committee’s decision not to continue the process and reiterated ValueAct Capital’s interest in acquiring Catalina.

During the afternoon of February 20, 2007, a meeting of our board of directors (without the participation of Mr. Ubben due to his possibly conflicting interest) was convened to discuss ValueAct Capital’s written offer. Representatives of Paul Hastings noted it was appropriate at that time for our board of directors to establish a new special committee of independent directors, which we refer to as the “special committee”, in light of the proposal from ValueAct Capital and that the special committee should meet in person to discuss the process going forward. Representatives of Paul Hastings advised our board of directors that the members of the special committee, and its legal and financial advisors, should be disinterested, independent and free of any interest that would interfere with such parties’ exercise of independent judgment. Our board of directors determined that the special committee should consider engaging Lazard as a financial advisor given their familiarity with the process, in order to, among other things, provide the special committee with additional financial advice and analysis, further facilitate any sale process going forward and assist the special committee in developing an appropriate strategy.

After discussion, our board of directors approved the formation of the special committee, composed of all of the independent directors of our board (other than Mr. Ubben), including Mr. Tobin, Mr. Beard, Mr. Beinecke, Evelyn V. Follit, Edward S. Dunn, Jr. and Peter T. Tattle, with the authority to:

•	evaluate the ValueAct Capital proposal, including the authority to recommend that our board reject the proposal,
•	determine whether to reopen the process for determining whether a possible transaction was or may be in the best interests of Catalina and its stockholders,

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•

engage and work with outside advisors to make such determination, and in the event the process was reopened, to seek from financial institutions and strategic companies indications of interest and potential transaction terms in respect of a possible transaction,

•

review, evaluate and negotiate the terms and conditions of any indications of interest and determine the advisability of advancing further in respect of such indications of interest and/or whether other strategic alternatives in respect of Catalina should be explored and/or evaluated, and

•	report its findings and recommendations to our board of directors.

It was noted that Mr. Buell, who was not a member of the special committee, would be periodically invited to participate at certain times in meetings of the special committee in order to provide the special committee with input from management, but would not be permitted to participate in, or attend any portion of, the special committee meetings at which the special committee deliberated or voted on strategic alternatives available to Catalina.

On February 21, 2007, ValueAct Capital amended the “Purpose of Transaction Section” of its Schedule 13D filing to reflect the terms of its written offer letter, including its proposal to acquire all of the outstanding shares of Catalina common stock not already owned by ValueAct Capital and its affiliates at a price of $32.00 per share. A copy of the written offer letter was attached as an exhibit to such filing. Also on February 21, 2007, Mr. Beinecke, on behalf of our board of directors, delivered a letter to Mr. Ubben acknowledging the receipt of ValueAct Capital’s offer letter and informing Mr. Ubben that the matter had been referred to the entire board of directors (other than Mr. Ubben) for consideration. Mr. Beinecke suggested that Mr. Ubben communicate directly with Mr. Beinecke, Goldman and Lazard regarding ValueAct Capital’s proposal and refrain from communicating directly with management. On the morning of February 22, 2007, Catalina issued a press release announcing receipt of the proposal from ValueAct Capital and filed a Current Report on Form 8-K with respect to such proposal.

On February 22, 2007, an in-person meeting of the special committee was convened to discuss ValueAct Capital’s proposal, review the process to date, establish ground rules for the process going forward and receive updated advice from its financial advisors. The special committee reviewed its mandate as established by our board of directors and elected Mr. Beinecke as its chairman. The special committee then discussed the recommendation of our board of directors that the special committee consider engaging Lazard as a financial advisor. After discussion, the special committee determined to engage Lazard (subject to negotiation of an acceptable engagement letter with Lazard), as a financial advisor. The special committee then discussed the general terms of engaging Lazard and authorized Paul Hastings to negotiate the engagement letter with Lazard on behalf of the special committee consistent with such terms.

Representatives of Lazard then joined the meeting and discussed with the special committee Lazard’s recommendations for the process the special committee should adopt going forward. After representatives of Lazard were excused from the meeting, representatives of Goldman joined the meeting and informed the special committee that Goldman considered its stapled financing expired and unavailable to any bidders going forward.

After Goldman departed the meeting, and taking into consideration the prior discussions with Lazard and Goldman, the special committee determined to:

•	request that both financial advisors discuss preliminary perspectives regarding valuation of Catalina with the special committee,
•

direct Goldman to canvas the interest of potential financial and strategic buyers in the event that the special committee determined to reopen the process for determining whether a possible transaction may be in the best interests of Catalina and its stockholders,

•	confirm with members of Catalina’s management that they were not to speak with potential bidders, including representatives of ValueAct Capital, unless expressly authorized by the special committee,

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•

encourage Mr. Ubben not to participate in deliberations and meetings of our board of directors or its committees but to allow him to provide any input he may have to our board of directors and such committees, and

•	discuss with Goldman the extension of Catalina’s stockholder protection agreement (as described in “—Amendment to Catalina’s Stockholder Protection Agreement”).

As of February 27, 2007, Catalina entered into an amended and restated engagement letter with Lazard and agreed, among other things, to the terms upon which Lazard was retained to act as investment banker to the special committee and to render an opinion to Catalina as to the fairness to Catalina’s common stockholders, from a financial point of view, of the proposed consideration to be paid to Catalina’s common stockholders in connection with a possible sale transaction involving Catalina.

On February 28, 2007, an in-person meeting of the special committee was convened during which Goldman and Lazard separately, without the presence of the other, discussed with the special committee the sale process, various strategic alternatives available to Catalina, and their preliminary perspectives regarding valuation. Goldman was accompanied at the meeting by representatives of Cravath, Swaine & Moore LLP, which we refer to as “Cravath”, Goldman’s legal counsel. Representatives of Goldman informed the special committee that Goldman had contacted 21 potential transaction parties following the February 22, 2007 meeting of our board of directors, including both financial and strategic buyers, and which included H&F and other parties who had previously submitted preliminary indications of interest and additional parties that Goldman believed could be interested in a possible transaction. Goldman noted that none of the strategic buyers contacted had expressed serious interest in pursuing a possible transaction, including the strategic buyer, and that, while a few financial buyers contacted had expressed interest, all such financial buyers made clear to Goldman that they would not make an offer as high as $32 per share. In light of the fact that Catalina’s stockholder protection agreement was due to expire on April 22, 2007, the special committee then requested that Goldman present its analysis of the renewal terms of Catalina’s stockholder protection agreement as soon as possible. Representatives of Cravath indicated that, in their view, it would be advisable to extend Catalina’s existing stockholder protection agreement beyond the plan’s scheduled expiration.

After the representatives of Goldman and Cravath were excused from the meeting, representatives of Lazard and Gibson, Dunn & Crutcher LLP, which we refer to as “Gibson”, Lazard’s legal counsel, were invited to join the meeting. During the meeting, representatives of Lazard advised the special committee that Lazard was comfortable with the special committee reopening the process for determining whether a possible transaction may be in the best interests of Catalina and its stockholders and potentially moving forward to negotiate the terms of a possible transaction with ValueAct Capital, assuming, among other things, that ValueAct Capital confirmed its financing and removed certain conditions to its offer. Representatives of Lazard also recommended requiring ValueAct Capital to enter into a confidentiality agreement with Catalina.

After the representatives of Lazard and Gibson were excused from the meeting, the members of the special committee discussed its separate meetings with Lazard and Goldman. Following detailed discussions, the special committee, taking into consideration its separate meetings with Lazard and Goldman, including certain preliminary valuation perspectives discussed, determined that the process for determining whether a possible transaction was or may have been in the best interests of Catalina and its stockholders should be reopened. The special committee also determined to encourage ValueAct Capital to remove certain conditions to its offer and if ValueAct Capital did so, to enter into negotiations involving a possible transaction with ValueAct Capital.

During the late afternoon of February 28, 2007, following meetings of our board of directors and its committees, Messrs. Ubben, Beinecke and Buell, and representatives of Paul Hastings met in person to discuss ValueAct Capital’s offer and the response of our board of directors. Mr. Beinecke informed Mr. Ubben that a new special committee had been formed with the mandate to decide whether to reopen the process for determining whether a possible transaction may be in the best interests of Catalina and its stockholders. Mr. Ubben stated that ValueAct Capital had obtained an executed debt commitment letter and that ValueAct Capital was prepared to begin negotiations regarding a possible transaction immediately. Mr. Ubben noted that such debt commitment letter was provided by financing sources previously engaged by other bidders for Catalina so that no, or limited, additional due

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diligence would be required. Mr. Ubben then shared with representatives of Paul Hastings letters provided by such potential transaction parties releasing such financing sources from their exclusivity arrangements with such potential transaction parties. Mr. Ubben reiterated that ValueAct Capital was interested in entering into an agreement containing fiduciary duty protections for our board of directors, including a “go-shop” period. Mr. Ubben also indicated that all terms of such ValueAct Capital merger agreement, including the length of the “go-shop” period, the breakup fees and the price, remained negotiable. Mr. Ubben also informed the participants in the meeting that Dechert LLP, which we refer to as “Dechert”, ValueAct Capital’s legal counsel, would provide their comments to the draft merger agreement within the next 24 hours.

Following this meeting, the special committee convened to discuss the conversation with Mr. Ubben. Following detailed discussions, the special committee authorized Lazard to contact Mr. Ubben and request that ValueAct Capital provide within the next 24 hours an executed financing letter and a draft merger agreement containing a price of $32.50 per share in cash and marked to reflect ValueAct Capital’s comments. The special committee also authorized Paul Hastings to commence negotiation of the terms of the ValueAct Capital merger agreement when it received the mark-up of the draft merger agreement from Dechert.

On March 1, 2007, Paul Hastings received a copy of the draft merger agreement from Dechert, marked with their comments, and on March 2, 2007, Dechert sent to Paul Hastings an equity commitment letter, a draft limited guarantee of certain payment obligations and a debt commitment letter signed by two financial institutions. The draft merger agreement mark-up provided by Dechert did not specify an offering price. On March 4, 2007, the special committee met to discuss ValueAct Capital’s proposed revisions to the draft merger agreement and to receive an update from Paul Hastings regarding its negotiations with Dechert. Representatives of Paul Hastings reviewed the latest draft of the ValueAct Capital merger agreement with the members of the special committee, including a review of the termination fees and expense reimbursement provisions and the events that triggered an obligation to pay such fees and expenses, the “go-shop” period provisions, as well as a list of open issues raised by Dechert regarding the latest draft of the ValueAct Capital merger agreement. Mr. Beinecke informed the special committee that ValueAct Capital had orally increased its offer from $32 to $32.15 per share in cash. Following discussions, the special committee determined to continue to urge ValueAct Capital to increase its offer above $32.15 per share. The special committee also authorized management to hold due diligence calls with the bidders that had submitted final bids on February 5, 2007, the final bid date.

Between March 4, 2007 and March 7, 2007, Paul Hastings and Dechert negotiated the terms and conditions of the ValueAct Capital merger agreement. In addition, on March 5, 2007, Paul Hastings distributed an initial draft of the ValueAct Capital voting agreement to Dechert, which included, at the request of the special committee, a provision which required ValueAct Capital to vote all shares of Catalina common stock owned by ValueAct Capital in favor of the adoption of the ValueAct Capital merger agreement, or any superior offer recommended by our board of directors. On March 5, 2007, the special committee met to discuss the progress in negotiating the legal and economic terms of the ValueAct Capital merger agreement. Following discussions, the special committee directed Paul Hastings to seek additional concessions from ValueAct Capital regarding certain terms of the ValueAct Capital merger agreement, including (1) a reduced limit on the amount of certain expenses payable to ValueAct Capital in certain circumstances and (2) a reduced break up fee to be paid to ValueAct Capital in the event Catalina enters into a superior offer during the “go-shop” period.

On March 7, 2007, the special committee convened a meeting in order to receive an update on the sale process from Goldman, Lazard and Paul Hastings. Goldman and Lazard informed the special committee that they held a conference call with Mr. Ubben regarding the funding of the equity portion of ValueAct Capital’s offer during which Mr. Ubben described the credit worthiness of ValueAct Capital to serve as guarantor under a limited guarantee of certain payment obligations of an affiliate of ValueAct Capital set forth in the ValueAct Capital merger agreement. Representatives of Goldman further informed the special committee that H&F had orally increased their offer from $31.00 per share in cash to $31.50 in cash based on its additional due diligence review. Mr. Beinecke informed the special committee that representatives of Dechert and ValueAct Capital had informed him that ValueAct Capital had lowered its offer from $32.15 to $32 per share in cash based on its analysis of the costs necessary to complete the transaction. Representatives of Paul Hastings noted that the material open issues concerning the ValueAct Capital merger agreement were (1) the merger consideration, (2) the termination fee to be paid to Catalina in certain circumstances and (3) the cap on expenses for which Catalina would reimburse ValueAct Capital if the stockholders of Catalina voted against the adoption of the ValueAct Capital merger agreement.

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Following discussions, the special committee determined to continue to urge ValueAct Capital to increase its offer above $32.00 per share. The special committee also reaffirmed its position regarding the size of the termination fee payable to Catalina in certain circumstances and the limit on the amount of expenses for which Catalina would be required to reimburse ValueAct Capital in certain circumstances.

On the evening of March 7, 2007, Mr. Beinecke and Mr. Ubben had a telephone conversation during which they discussed the material open issues regarding the ValueAct Capital merger agreement. Later that evening, Paul Hastings received a revised draft of the ValueAct Capital merger agreement that reflected (1) a price of $32.10 per share in cash, (2) a 3% termination fee payable by ValueAct Capital to Catalina in certain circumstances and (3) a $3.5 million limit on the amount of expenses for which Catalina would be required to reimburse to ValueAct Capital in certain circumstances.

On March 8, 2007, a meeting of the special committee was convened in which all of the members of the special committee were present except for Mr. Tattle. The special committee discussed in detail the revised ValueAct Capital merger agreement delivered by Dechert, reviewed with Paul Hastings the fiduciary obligations of the special committee members to the stockholders of Catalina, discussed the terms of management’s proposed equity participation offered by ValueAct Capital, and received an update from representatives of Goldman regarding their discussions with other potential transaction parties. Representatives of Goldman then reviewed with the special committee Goldman’s valuation analyses and indicated to the special committee that they were prepared to deliver to our board of directors Goldman’s opinion to the effect that, as of March 8, 2007, and based upon and subject to the matters described in the opinion, the $32.10 in cash per share to be received by the holders of Catalina common stock (other than ValueAct Capital and any subsidiary of, or investment entity controlled by, ValueAct Capital) pursuant to the ValueAct Capital merger agreement was fair from a financial point of view to such holders. Representatives of Lazard reviewed with the special committee their valuation analyses regarding Catalina and delivered to the special committee Lazard’s oral opinion (confirmed later in writing), as of March 8, 2007 and subject to the qualifications and limitations set forth in Lazard’s opinion, as to the fairness of the merger consideration in the proposed transaction. After conclusion of discussions with the special committee’s legal and financial advisors and a detailed discussion between the members of the special committee, including reflections on the activities of the initial special committee and the special committee since November 2006 and analysis of various potential strategic alternatives that could potentially be pursued by Catalina, including not entering into a strategic transaction at all, the special committee unanimously (except for Peter T. Tattle, who was absent) determined that the terms and conditions of the ValueAct Capital merger agreement and the transactions contemplated thereby were advisable, fair to, and in the best interests of Catalina and its stockholders and determined to recommend approval of the ValueAct Capital merger agreement and the transactions contemplated thereby to our board of directors.

Also on March 8, 2007, immediately following the meeting of the special committee, a meeting of our board of directors was convened, in which Mr. Ubben did not participate, with the concurrence of the other directors due to his potentially conflicting interests in the merger of Catalina with an affiliate of ValueAct Capital because of his relationship with ValueAct Capital and its affiliates, and with Mr. Tattle being absent. At such meeting, representatives of Paul Hastings discussed with our board of directors the fiduciary duties owed to Catalina's stockholders and the material terms of the ValueAct Capital merger agreement and related agreements. Representatives of Goldman then delivered to our board of directors Goldman's oral opinion (later confirmed in writing) to the effect that, as of March 8, 2007, and based upon and subject to the matters described in Goldman's opinion, the $32.10 per share in cash to be received by the holders of Catalina common stock (other than ValueAct Capital and any subsidiary of, or investment entity controlled by, ValueAct Capital) pursuant to the ValueAct Capital merger agreement was fair from a financial point of view to such holders. Representatives of Lazard then indicated to our board of directors that they had delivered to the special committee Lazard's opinion as to the fairness, from a financial point of view, to the stockholders of Catalina (other than Catalina, or any wholly owned subsidiary of Catalina, or ValueAct Capital, or any affiliate of ValueAct Capital, or any holder who is entitled to and properly demands appraisal of such shares of Catalina common stock) of the $32.10 merger consideration to be paid to such stockholders pursuant to the ValueAct Capital merger agreement.

After our board heard from Paul Hastings, Goldman and Lazard and received the special committee’s recommendation, Mr. Buell engaged in a discussion with the members of the special committee and its legal and financial advisors during which discussion Mr. Buell and the members of the special committee exchanged ideas

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with respect to the valuation analyses of Catalina, the proposal by ValueAct Capital and other potential strategic alternatives that could potentially be pursued by Catalina.

After our board heard from Paul Hastings, Goldman and Lazard and received the special committee’s recommendation, Mr. Buell engaged in a discussion with the members of the special committee and its legal and financial advisors during which discussion Mr. Buell and the members of the special committee exchanged ideas with respect to the valuation analyses of Catalina, the proposal by ValueAct Capital and other potential strategic alternatives that could potentially be pursued by Catalina.

Upon conclusion of the discussion, our board, by unanimous decision of those present (except for Mr. Ubben, who recused himself from board deliberations relating to the merger of Catalina with an affiliate of ValueAct Capital due to his possibly conflicting interest, and with Peter T. Tattle being absent):

•       determined that the ValueAct Capital merger agreement and the transactions contemplated thereby were advisable, fair to, and in the best interests of Catalina and its stockholders;

•       approved the ValueAct Capital merger agreement and related documents, including the ValueAct Capital voting agreement, and authorized the execution of such agreements by the officers of Catalina;

•       approved an amendment to Catalina’s stockholder protection agreement to permit the execution of the ValueAct Capital merger agreement and the performance and consummation of the transactions contemplated thereby without triggering the provisions of Catalina’s stockholder protection agreement; and

•       resolved to recommend to Catalina’s stockholders that they vote for the proposal to adopt the ValueAct Capital merger agreement and approve the merger of Catalina with an affiliate of ValueAct Capital at a meeting of Catalina’s stockholders to be called to consider such proposal.

On March 8, 2007, Catalina, Parent and Merger Sub executed the ValueAct Capital merger agreement and the related transaction documents. While Mr. Tattle was not in attendance at the meetings of our board of directors and the special committee on March 8, he had previously and subsequently, until April 17, 2007, continued to express his support for the adoption of the ValueAct Capital merger agreement and the approval of the merger of Catalina with an affiliate of ValueAct Capital. On March 8, 2007, Catalina issued a press release announcing the execution and delivery of the ValueAct Capital merger agreement.

“Go-Shop” Period and Deliberations of the Special Committee leading to Recommendation of a Proposed Transaction with H&F

At the request of the special committee, from March 8, 2007 through April 16, 2007, representatives of Lazard and Goldman contacted a number of potential bidders, including several strategic buyers (including the strategic buyer) and several financial buyers (including H&F), to determine whether any such parties had an interest in a possible transaction with Catalina. Representatives of Goldman and Catalina management met with several parties and certain parties who had not previously been involved in the process entered into confidentiality agreements with Catalina. Several parties began conducting their due diligence investigations on Catalina and participating in meetings and held due diligence telephone calls with members of Catalina’s management.

On March 29, 2007 and April 9, 2007, the special committee held telephonic meetings to discuss the status of the sale process following the execution of the ValueAct Capital merger agreement. Representatives of Goldman and Lazard reviewed with the special committee the potential bidders who had been contacted, and the status of discussions with such parties. Representatives of Goldman noted that the strategic buyer had executed a confidentiality agreement with Catalina on March 25, 2007, had held discussions with Catalina management earlier that week and expressed interest in a possible transaction. However, the strategic buyer’s financial advisor indicated to Goldman that the strategic buyer lacked the cash and borrowing capacity to acquire Catalina and the strategic buyer did not disclose to representatives of Goldman or Catalina its equity source for making a potential offer to purchase Catalina.

On April 13, 2007, the special committee held telephonic meetings to further discuss the status of the sale process following the execution of the ValueAct Capital merger agreement. Representatives of Goldman reviewed with the special committee the status of discussions with parties contacted during the “go-shop” period. Representatives of Goldman noted that H&F had been conducting additional due diligence and had indicated that H&F may soon be in position to make an offer to purchase Catalina. The special committee directed Goldman to

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inform H&F that Catalina was prepared to enter into negotiations with H&F immediately following receipt of an acceptable offer.

On the morning of April 15, 2007, Catalina received from H&F a proposed form of merger agreement providing for the acquisition of Catalina by Parent, including a comparison of that agreement to the ValueAct Capital merger agreement, and drafts of (i) a limited guarantee by H&F of the commitments of Parent under the proposed merger agreement, (ii) an equity commitment letter and (iii) the Antaeus voting agreement. On the morning of April 15, 2007, H&F received a proposal from Foley containing proposed terms for the continued employment of members of Catalina’s senior management with the surviving corporation and an equity incentive plan to be implemented by Parent after the consummation of the merger. Such proposal contemplated, among other things, that Catalina's current and future management would receive an equity stake in Parent in the form of restricted stock grants. Following receipt of such proposal, H&F indicated to Mr. Buell that the terms proposed by Foley were not consistent with the structure of the equity incentive plan that H&F expected Parent to implement. Mr. Buell and H&F then discussed the general terms of the equity incentive plan that H&F expected Parent to implement, but no agreement was reached at that time. On the evening of April 15, 2007, representatives of Paul Hastings discussed the terms of H&F’s proposed form of merger agreement with H&F’s counsel, Simpson Thacher & Bartlett LLP, which we refer to as “Simpson Thacher”.

On the morning of April 16, 2007, Catalina received an oral proposal (later confirmed in writing) from H&F to acquire all of the shares of Catalina common stock for $32.35 per share, as well as debt commitment letters from Bear Stearns and Morgan Stanley. The definitive bid stated that H&F’s offer would remain open until 5 p.m., New York City time, on April 16, 2007, unless rejected by Catalina prior to that time or disclosed to any person other than our board of directors or Catalina’s representatives without H&F’s prior consent. The definitive bid also stated that H&F’s offer was subject to (i) termination of the ValueAct Capital merger agreement and payment of the related termination fee, (ii) execution of the Antaeus voting agreement, with terms to be agreed upon, (iii) execution of a second amendment to the Catalina stockholder protection agreement to permit the merger, and (iv) the execution of a merger agreement in the form provided by H&F and satisfaction of the conditions contained therein.

Later that morning, a telephonic meeting of the special committee was convened to discuss the definitive bid received from H&F. Representatives of Goldman informed the special committee that representatives of H&F had expressly agreed to permit Catalina to discuss H&F’s offer with ValueAct Capital. Representatives of Paul Hastings reviewed the terms of H&F’s proposal and compared those terms to the terms of the ValueAct Capital merger agreement.

After discussion, the special committee determined that H&F’s proposal may reasonably be expected to lead to a transaction more favorable from a financial point of view to Catalina’s stockholders than the merger of Catalina with an affiliate of ValueAct Capital, taking into account all the terms and conditions of H&F’s proposal and the terms and conditions of the ValueAct Capital merger agreement, and that such a transaction was reasonably capable of being completed. The special committee then instructed its legal and financial advisors to negotiate with H&F and directed Goldman to request that H&F: (i) increase its offering price to reflect an appropriate premium paid to Catalina’s stockholders to terminate the “go-shop” period prior to April 22, 2007 and (ii) permit Catalina to inform other potential bidders that Catalina may terminate the “go-shop” period early and to request that such bidders provide a definitive bid by Tuesday, April 17, 2007 or explain when they could be in a position to do so.

On the afternoon of April 16, 2007, a telephonic meeting of the special committee was convened to discuss Goldman’s communications with H&F following that morning’s meeting of the special committee. Representatives of Goldman noted that H&F orally increased its offer to $32.50 per share in cash, to reflect a premium to Catalina’s stockholders to terminate the “go-shop” period early, and agreed to permit Catalina to contact other potential bidders to request that such bidders submit definitive bids as soon as possible. Goldman further noted that H&F indicated its offer would expire at 9 a.m. on April 17, 2007 and, to the extent such offer was not accepted by this time, any offers made by H&F later in the “go-shop” period would likely be lower. The special committee then directed Goldman to contact all remaining potential bidders to inform such parties that Catalina had received a potential superior offer to the merger of Catalina with an affiliate of ValueAct Capital, and to request that such bidders provide a definitive bid as soon as possible. The special committee also directed Goldman to contact ValueAct Capital to determine whether ValueAct Capital wished to increase its offer to purchase Catalina in light of the potential superior offer.

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On the evening of April 16, 2007, a telephonic meeting of the special committee was convened to discuss Goldman’s communications to the remaining potential bidders and ValueAct Capital. Representatives of Goldman informed the special committee that each of the remaining financial and strategic buyers had withdrawn from the process and were not in a position to submit a bid for Catalina prior to the end of the “go-shop” period. Representatives of Goldman also noted that they had informed ValueAct Capital that Catalina received a potential superior offer and that following consideration, ValueAct Capital determined not to increase the merger consideration of $32.10 per share under the ValueAct Capital merger agreement.

Following the special committee meetings and throughout the day and night of April 16, 2007, representatives of Paul Hastings negotiated the terms of H&F’s proposed merger agreement and related documents with Simpson Thacher.

On the morning of April 17, 2007, a meeting of the special committee was convened in which all of the members of the special committee were present. Mr. Buell and representatives of Goldman and Lazard were also present at the invitation of the special committee. Representatives of Paul Hastings opened the meeting with a detailed discussion of the merger agreement negotiated with H&F and the related agreements to the merger agreement. The special committee also discussed the preliminary terms of an equity incentive and participation program that H&F had indicated it intended to make available to Catalina management. Representatives of Goldman then reviewed with the special committee Goldman’s valuation analysis and indicated to the special committee that they were prepared to deliver to our board of directors Goldman’s opinion (which opinion was later confirmed to our board of directors in writing) to the effect that, as of April 17, 2007, and based upon and subject to the matters described in such opinion, the $32.50 in cash per share to be received by the holders of Catalina common stock (other than ValueAct Capital and any subsidiary of, or investment entity controlled by, ValueAct Capital) pursuant to the merger agreement was fair from a financial point of view to such holders. Lazard then presented to the special committee a valuation analysis regarding Catalina and delivered Lazard’s oral opinion (confirmed later in writing) to the special committee that, subject to the qualifications and limitations set forth therein, as of April 17, 2007, the per share merger consideration to be paid to the holders of Catalina common stock (other than Catalina, any wholly owned subsidiary of Catalina, Parent, Merger Sub or any other wholly owned subsidiary of Parent, and any holder who is entitled to and properly demands appraisal of such shares of Catalina common stock) in the merger was fair to such holders from a financial point of view. Upon completion of the presentations by the special committee’s legal and financial advisors, the members of the special committee engaged in a detailed discussion to consider the H&F proposal, which discussion included reflections on the activities of the initial special committee and the special committee since November 2006 and analysis of various potential strategic alternatives that could potentially be pursued by Catalina, including not entering into a sale transaction at all. After a discussion in which the members of the special committee exchanged ideas, and sought and received the advice from the special committee’s legal and financial advisors, the special committee unanimously determined that the terms and conditions of the merger agreement, the merger and the other transactions contemplated thereby are advisable, fair to, and in the best interests of Catalina and its stockholders and determined to recommend approval of the merger agreement and the transactions contemplated thereby to our board of directors. The members of the special committee also recommended to our board of directors that Catalina’s stockholder protection agreement be amended to permit the execution of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, without triggering the provisions of Catalina’s stockholder protection agreement.

Following the unanimous recommendation of the special committee, the full board (except for Mr. Ubben, who recused himself from board deliberations relating to the merger due to his possibly conflicting interest), by unanimous decision of those present:

•       determined that the merger agreement, the merger and the other transactions contemplated thereby were advisable, fair to, and in the best interests of Catalina and its stockholders;

•       approved the merger agreement and related documents and authorized the execution of such agreements by the officers of Catalina;

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•       approved an amendment to Catalina’s stockholder protection agreement to permit the execution of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, without triggering the provisions of Catalina’s stockholder protection agreement;

•       approved the termination of the ValueAct Capital merger agreement and the payment of the related termination fee of $8,440,000 to ValueAct Capital; and

•       resolved to recommend to Catalina’s stockholders that they vote for the proposal to adopt the merger agreement and approve the merger at a meeting of Catalina’s stockholders to be called to consider such proposal.

On April 17, 2007, Catalina, Parent and Merger Sub executed the merger agreement and the related transaction documents and Catalina issued a press release announcing the execution and delivery of the merger agreement.

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Recommendation of the Special Committee and Board of Directors; Reasons for Recommending Adoption of the Merger Agreement and Approval of the Merger

The Special Committee

The special committee consulted with its financial and legal advisors in reaching its unanimous decision to recommend to our board of directors that, among other things, it find that the merger agreement, the merger and the other transactions contemplated thereby (i) constituted a “superior offer” (as defined in the ValueAct Capital merger agreement) and (ii) were advisable, fair to, and in the best interests of Catalina and its stockholders. The special committee also unanimously, through those in attendance, recommended to our board of directors that, among other things, it:

•	approve the termination of the ValueAct Capital merger agreement and the payment of the related termination fee of $8,440,000 to ValueAct Capital;
•

approve the amendment of Catalina’s stockholder protection agreement to permit the execution of the merger agreement and the performance and consummation of the transactions contemplated thereby, including the merger, without triggering the provisions of Catalina’s stockholder protection agreement; and

•

recommend to Catalina’s stockholders that they vote for the proposal to adopt the merger agreement and approve the merger at a meeting of Catalina’s stockholders to be called to consider such proposal.

In the course of reaching its determination, the special committee considered a number of potentially positive factors, including the following material factors:

•

its belief that the merger was more favorable to stockholders than the potential value that might result from other potential alternatives available to Catalina, including the ValueAct Capital merger agreement, remaining an independent public company and pursuing the current strategic plan, pursuing acquisitions, pursuing a leveraged buyout transaction with financial buyers other than H&F, or pursuing a sale to or business combination with a company in the same or a related industry, given the potential rewards, risks and uncertainties associated with those alternatives;

•

its belief that no other alternative reasonably available to Catalina and its stockholders would provide greater value to stockholders within a timeframe comparable to that in which the merger is expected to be completed;

•

the fact that the cash merger price of $32.50 per share allows Catalina's stockholders to realize in the near term a value, in cash, for their investment that is fair and provides such stockholders certainty of value for their shares of Catalina common stock;

•

the current and historical market prices of Catalina common stock relative to those of other industry participants and general market indices, and the fact that the per share merger consideration represents a premium of approximately 34% to the closing market price of Catalina common stock on December 7, 2006 (the last trading day before disclosure of the initial unsolicited expression of interest received by Catalina from the initial inquirer with respect to the acquisition of Catalina and our press release announcing the formation of the initial special committee) and a premium of approximately 10% over the average closing price of Catalina common stock for the 30 day period prior to the announcement of the merger between Catalina and an affiliate of ValueAct Capital.

•

the fact that from November 2006 through February 20, 2007, the date that ValueAct Capital delivered its written proposal to our board of directors, Goldman contacted multiple potential acquirers of Catalina, both strategic and financial, at the direction of the initial special committee; that from February 20, 2007 through March 7, 2007, Goldman contacted numerous additional potential acquirers of Catalina, both strategic and financial, at the direction of the special committee; and Goldman and Lazard, together, during the “go-

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shop” period (as provided for in the ValueAct Capital merger agreement) from March 8, 2007 through April 17, 2007 contacted numerous additional potential acquirers. In total 15 of those potential acquirers executed confidentiality agreements with Catalina and reviewed confidential information about Catalina, a number of which conducted a due diligence review of Catalina and its business. Over the course of this six month process, only one other definitive written proposal was received by Catalina, other than H&F’s proposal and ValueAct Capital’s proposal, which was for $29.00 per share, with no other potential acquirers, after engaging in due diligence, being able or willing to deliver definitive proposals;

•

the fact that the special committee had the ultimate authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to our board of directors’ approval of the merger agreement;

•

its familiarity with the business, operations, properties and assets, financial performance and condition, technology, management, competitive position, business strategy, and prospects of Catalina (as well as the risks involved in achieving those prospects), the nature of the industry in which Catalina competes, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

•

the opinion of Goldman delivered to our board of directors to the effect that, as of April 17, 2007, and based upon and subject to the matters described in Goldman’s opinion, the $32.50 per share in cash to be received by the holders of Catalina common stock (other than ValueAct Capital and any subsidiary of, or investment entity controlled by, ValueAct Capital) pursuant to the merger agreement was fair from a financial point of view to such holders;

•

Lazard’s oral opinion to the special committee, subsequently confirmed in writing, that, subject to the qualifications and limitations set forth therein, as of April 17, 2007, the per share merger consideration to be paid to holders of Catalina common stock (other than Catalina, any wholly owned subsidiary of Catalina, Parent, Merger Sub or any other wholly owned subsidiary of Parent and any holder who is entitled to and properly demands appraisal of such shares of Catalina common stock) in the merger was fair to such holders from a financial point of view;

•

the efforts made by the special committee and its advisors to negotiate a merger agreement favorable to Catalina and its stockholders and the financial and other terms and conditions of the merger agreement, including the fact that the merger agreement would not be subject to a financing condition;

•	the level of effort that H&F must use under the merger agreement to obtain the proceeds of the financing on the terms and conditions described in H&F’s equity and debt commitment letters;
•

the fact that the terms of the merger agreement allow Catalina, prior to the adoption of the merger agreement and the approval of the merger by our stockholders, to respond to unsolicited acquisition proposals under certain circumstances;

•

the fact that, subject to compliance with the terms and conditions of the merger agreement, prior to the adoption of the merger agreement and the approval of the merger by our stockholders, Catalina is permitted to terminate the merger agreement in order to approve an alternative transaction proposed by a third party that is a superior offer, upon the payment to Parent of a $50,640,000 termination fee (representing approximately 3% of the total transaction value of the merger) and its belief that such termination fee is reasonable in the context of break-up fees that were payable in other similar transactions and would not preclude another party from making a competing proposal;

•

the commitment made by Parent and Merger Sub to continue to provide, until the first anniversary of the effective time of the merger, each employee of Catalina and its subsidiaries with base salary, bonus opportunities and employee benefits (other than equity, long-term incentive plan and retiree benefits) that, taken as a whole, in the aggregate, are equal to or greater than those provided to such employees immediately prior to the effective time of the merger;

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•

the fact that, in the event of a failure of the merger to be consummated under certain circumstances, a $50,640,000 termination fee would be payable by Parent to Catalina, eliminating the need for Catalina to have to prove its damages;

•

the terms and conditions of the limited guarantee, including H&F's agreement to be liable for 100% of the Parent termination fee if required to be paid by Parent pursuant to the terms of the merger agreement; and

•	the fact that under Delaware law, the stockholders of Catalina have the right to demand appraisal of their shares of Catalina common stock.

The special committee also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the merger agreement and the merger, including the following material factors:

•	the possibility that H&F will be unable to obtain the financing proceeds;
•	the risks and costs to Catalina if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on business and retailer relationships;
•

the fact that Catalina’s stockholders will not participate in any future earnings or growth of Catalina and will not benefit from any appreciation in the value of Catalina, including any value that could be achieved in the event Catalina is acquired in the future by a strategic buyer or as a result of improvements to Catalina’s operations;

•

the restrictions on the conduct of Catalina’s business prior to the consummation of the merger, requiring Catalina to conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Catalina from undertaking business opportunities that may arise pending completion of the merger;

•

the restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding other proposals and the requirement that Catalina pay Parent a $50,640,000 termination fee in order for our board of directors to accept a superior proposal;

•	the fact that an all-cash transaction would be taxable to Catalina’s stockholders that are U.S. persons for U.S. federal income tax purposes;
•	the fact that Catalina was required to pay ValueAct Capital a cash termination fee of $8,440,000 in order to enter into the merger agreement;
•

the fact that Catalina is entering into a merger agreement with a newly formed corporation with essentially no assets and, accordingly, that its remedy in connection with a breach of the merger agreement by Parent or Merger Sub, even a breach that is deliberate or willful, is limited to $50,640,000; and

•	the interests of our executive officers and certain directors in the merger described under “—Interests of our Directors and Executive Officers in the Merger”.

The foregoing discussion summarizes the material factors considered by the special committee in its consideration of the merger and is not intended to be exhaustive. After considering these factors, the special committee concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee approved and recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

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Our Board of Directors

On April 17, 2007, our board of directors met to consider the report and unanimous recommendation of the special committee regarding the merger agreement and the merger. Acting in part upon the unanimous recommendation of the special committee and upon the other factors described below, after deliberation, all of the members of our board of directors (except for Mr. Ubben, who recused himself from board deliberations relating to the merger due to his possibly conflicting interest):

•	determined that the merger agreement, the merger and the other transactions contemplated thereby constituted a “superior offer” (as defined in the ValueAct Capital merger agreement);
•	determined that the merger agreement, the merger and the other transactions contemplated thereby are advisable, fair to, and in the best interests of Catalina and its stockholders;
•	approved the termination of the ValueAct Capital merger agreement and the payment of the related termination fee of $8,440,000 to ValueAct Capital;
•

approved the amendment of Catalina’s stockholder protection agreement to permit the execution of the merger agreement and the performance and consummation of the transactions contemplated thereby, including the merger, without triggering the provisions of Catalina’s stockholder protection agreement; and

•

resolved to recommend to Catalina’s stockholders that they vote for the proposal to adopt the merger agreement and approve the merger at a meeting of Catalina’s stockholders to be called to consider such proposal.

In reaching these determinations, our board considered a number of factors, including the following material factors:

•	the unanimous determination and recommendation of the special committee;
•	the financial presentation of Goldman that was prepared for the special committee and our board of directors;
•	the financial presentation of Lazard that was prepared for the special committee;
•

the fact that the special committee received Lazard’s oral opinion, subsequently confirmed in writing, that, subject to the qualifications and limitations set forth therein, as of April 17, 2007, the per share merger consideration to be paid to holders of Catalina common stock (other than Catalina, any wholly owned subsidiary of Catalina, Parent, Merger Sub or any other wholly owned subsidiary of Parent and any holder who is entitled to and properly demands appraisal of such shares of Catalina common stock) in the merger was fair to such holders from a financial point of view;

•

the opinion of Goldman delivered to our board of directors to the effect that, as of April 17, 2007, and based upon and subject to the matters described in Goldman’s opinion, the $32.50 per share in cash to be received by the holders of Catalina common stock (other than ValueAct Capital and any subsidiary of, or investment entity controlled by, ValueAct Capital) pursuant to the merger agreement was fair from a financial point of view to such holders; and

•	the recommendation and analysis of the special committee, as described above, and adopted such recommendation and analysis in reaching its determinations.

The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger and is not intended to be exhaustive. In view of the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board

40

of directors may have assigned different weights to various factors. Our board of directors approved and recommends the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Our board of directors recommends that you vote “FOR” the adoption of the merger agreement and the approval of the merger.

Forecasted Financial Information

Catalina’s senior management does not as a matter of course make public forecasts as to future performance or earnings beyond the current fiscal year and is especially wary of making forecasts for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, financial forecasts prepared by senior management were made available to H&F as well as to our board of directors, the special committee and the special committee’s and Catalina’s financial advisors in connection with their consideration of the merger. We have included below the key forecast items included in the forecasts to give our stockholders access to certain nonpublic information considered by H&F, the special committee and our board of directors in connection with evaluating the merger. The inclusion of this information in this proxy statement should not be regarded as an indication that H&F, the Rollover Investors, the special committee or our board of directors, Goldman, Lazard, or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The following forecast concerning total revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), net income and earnings per share (EPS) is included herein only because it was provided by our management to H&F, Goldman Sachs and Lazard. The forecast is as of April 17, 2007. The forecast was developed from historical financial statements and does not give effect to any changes or expenses or corporate borrowings as a result of the merger or any other effects of the merger. EBITDA and EBIT are not measures of performance under GAAP, and should not be considered as alternatives to net income as a measure of operating performance or cash flows or as a measure of liquidity.

The forecasts also reflect estimates and assumptions related to the business of Catalina that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond Catalina’s control. The financial forecasts were prepared by Catalina’s senior management for internal use and to assist potential acquirers (including H&F) and the financial advisors to the special committee and Catalina with their respective due diligence investigations of Catalina and not with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles, which we refer to as “GAAP”, the published guidelines of the SEC regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecasted financial information included herein has been prepared by, and is the responsibility of, Catalina management. PricewaterhouseCoopers LLP, Catalina’s independent registered public accounting firm, has not examined or compiled any of the accompanying forecasted financial information, and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The report of PricewaterhouseCoopers LLP incorporated by reference in this proxy statement relates to Catalina’s historical financial information. It does not extend to the forecasted financial information and should not be read to do so.

Forecasts of this type are based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Catalina, including the factors described under “Cautionary Statement Regarding Forward-Looking Information”, which factors may cause the financial forecasts or the underlying assumptions to be inaccurate. The forecasts also reflect estimates and assumptions related to the business of Catalina that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond Catalina’s control. Catalina believes the assumptions its management used as a basis for the forecast were reasonable at the time the forecast was prepared, given the information its management had at the time. Since the forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. The financial forecasts do not take into account any circumstances

41

or events occurring after the date they were prepared. Except as required by applicable securities laws, Catalina does not intend to update, or otherwise revise key forecast items to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. There will be differences between actual and forecasted results, and actual results may be materially greater or less than those contained in the forecasts. The inclusion of the forecasts in the proxy statement should not be regarded as an indication that Catalina or its representatives considered or consider the forecasts to be a reliable prediction of future events, and undue reliance should not be placed on the forecasts.

Since the date of the forecasts, Catalina has made publicly available its actual results of operations for the nine months ended December 31, 2006 and for the quarter ended March 31, 2007. You are encouraged to review Catalina’s Transitional Report on Form 10-KT for the nine months ended December 31, 2006 and Quarterly Report on Form 10-Q for the three months ended March 31, 2007 to obtain this information. See “Where You Can Find More Information”. Readers of this proxy statement are cautioned not to place undue reliance on the material forecasts set forth below. No one has made or makes any representation to any stockholder regarding the information included in these forecasts.

The forecast is a forward-looking statement. For information on factors which may cause Catalina’s future financial results to materially vary, see “Cautionary Statement Regarding Forward-Looking Information” beginning on page 17. The forecast has been prepared using accounting policies consistent with our annual and interim financial statements, as well as any changes to those policies known to be effective in future periods. The forecast does not reflect the effect of any proposed or other changes in GAAP that may be made in the future. Any such changes could have a material impact to the information shown below.

The forecast of Catalina on page 44 is based on the following assumptions related to the net number of stores by business segment:

Total Net Store Count

	2007E	2008E	2009E	2010E	2011E

Catalina Marketing Services	22,182	25,470	29,535	33,500	39,561

Catalina Health Resource	15,843	16,675	17,550	18,471	19,441

Catalina Marketing International	9,133	10,046	11,051	12,156	13,372

Total Net Store Count	47,158	52,191	58,136	64,127	72,373

The forecast is also based on the following additional significant assumptions:

Revenues

•	Stores installed from 2008 through 2011 are productive for approximately one half of the year of installation.
•

Revenues are built on the assumption that each of the business segments will continue to expand and that the base domestic business will stay on track with the expansion into additional retail channels including mass merchandising, chain drug and convenience stores. As certain channels reach critical mass, there is an assumption that the increase in revenue will be fueled by penetration into additional categories as a result of the channel expansion.

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•

The installation of color printers in our domestic grocery network is assumed to be complete in the summer of 2007 and there is an assumption that additional domestic existing stores and new stores will be converted to color printers in the years included in the forecast.

•	Pricing is primarily based on a blend of prices that are currently in place for color and black and white prints relative to the type of prints anticipated by store type.

Expenses

•

In general, expenses as a percentage of sales are assumed to improve by approximately two percentage points over the five years from 2007 through 2011. The forecast assumes that we will invest in certain businesses and implement productivity improvements where warranted. The following are exceptions to the above statements concerning expenses:

•        The majority of direct costs are assumed to remain at a constant percentage of revenue. Ink costs are expected to remain at current levels on a per-print basis, with the total cost increasing in conjunction with the anticipated increase in color prints.

•       Depreciation and amortization corresponds with the capital expenditure forecast, primarily driven by installation of new stores, using historical installation cost experience.

•	Ongoing expenses related to Catalina's equity awards are included in the forecasts at a level consistent with the actual 2007 award.
•

Interest expense is assumed to decline over the forecast period as the outstanding balance is paid down with cash generated from operations. In addition, cash and cash equivalent balances are assumed to be invested and earn interest at a rate of 3% over the forecast period.

•

Capital Expenditures vary by year primarily based on the estimate of growth capital expenditures that are directly correlated with the timing of store installations and the number of lanes assumed per store. Productivity and Maintenance capital expenditures are assumed to be relatively flat over the five year period. The lower level of growth capital expenditures assumed in 2010 is a result of a lower number of printers anticipated for installation in that year.

General

•	The forecast does not reflect any expenses related to the merger.
•

The effective tax rate is assumed to be 38% per year, excluding the impact of stock based compensation costs. Including stock based compensation costs, the tax rate is assumed to decline from 41.5 % in 2007 to 39% in 2009 and thereafter. The decline in the effective tax rate is based on our estimates of the decline in stock based compensation expenses over that period.

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The following table sets forth the forecast for Catalina for the fiscal years ending December 31, 2007 through December 31, 2011:

Consolidated Management Forecasts ($ in millions, except per share figures)
	Select Financial Forecasted Data
	December 31,

	2007E(A)	2008E	2009E	2010E	2011E
Revenues	$508.3	$546.2	$595.4	$644.9	$699.2
% Growth	8.9%	7.5%	9.05%	8.3%	8.4%
EBITDA (B)	$160.9	$175.1	$197.3	$220.0	$244.9
% Margin	31.7%	32.1%	33.1%	34.1%	35.0%
EBIT	$110.2	$120.0	$138.3	$156.3	$178.4
% Margin	21.7%	22.0%	23.2%	24.2%	25.5%
Net Income	$61.2	$69.4	$84.9	$97.4	$113.5
EPS ( c )	$1.27	$1.45	$1.77	$2.03	$2.36
% Growth	(7.3%)	13.4%	22.2%	14.8%	16.6%
Memo Items
Capital Expenditures	$54.8	$68.8	$67.0	$35.0	$55.6

Source: Management estimates.

Note:	All figures do not reflect estimated cost reductions associated with becoming a private company.
(A)

2007E includes Q12007 actual financial results (excluding $1.4 million pre-tax expense for deal costs) plus forecasts, excluding any potential deal costs, for the last three quarters of the 2007 calendar year.

(B)	Includes pre-tax stock-based compensation costs of approximately $19.0 million, $17.5 million, $14.3 million, $12.0 million and $11.6 million in 2007E, 2008E, 2009E, 2010E and 2011E, respectively.

(C)	EPS Reflects diluted shares of 48.0 million in CY 2007E-CY 2011E. All amounts exclude expenses related to the merger.

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Opinions of Goldman, Sachs & Co. and Lazard Frères & Co. LLC

Goldman, Sachs & Co.

Goldman rendered its opinion to our board of directors that, as of April 17, 2007, and based upon and subject to the factors and assumptions set forth therein, the $32.50 in cash per share to be received by the holders of the outstanding shares of Catalina common stock (other than ValueAct and any subsidiary of, or investment entity controlled by, ValueAct) pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman, dated April 17, 2007, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with Goldman’s opinion, is attached hereto as Annex B. Goldman provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. Goldman’s opinion is not a recommendation as to how any holder of shares of Catalina common stock should vote with respect to the transaction.

In connection with rendering its opinion and performing its related financial analyses, Goldman reviewed, among other things:

•	The merger agreement;
•	Catalina’s Annual Reports on Form 10-K for the five fiscal years ended March 31, 2006;
•	Catalina’s Transitional Report on Form 10-KT for the nine months ended December 31, 2006;
•	Certain of Catalina’s interim reports to shareholders and Quarterly Reports on Form 10-Q;
•	Certain of Catalina’s other communications to shareholders; and
•	Certain internal financial analyses and forecasts prepared by Catalina’s management.

Goldman also held discussions with members of Catalina’s senior management regarding their assessment of Catalina’s past and current business operations, financial condition and future prospects. In addition, Goldman reviewed the reported price and trading activity for the shares of Catalina common stock, compared certain of Catalina’s financial and stock market information with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the marketing services industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

Goldman relied upon the accuracy and completeness of all of the financial, legal, accounting, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman assumed with Catalina’s consent that the internal financial forecasts prepared by Catalina’s management have been reasonably prepared on a basis reflecting their best currently available estimates and judgments. In addition, Goldman did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Catalina or any of its subsidiaries, nor was any such evaluation or appraisal furnished to Goldman.

The following is a summary of the material financial analyses delivered by Goldman to our board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman’s financial analyses. Except as

45

otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 17, 2007, and is not necessarily indicative of current market conditions.

Premium Analysis

Goldman analyzed the consideration to be received by holders of Catalina common stock pursuant to the merger agreement in relation to the closing price of Catalina common stock on April 13, 2007 (the second to last trading day before public announcement of the transaction contemplated by the merger agreement), February 20, 2007 (the last trading day before ValueAct filed its 13D expressing a bid of $32.00 per share), and December 7, 2006 (the last trading day before public announcement of a possible business combination transaction involving Catalina), the average closing prices of Catalina common stock for the 30-day, 90-day and 180-day trading periods ended April 13, 2007, and the 52-week high closing price of Catalina common stock.

This analysis indicated that the price per share to be paid to the holders of shares of Catalina common stock pursuant to the merger agreement represented a premium of:

•	3.0% based on the closing stock price on April 13, 2007, of $31.55 per share;
•	11.3% based on the closing stock price on February 20, 2007, of $29.19 per share;
•	34.1% based on the closing stock price on December 7, 2006, of $24.23 per share;
•	3.9% based on the 30-day average closing price of $31.29 per share;
•	10.8% based on the 90-day average closing price of $29.33 per share;
•	15.0% based on the 180-day average closing price of $28.27 per share; and
•	(0.2)% based on the 52-week high price of $32.58 per share.

Implied Transaction Multiples

Goldman calculated selected implied transaction multiples for Catalina based on information provided by Catalina’s management and median estimates of certain selected securities analysts.

Goldman calculated an implied equity value by multiplying $32.50 by the total number of outstanding shares of Catalina common stock on a fully diluted basis. Goldman then calculated an implied enterprise value based on the implied equity value by adding the amount of Catalina’s net debt, as provided by management, to the implied equity value. As used in this description of Goldman’s financial analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization, “EPS” means earnings per share and “LTM” means latest twelve months. “PEG” means price/earnings/growth. For purposes of determining the PEG ratio below, Goldman used the median EPS growth estimate of certain selected securities analysts, 11.9%.

The results of these analyses are summarized in the table below:

Enterprise Value to:	Multiple
LTM EBITDA - 3/31/2007	11.5x
CY2007E EBITDA (analyst median)	9.8x
CY2007E EBITDA (management estimate)	10.3x
CY2008E EBITDA (analyst median)	9.0x
CY2008E EBITDA (management estimate)	9.4x
CY2007E EPS (analyst median)	22.3x
CY2007E EPS (management estimate)	25.5x
CY2008E EPS (analyst median)	19.3x

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Enterprise Value to:	Multiple
CY2008E EPS (management estimate)	22.5x
PEG Ratio
CY2007E P/E (analyst median)	1.9x
CY2008E P/E (analyst median)	1.6x

Selected Companies Analysis

Goldman compiled and analyzed publicly available financial information and calculated certain financial multiples and ratios for Catalina and the following selected publicly traded companies in the marketing services industry:

•	Harte Hanks, Inc.
•	Acxiom Corporation
•	Valassis Communications Inc.
•	InfoUSA, Inc.

Although none of the selected companies is directly comparable to Catalina, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Catalina. The multiples for Catalina were calculated based on the $31.55 closing price of Catalina common stock on April 13, 2007, financial statements as of March 31, 2007, estimates provided by Catalina’s management and median estimates from the selected securities analysts. The multiples for each of the selected companies were calculated based on the closing price of the selected companies’ common stock on April 13, 2007, financial statements as of December 31, 2006, and IBES median estimates. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

Goldman calculated the enterprise values for Catalina and the selected companies as a multiple of LTM EBITDA, 2007 estimated EBITDA and 2008 estimated EBITDA. The following table summarizes these multiples:

Enterprise Value as a Multiple of:	Harte Hanks	Acxiom	Valassis Comm.	Info USA	Catalina (analyst median)	Catalina (mgmnt)	Range (excluding Catalina)	Median (excluding Catalina)
LTM EBITDA	10.3x	5.6x	8.6x	8.7x	11.1x	11.1x	5.6x –10.3x	8.7x
2007E EBITDA	9.6x	5.8x	9.3x	6.8x	9.5x	9.9x	5.8x – 9.6x	8.1x
2008E EBITDA	9.2x	5.7x	8.1x	6.3x	8.7x	9.1x	5.7x – 9.2x	7.2x

Goldman also calculated the 2007 estimated and 2008 estimated calendarized price per share to earnings, or P/E, multiples for Catalina and the selected companies. The following table presents these multiples:

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Calendarized P/E Multiples	Harte Hanks	Acxiom	Valassis Comm.	Info USA	Catalina (analyst median)	Catalina (mgmnt)	Range	Median (excluding Catalina)
2007E	18.2x	20.1x	15.6x	14.6x	21.6x	24.8x	14.6x –20.1x	16.9x
2008E	16.3x	16.5x	12.9x	12.3x	18.8x	21.8x	12.3x –16.5x	14.6x

In addition, Goldman calculated and compared the 2007 P/E multiple to 5-year EPS CAGR for Catalina and for the selected companies. The following table presents the results of this analysis:

	Harte Hanks	Acxiom	Valassis Comm.	InfoUSA	Catalina (analyst median)	Range	Median (excluding Catalina)
2007 P/E to 5-year estimated EPS CAGR	1.7x	1.3x	3.5x	NA	1.8x	1.3x –3.5x	1.7x

Illustrative Present Value of Future Share Price Analysis

Goldman performed an illustrative analysis of the implied present values of Catalina's future share prices based on a range of EPS estimates and assumed forward P/E ratios. Goldman used ranges of EPS estimates for 2008 and 2009 that were derived from, in the case of 2008, management forecasts ($1.45 for 2008) and selected securities analyst projections (median of $1.68 for 2008) and, in the case of 2009, management forecasts ($1.77 for 2009). Goldman used forward P/E ratios ranging from 18.0x to 21.0x, which ratios are reflective of the range of P/E ratios for Catalina's share price over a historical period. Goldman used a discount rate of 10.2% (which corresponds to Goldman's calculation of Catalina's weighted average cost of capital assuming a 5.2% equity risk premium) to calculate the present values of the estimated future share prices. Goldman also calculated the premium or discount of these present values to Catalina's share price as of April 13, 2007. The following tables present the results of this analysis:

2008 EPS Estimate	Per Share Present Value	Per Share Present Value Premium / (Discount) to April 13, 2007 Price
$1.30	$20.80 – $24.27	(34.1)% – (23.1)%
$1.40	$22.41 – $26.14	(29.0)% – (17.1)%
$1.50	$24.01 – $28.01	(23.9)% – (11.2)%
$1.60	$25.61 – $29.87	(18.8)% – (5.3)%
$1.70	$27.21 – $31.74	(13.8)% – 0.6%
$1.80	$28.81 – $33.61	(8.7)% – 6.5%

2009 EPS Estimate	Per Share Present Value	Per Share Present Value Premium / (Discount) to April 13, 2007 Price
$1.50	$21.77 – $25.40	(31.0)% – (19.5)%
$1.60	$23.22 – $27.09	(26.4)% – (14.1)%
$1.70	$24.68 – $28.79	(21.8)% – (8.8)%
$1.80	$26.13 – $30.48	(17.2)% – (3.4)%
$1.90	$27.58 – $32.17	(12.6)% – 2.0%
$2.00	$29.03 – $33.87	(8.0)% – 7.3%

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Discounted Cash Flow Analysis

Goldman performed illustrative discounted cash flow analyses to determine indications of the implied equity values per share of Catalina common stock based on management’s estimates of future unlevered free cash flows.

In one analysis, Goldman applied discount rates ranging from 10.0% to 12.5% to Catalina’s projected unlevered free cash flows for the years 2007, 2008, 2009, 2010 and 2011 of $69.3 million (excluding the period from January 1 to April 17), $76.5 million, $89.3 million, $135.4 million and $130.8 million, respectively. Goldman added to this amount the net present value of the terminal value at the end of calendar year 2011, using an illustrative range of terminal year EBITDA multiples of 7.5x to 9.5x. Based on the foregoing, Goldman derived illustrative implied values per share of Catalina common stock of $28.31 to $36.72.

In another analysis, Goldman assumed a terminal year EBITDA multiple of 8.5x and a discount rate of 10.2% to determine indications of the implied values of Catalina’s shares using a range of assumed revenue growth rates of 5.0% to 9.0% for years 2007 through 2011 and assumed EBITDA margins of 34.0% to 37.0%. Based on the foregoing, Goldman derived illustrative implied values per share of Catalina common stock of $26.77 to $35.00.

Comparison of Selected Transaction Premiums

Goldman analyzed the offer price as a premium to target share price of all 100% cash consideration acquisitions of U.S. publicly traded companies announced in the last three years with equity values between $1 billion and $2 billion according to information published by Securities Data Corporation and Factset. The following table presents the results of this analysis:

	Median Premium of Selected Transactions	Catalina Premium to April 13, 2007
30-Day Average	21.5%	3.9%
90-Day Average	28.0%	10.8%
180-Day Average	27.6%	15.0%
52-Week High	1.2%	(0.2)%

Comparable Transactions

Goldman analyzed certain information relating to the following three transactions in the marketing services industry since 2004:

•	Valassis Communication’s acquisition of ADVO announced in December 2006;
•	Valcon Acquisition’s acquisition of VNU NV announced in January 2006; and
•	Wolters Kluwer NV’s acquisition of NDCHealth Information Management in August 2005.

Goldman analyzed the enterprise value paid in each transaction as a multiple of LTM EBITDA and forward EBITDA, based on publicly available financial information and median IBES estimates. The results of these analyses are set forth below:

Enterprise Value as a Multiple of:	Range	Mean	Catalina
LTM EBITDA	10.5x – 13.1x	12.2x	11.5x
Forward EBITDA	10.6x – 12.0x	11.1x	9.8x

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Goldman also analyzed the price paid in each transaction as a multiple of forward EPS, based on median IBES estimates. The results of this analysis are set forth below:

Price as a Multiple of:	Range	Mean	Catalina
Forward EPS	19.5x – 27.7x	23.6x	22.3x

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman’s opinion. In arriving at its fairness determination, Goldman considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Catalina or the transaction contemplated by the merger agreement.

Goldman prepared these analyses solely for purposes of Goldman’s providing its opinion to our board of directors as to the fairness from a financial point of view to the holders (other then ValueAct and any subsidiary of, or investment entity controlled by, ValueAct) of the shares of Catalina common stock of the $32.50 in cash per share of Catalina common stock to be received by such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Catalina, Goldman or any other person assumes responsibility if future results are materially different from those forecasted.

The merger consideration was determined through arm’s-length negotiations between the special committee and H&F and was approved by the special committee and our board of directors. Goldman did not recommend any specific amount of consideration to Catalina, the special committee or our board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman’s opinion was one of many factors taken into consideration by our board of directors in making its determination to approve and adopt the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman attached as Annex B.

Goldman and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman has acted as financial advisor to Catalina in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. Goldman has also provided certain other investment banking services to Catalina from time to time, including having provided anti-takeover advisory services to Catalina from April 2004. In addition, Goldman has provided and is providing certain investment banking services to H&F and its affiliates and portfolio companies, including having acted as financial advisor and manager of debt financing ($2,000,000,000 bank loan and 6.875% senior notes due 2014 with $1,125,000,000 aggregate principal amount) to H&F, Texas Pacific Group (“TPG”), Kohlberg Kravis Roberts & Company (“KKR”) and The Blackstone Group (“Blackstone”) in its acquisition of 81% of Texas Genco Holdings in July 2004; as a bookrunner with respect to a $160,000,000 second lien bank loan for Mitchell International, a subsidiary of H&F at the time (“Mitchell”), in August 2004; as financial advisor to Texas Genco Holdings Inc., of which H&F owned 81% with KKR, TPG and Blackstone, with respect to its sale to NRG Energy Inc. in September 2005; as Mitchell’s lead manager for a repricing of the above bank loan in October 2005; as financial advisor and lead manager of debt financing ($950,000,000 bank loan and 10.75% senior subordinate notes with aggregate principal amount of $330,000,000) to LPL Financial Services with respect to H&F and TPG’s 60% purchase of the company in

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December 2005; as Arch Capital Group Limited’s lead manager in connection with a $200,000,00 issuance of cumulative preferred stock in January 2006; as financial advisor and manager of debt financing ($585,000,000 bank loan) to H&F Europe Limited with respect to its purchase of Gartmore Investment Management PLC in May 2006; as sole bookrunner of a $740,000,000 term loan and a $100,000,000 revolving facility to LPL Financial Services, of which H&F owns 60% with TPG, in December 2006; and as financial advisor with respect to H&F’s sale of Mitchell in February 2007. Goldman expects to provide financing to Parent in connection with the merger as well as related hedging. We also may provide investment banking services to Catalina and H&F and their respective affiliates and portfolio companies in the future. In connection with the above-described investment banking services Goldman has recei ved, and may receive, compensation.

Goldman is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman and its affiliates may provide such services to Catalina, H&F and their respective affiliates, may actively trade Catalina’s debt and equity securities (or related derivative securities) and those of H&F’s affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. Affiliates of Goldman have co-invested and may co-invest with H&F and its affiliates and portfolio companies.

Goldman was selected as a financial advisor to Catalina because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated December 4, 2006, Catalina engaged Goldman to act as financial advisor in connection with the merger. Pursuant to the terms of this engagement letter, Catalina has agreed to pay Goldman a transaction fee of $10.98 million in the event that a potential transaction involving Catalina is consummated, all of which is payable upon such consummation. In the event the merger agreement is terminated and Catalina is entitled to a termination fee, Goldman will be entitled to a fee of 30% of the termination fee Catalina receives, after deducting Catalina’s expenses for professional services that have not otherwise been reimbursed. In addition, Catalina has agreed to reimburse Goldman for its expenses, including attorney’s fees and disbursements, plus any sales, use or similar taxes, and to indemnify Goldman and related persons against various liabilities, including certain liabilities under federal securities laws.

Lazard Frères & Co. LLC

Under an engagement letter dated February 27, 2007, the special committee retained Lazard to act as investment banker to the special committee and to render an opinion to it as to the fairness, from a financial point of view, to holders of Catalina common stock of the per share merger consideration to be paid to such holders in the merger. On April 17, 2007, Lazard rendered its oral opinion to the special committee, subsequently confirmed in writing, that, as of such date, the per share merger consideration to be paid to holders of Catalina common stock (other than Catalina, any wholly owned subsidiary of Catalina, Parent, Merger Sub or any other wholly owned subsidiary of Parent and any holder who is entitled to and properly demands appraisal of such shares of Catalina common stock, which holders hold shares of Catalina common stock that we collectively refer to in this section as “excluded shares”) in the merger was fair to such holders from a financial point of view.

The full text of Lazard’s written opinion is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. The description of Lazard’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex C. You are urged to read Lazard’s written opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with Lazard’s opinion. Lazard’s opinion was directed to the special committee and only addressed the fairness, from a financial point of view, to holders of Catalina common stock (other than holders of excluded shares) of the per share merger consideration to be paid to such holders in the merger as of the date of Lazard’s opinion. Lazard’s opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Catalina or the underlying business decision by Catalina to engage in the merger, and was not intended to and did not constitute a recommendation to any holder of Catalina common stock as to how such holder should vote with respect to the merger or any matter relating thereto. Lazard’s opinion did not express any opinion as to the price at which shares of Catalina common stock may trade at any time subsequent to the

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announcement of the merger. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to Lazard as of, the date of Lazard’s opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. The following is a summary of Lazard’s opinion. You are urged to read Lazard’s written opinion carefully in its entirety.

In connection with its opinion, Lazard:

•	Reviewed the financial terms and conditions of the merger agreement;
•	Analyzed certain publicly available historical business and financial information relating to Catalina;
•	Reviewed various financial forecasts and other data provided to Lazard by the management of Catalina relating to its business;
•	Held discussions with members of the senior management of Catalina with respect to the business and prospects of Catalina;
•	Reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally comparable to the business of Catalina;
•

Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally comparable to those of Catalina and in other industries generally;

•	Reviewed the historical stock prices and trading volumes of the Catalina common stock; and
•	Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard relied upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Catalina or concerning the solvency or fair value of Catalina. With respect to financial forecasts, Lazard assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Catalina as to the future financial performance of Catalina. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions of the merger agreement by Catalina. Lazard further assumed that obtaining the necessary regulatory approvals and contractual consents for the merger would not have an adverse effect on Catalina or the merger. In addition, Lazard assumed that the representations and warranties contained in the merger agreement and all agreements related thereto were true and complete. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Catalina obtained such advice as it deemed necessary from qualified professionals.

The following is a brief summary of the material financial and comparative analyses that Lazard deemed appropriate for this type of transaction and that were performed by Lazard in connection with rendering its opinion. The brief summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its

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experience and professional judgment after considering the results of all of the analyses. For purposes of Lazard’s analyses, Lazard utilized, among other things, certain forecasts for the future financial performance of Catalina as described above, as prepared by the management of Catalina.

For purposes of its analyses, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Catalina. No company, transaction or business used in Lazard’s analyses as a comparison is identical to Catalina or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses. In addition, analyses relating to the value of companies, business segments or securities do not purport to be appraisals or to reflect the prices at which companies, businesses segments or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses are inherently subject to substantial uncertainty.

The analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s analyses.

Valuation Analyses

Comparable Public Companies Analysis

Lazard reviewed and analyzed selected public companies that it viewed as reasonably comparable to Catalina. In performing this analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for Catalina.

The companies included in this analysis were:

•	Acxiom Corporation
•	Harte-Hanks, Inc.
•	Valassis Communications, Inc. (pro forma for the acquisition of ADVO, Inc.)
•	infoUSA Inc. (pro forma for the acquisition of Opinion Research Corporation)

The analyses indicated the following trading multiples for the companies listed above:

	Low	Median	Mean	High
Enterprise Value to 2007E EBITDA Multiple	5.9x	7.4x	7.7x	10.0x
Price-to-2007E Earnings Per Share Multiple	13.2x	16.3x	16.6x	20.7x

Based upon the foregoing, Lazard calculated an enterprise value (calculated as the sum of equity value and net debt) to estimated calendar year 2007 EBITDA multiple reference range of 7.0x to 8.5x and applied such range to Catalina’s estimated calendar year 2007 EBITDA. Lazard also determined an estimated calendar year price-to-2007 earnings per share multiple reference range of 17.0x to 21.0x and applied such range to Catalina’s estimated calendar year 2007 earnings per share. Lazard then calculated an implied transaction value reference range for

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Catalina, resulting in a range of implied share prices for Catalina common stock from $22.00 to $27.00. Lazard noted that the per share merger consideration fell above this range.

Precedent Transactions Analysis

Lazard reviewed and analyzed eight selected precedent merger and acquisition transactions involving traditional marketing services companies. Lazard noted that, given differences in business models within the industry, few transactions were directly comparable, and the acquisition of ADVO, Inc. by Valassis Communications, Inc. was the most recent comparable transaction. In performing the analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the target companies in the selected precedent transactions and compared such information to the corresponding information for Catalina.

The selected precedent transactions were (listed by the date when the transaction was publicly announced, followed by the acquiror and the target):

Date Announced	Acquiror	Target
12/19/06	Valassis Communications, Inc.	ADVO, Inc. (after legal settlement)
07/06/06	Valassis Communications, Inc.	ADVO, Inc.
05/05/06	Private Equity Consortium	VNU
08/26/05	Wolters Kluwer Health	NDC Health Corporation (Information Management Business)
07/26/05	Apollo Management	Cendant Corporation (Marketing Services Division)
10/12/04	Alliance Data Systems Corporation	Epsilon Data Management, Inc.
06/29/03	Tennenbaum Capital Partners, LLC and Symphony Technology Group, LLC	Information Resources, Inc.
12/18/00	VNU	AC Nielsen Corporation
06/29/99	Thomas H. Lee Company and Evercore Capital Partners	Big Flowers Holding, Inc.

Using publicly available information and market data, Lazard calculated and analyzed the enterprise value in each of the selected precedent transactions as a multiple of each target company’s last twelve months, or LTM, EBITDA and next twelve months, or NTM, EBITDA, in each case with respect to the date of announcement of the transaction and public information available as of that date. The analysis indicated the following multiples:

	Low	Median	Mean	High
Enterprise Value to LTM EBITDA Multiple	4.6x	11.6x	10.6x	17.7x
Enterprise Value to NTM EBITDA Multiple	6.9x	9.8x	10.0x	12.2x

Based upon the foregoing, Lazard calculated an enterprise value to LTM EBITDA multiple reference range of 11.0x to 13.0x and applied such range to Catalina’s actual calendar year 2006 EBITDA. Lazard also calculated an enterprise value to NTM EBITDA multiple reference range of 9.0x to 11.0x and applied such range to Catalina’s

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estimated calendar year 2007 EBITDA. Lazard then calculated an implied enterprise value reference range for Catalina, resulting in a range of implied share prices for Catalina common stock from $30.00 to $35.50. Lazard noted that the per share merger consideration fell within this range.

Discounted Cash Flow Analysis

Based on forecasts for calendar years 2007 through 2011 provided by the management of Catalina, Lazard calculated an implied enterprise value reference range for Catalina by determining the present value of the projected unlevered free cash flows generated by Catalina for calendar years 2007 through 2011, plus a range of terminal values for Catalina based on a range of EBITDA multiples applied to Catalina’s projected 2011 EBITDA. The analysis utilized EBITDA multiples of 7.5x to 9.0x. Lazard discounted to present the unlevered free cash flows and terminal values using discount rates reflecting the estimated weighted average cost of capital of Catalina and ranging from 9.5% to 10.5%.

Based upon the foregoing, Lazard calculated an implied enterprise value reference range for Catalina, resulting in a range of implied per share prices for Catalina common stock from $30.50 to $36.00. Lazard noted that the per share merger consideration fell within this range.

Present Value of Hypothetical Future Stock Prices

Based on forecasts provided by the management of Catalina, Lazard calculated a range of implied share prices for Catalina common stock by discounting to present the estimated hypothetical future share prices of Catalina common stock. Lazard applied forward price-to-earnings multiples ranging from 17.0x to 21.0x to estimated calendar year 2009 earnings per share of Catalina common stock. Lazard then discounted to present the range of implied per share values for Catalina common stock using discount rates reflecting the estimated cost of equity of Catalina and ranging from 11.0% to 13.0%.

Based upon the foregoing, Lazard calculated a range of implied per share prices for Catalina common stock from $23.50 to $30.00. Lazard noted that the per share merger consideration fell above this range.

Other Analyses

Market Review

Lazard reviewed share price data for Catalina common stock for the 52-week period ended April 16, 2007, and observed that, during this period, the closing share price of Catalina common stock ranged from $22.24 per share to $32.89 per share. In addition, Lazard reviewed selected public analyst reports on Catalina published between February 7, 2007 and March 9, 2007. Based on price targets for Catalina common stock set by such analysts prior to the announcement of the ValueAct Capital merger agreement, discounted to their present values using a 12% estimated cost of equity for Catalina, Lazard calculated a range of implied share prices for Catalina common stock from $25.89 to $28.57.

Premiums Paid Analysis

Lazard performed a premiums paid analysis based upon the premiums paid in 73 selected precedent transactions involving public companies with transaction consideration that consisted exclusively of cash and that were announced on or after April 1, 2003 with transaction values in the range of approximately $1 billion to $2 billion.

The analysis was based on the one-day, one-week and one-month implied premiums paid in the selected precedent transactions. Lazard calculated the implied premium paid in each transaction by comparing the per share offer price at the time of the announcement of each transaction to the target company’s stock price one day, one week and one month prior to the announcement of the transaction.

The analyses indicated the following premiums paid:

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Period	Low	Median	Mean	High
One-day	(9.5%)	23.8%	26.1%	100.2%
One-week	(8.0%)	26.0%	27.5%	88.4%
One-month	(8.8%)	27.8%	30.5%	135.5%

Based upon the foregoing, Lazard determined a premium reference range of 20% to 30%, and applied such range to the closing price of Catalina common stock as of one day, one week and one month prior to December 7, 2006, the last day of trading prior to Catalina’s announcement that it had received an unsolicited expression of interest from the initial inquirer with respect to an acquisition of Catalina. Based on the foregoing, Lazard calculated a range of implied per share prices for Catalina common stock from $29.00 to $32.50. Lazard noted that the per share merger consideration fell within this range.

Miscellaneous

In connection with Lazard’s services as the special committee’s financial advisor, Catalina agreed to pay Lazard an aggregate fee of $4,000,000, $2,750,000 of which is contingent upon the consummation of the merger. Catalina has also agreed to reimburse Lazard for all expenses incurred in connection with the engagement and to indemnify Lazard and certain related parties against certain liabilities under certain circumstances that may arise out of the rendering of its advice, including certain liabilities under U.S. federal securities laws. Lazard has not received any investment banking fees from Catalina or its affiliates during the past two years.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade securities of Catalina for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to the special committee because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of Catalina.

Lazard prepared these analyses for the purpose of providing an opinion to the special committee as to the fairness, from a financial point of view, to the holders of Catalina common stock (other than holders of excluded shares) of the per share merger consideration to be paid to such holders in the merger. The per share merger consideration to be paid to the holders of shares of Catalina common stock pursuant to the merger agreement was determined through arm’s-length negotiations between Catalina and representatives of Parent and was approved by our board of directors. Lazard did not recommend any specific merger consideration to our board of directors (including the special committee) or to Catalina or that any given merger consideration constituted the only appropriate consideration for the merger.

The opinion of Lazard was one of many factors taken into consideration by the special committee. Consequently, the analyses described above should not be viewed as determinative of the opinion of the special committee with respect to the merger consideration or of whether the special committee would have been willing to determine that a different merger consideration was fair. Additionally, Lazard’s opinion is not intended to confer any rights or remedies upon any employee or creditor of Catalina.

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Financing

Parent estimates that the total amount of funds necessary to complete the merger and related transactions will be approximately $1.7 billion, consisting of approximately $1.58 billion to pay Catalina’s shareholders and holders of other equity-based interests, with the remainder used to repay and refinance existing indebtedness and to pay customary fees and expenses in connection with the merger, the financing arrangements for the merger and related transactions. These payments are expected to be funded by the proceeds of equity and debt financing commitments and the available cash of the surviving corporation. The merger is not conditioned on Parent’s ability to obtain financing.

The following arrangements are in place for the financing of the merger, including the payment of related expenses:

Equity Financing. Parent has received an equity commitment letter from the Equity Investors pursuant to which, and subject to the conditions contained therein, the Equity Investors, have committed to make a capital contribution of up to $585 million to Parent in connection with the completion of the merger. The obligation of the Equity Investors to fund the equity commitments is subject to (1) the terms of the equity commitment letter, (2) the satisfaction or waiver by Parent (which satisfaction or waiver by Parent must have been consented to by each of the Equity Investors) of all of the conditions to Parent’s and Merger Sub’s obligations to effect the closing of the merger and (3) a determination by each Equity Investor to proceed with the closing of the merger. The Equity Investors’ obligation to fund the equity commitments will terminate upon the earliest to occur of (a) the termination of the merger agreement, (b) the termination of the equity commitment letter by H&F and (c) the commencement of any legal proceeding by Catalina or any of our affiliates against Parent, Merger Sub or any of the Equity Investors, or any of their respective affiliates, relating to the equity commitment letter, the limited guaranty, the merger agreement or any of the transactions contemplated thereby.

Debt Financing. Parent has received a fully executed debt commitment letter, amended and restated as of April 24, 2007, from Morgan Stanley Senior Funding, Inc., Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc. and Goldman Sachs Credit Partners L.P., to provide the following, subject to the conditions set forth in such debt commitment letter:

•	a $760 million senior secured credit facility consisting of a $660 million senior secured term loan facility and a $100 million senior secured revolving credit facility;
•	a $330 million senior unsecured bridge loan facility; and
•	a $160 million senior subordinated bridge loan facility.

The debt commitments expire on November 30, 2007. Parent and Merger Sub have agreed to use their reasonable best efforts to arrange the debt financing on the terms and conditions described in the debt commitment letter. The merger agreement does not contain any condition to the receipt of financing by Parent or Merger Sub; provided, however, that Parent is not required to consummate the merger until the completion of the marketing period (as described in “The Merger Agreement—Effective Time; Marketing Period”).

Although the debt financing described in this proxy statement is not subject to a due diligence or “market out,” such financing may not be considered assured. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated.

The availability of the facilities contemplated by the debt financing commitments is subject to, among other things, there not having occurred a “Company Material Adverse Effect” as defined in the merger agreement, consummation of the merger in accordance with the merger agreement (without giving effect to any amendments or waivers thereto that are material and adverse to the lenders under such facilities without the consent of the joint bookrunners thereunder), payment of required fees and expenses, the funding of the equity financing, delivery of

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audited, unaudited and pro forma financial statements, the creation of security interests (subject to certain limitations), the negotiation, execution and delivery of definitive documentation and, with respect to the bridge loan facilities, the delivery of customary marketing materials for a 144A offering of high yield securities and the completion of the marketing period.

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Interests of our Directors and Executive Officers in the Merger

In considering the recommendation of the special committee and our board of directors with respect to the merger, you should be aware that certain directors and executive officers of Catalina have interests in the transaction that are different from, or in addition to, the interests of Catalina’s stockholders generally. Our board of directors and the special committee were aware of these interests and considered them, among other matters, in reaching their decisions to approve the merger agreement and recommend that Catalina’s stockholders vote in favor of the proposal to adopt the merger agreement and approve the merger.

Management Employment Arrangements

Each of the following named executive officers of Catalina is party to a change of control agreement with Catalina that would provide severance benefits to the named executive officer in the event of specified triggering events in connection with a change of control of Catalina (which includes the merger and, among other things, the acquisition by any individual or entity of more than 50% of the total outstanding voting power of Catalina): L. Dick Buell (Chief Executive Officer), Thomas Buehlmann (Executive Vice President and President of Catalina Marketing International), Rick P. Frier (Executive Vice President and Chief Financial Officer), Edward C. Kuehnle (Executive Vice President and President of Catalina Marketing Services), Craig H. Scott (Executive Vice President and President of Catalina Health Resource). Each of these named executive officers will also be entitled to severance benefits in the event of specified triggering events in connection with a “potential change in control” (which includes, among other things, Catalina entering into an agreement, including the merger agreement, that results in a change of control) but before a change of control actually occurs.

Pursuant to the change of control agreements, in the event of a separation of service of the named executive officers by Catalina or its affiliates without cause or by the named executive officer for good reason (which includes, among other things, a reduction in base salary or a reduction in the named executive officer’s title, position or responsibilities) within two years after a change of control of Catalina, the named executive officers (other than Mr. Buell) will receive a cash lump sum payment in lieu of future compensation equal to 2.5 times the sum of (a) their base salary (which includes the base salary paid to them by Catalina and its affiliates) and (b) the higher of (i) the average bonus paid to each named executive officer during the three fiscal years prior to the change of control or (ii) the bonus paid to each named executive officer in the year during which the change of control occurred. The severance benefits for Mr. Buell include a cash lump-sum payment equal to 2.99 times the sum of (a) his base salary and (b) the higher of (i) the average bonus paid to Mr. Buell during the three fiscal years prior to the change of control or (ii) the bonus paid to him in the year during which the change of control occurred.

In addition, each named executive officer will receive a cash lump-sum payment equal to the sum of any unpaid incentive compensation that has been earned by him under any bonus or compensation plan. Each named executive officer will also be entitled to life, disability, accident and health insurance benefits provided to him and his spouse and dependents for two and a half years from the date that he is entitled to receive severance benefits, as well as 12 months of senior executive level career transition assistance.

The foregoing description is qualified in its entirety by reference to each of the named executive officer’s change of control agreements. A form of change of control agreement for each of the named executive officers (other than Mr. Buell and Mr. Buehlmann) is included in Catalina’s Current Report on Form 8-K filed with the SEC on October 11, 2006, incorporated by reference into this proxy statement. The change of control agreements for Mr. Buell and Mr. Buehlmann were included in Catalina’s Transitional Report on Form 10-KT for the nine months ended December 31, 2006, filed with the SEC on February 28, 2007, incorporated by reference into this proxy statement.

Treatment of Stock Options and Share Appreciation Rights

As of the record date, there were approximately [•] shares of Catalina common stock subject to issuance pursuant to Catalina stock options or Catalina stock appreciation rights granted to our current executive officers and directors. The merger agreement provides that all Catalina stock options (other than Catalina stock options

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designated by Parent with the agreement of the holders of such Catalina stock options prior to the mailing of this proxy statement to remain outstanding after the effective time of the merger) and Catalina stock appreciation rights will, to the extent not previously vested, automatically vest and be converted into the right to receive in cash an amount equal to the number of shares of Catalina common stock underlying such Catalina stock options or Catalina stock appreciation rights multiplied by the amount by which $32.50 exceeds the exercise price for each share of Catalina common stock underlying such Catalina stock options or Catalina stock appreciation rights, without interest and less any required withholding taxes.

The following table summarizes the vested and unvested Catalina stock options and Catalina stock appreciation rights with exercise prices of less than $32.50 per share held by our executive officers and directors as of April 27, 2007 and the consideration that each of them will receive pursuant to the merger agreement in connection with the conversion of their Catalina stock options or Catalina stock appreciation rights:

	Unvested Options and SARs	Weighted Average Exercise Price of Unvested Options and SARs	Vested Options and SARs	Weighted Average Exercise Price of Vested Options and SARs	Resulting Consideration
Directors (other than Executive Officers)

Not applicable (none held)

Executive Officers

L. Dick Buell	369,500	$ 24.85	280,000	$ 22.80	$ 5,543,168
Deborah A. Booth	113,050	$ 24.46	106,973	$ 23.73	$ 1,846,256
Tom Buehlmann	127,340	$ 24.83	115,000	$ 22.16	$ 2,165,551
Rick. P Frier	208,320	$ 26.20	56,250	$ 26.10	$ 1,672,962
Edward C. Kuehnle	174,230	$ 25.95	93,750	$ 26.50	$ 1,703,587
Cynthia J. McCloud	86,755	$ 25.05	77,207	$ 24.30	$ 1,279,465
Jay D. Parsons	146,240	$ 25.07	116,357	$ 23.53	$ 2,129,370
Craig H. Scott	111,770	$ 25.22	65,050	$ 23.83	$ 1,377,907
Cary P. Siegel	25,490	$ 29.48	0	$ N/A	$ 77,062
Eric N. Williams	101,370	$ 24.99	82,255	$ 24.82	$ 1,392,432

Treatment of Restricted Stock

As of the record date, there were approximately [•] shares of Catalina common stock represented by shares of restricted Catalina common stock held by our executive officers and directors. The merger agreement provides that, at the effective time of the merger, each share of restricted Catalina common stock which was issued as part of a Catalina stock award will be deemed vested and each share of restricted Catalina common stock will be converted into the right to receive the per share merger consideration, without interest and less any required withholding taxes.

The following table summarizes the shares of restricted Catalina common stock held by our executive officers and directors as of April 27, 2007 and the consideration that each of them will receive pursuant to the merger agreement in connection with the conversion of such shares of restricted Catalina common stock:

	No. of Shares of Unvested Restricted Stock	No. of Shares of Vested Restricted Stock	Resulting Consideration
Directors (other than Executive

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Officers)

Frederick W. Beinecke	6,246	0	$ 202,995
Eugene P. Beard	0	0	0
Edward S. Dunn, Jr.	0	0	0
Evelyn V. Follit	0	0	0
Peter T. Tattle	0	0	0
Robert G. Tobin	8,097	0	$ 263,153
Jeffrey W. Ubben	0	0	0

Executive Officers

L. Dick Buell	75,465	0	$ 2,452,613
Deborah A. Booth	18,470	0	$ 600,275
Tom Buehlmann	30,576	0	$ 993,720
Rick. P Frier	28,574	0	$ 928,655
Edward C. Kuehnle	31,037	0	$ 1,008,703
Cynthia J. McCloud	17,354	0	$ 564,005
Jay D. Parsons	24,374	0	$ 792,155
Craig H. Scott	26,560	0	$ 863,200
Cary P. Siegel	18,412	0	$ 598,390
Eric N. Williams	19,054	0	$ 619,255

Treatment of Catalina Stock Units

As of the record date, there were approximately [•] shares of Catalina common stock represented by Catalina stock units held by our executive officers and directors under our deferred compensation plan. The merger agreement provides that, at the effective time of the merger, each holder of a Catalina stock unit (other than Catalina stock units of certain employees and officers of Catalina as of April 17, 2007 to be exchanged, subject to the agreement of the holder thereof, for equity interests in Parent immediately prior to the effective time of the merger) will receive a number of unrestricted shares of Catalina common stock equal to the number of shares of Catalina common stock underlying such Catalina stock unit and each such share of Catalina common stock will then automatically be converted into the right to receive the per share merger consideration, without interest and less any required withholding taxes. The cash amount received by a holder upon conversion of such holder’s Catalina stock units will be credited to such holder’s deferred compensation plan book account and will be payable to the participant in accordance with the terms of the deferred compensation plan.

The following table summarizes Catalina stock units held by our executive officers and directors as of April 27, 2007 and the consideration that each of them will receive pursuant to the merger agreement in connection with the conversion of such Catalina stock units:

	No. of Shares of Unvested Restricted Stock Units	No. of Shares of Vested Restricted Stock Units	Resulting Consideration
Directors (other than Executive Officers)

Frederick W. Beinecke	10,663.44	0	$ 346,562
Eugene P. Beard	11,994.77	8,097	$ 652,982
Edward S. Dunn, Jr.	3,972.01	2,000	$ 194,090
Evelyn V. Follit	17,168.16	6,246	$ 760,960
Peter T. Tattle	16,443.28	2,000	$ 599,406
Robert G. Tobin	0	0	$ 0
Jeffrey W. Ubben	0	0	$ 0

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	No. of Shares of Unvested Restricted Stock Units	No. of Shares of Vested Restricted Stock Units	Resulting Consideration
Executive Officers

L. Dick Buell	0	0	$ 0
Deborah A. Booth	189.83	0	$ 6,169
Tom Buehlmann	0	0	$ 0
Rick. P Frier	0	0	$ 0
Edward C. Kuehnle	0	0	$ 0
Cynthia J. McCloud	99.33	0	$ 3,228
Jay D. Parsons	0	0	$ 0
Craig H. Scott	0	0	$ 0
Cary P. Siegel	0	0	$ 0
Eric N. Williams	12,746.52	0	$ 414,262

Benefit Arrangements with Respect to Parent Following the Merger

The surviving corporation will provide, until the first anniversary of the effective time of the merger, each employee of Catalina and its subsidiaries with base salary, bonus opportunities and employee benefits (other than equity, long-term incentive plan and retiree benefits) that taken as a whole, in the aggregate, are equal to or greater than those provided to such employees immediately prior to the effective time of the merger.

New Management Arrangements and Rollover Investors

As of the date of this proxy statement, none of Catalina’s executive officers has entered into any amendments or modifications to existing employment agreements with Catalina in connection with the merger nor have they entered into any employment or other agreements with Parent or its affiliates. However, prior to execution of the merger agreement, H&F and Parent informed Catalina and L. Dick Buell, our Chief Executive Officer, that Parent intends to establish equity-based incentive compensation plans for management of the surviving corporation pursuant to which members of Catalina’s current and future management will be eligible to receive, in the aggregate, options and/or other equity awards representing up to 15% of the fully diluted common equity of Parent as of the closing of the merger, a portion of which may be contingent on the recipient to making an investment in the common equity of Parent at the closing of the merger. Parent has also informed us that it will offer the Rollover Investors the opportunity to convert a portion of their current equity interests in Catalina into, or otherwise invest in, the common equity of Parent. Although we believe that certain members of our management team are likely to enter into new arrangements with Parent and/or Merger Sub regarding employment with the surviving corporation or the right to purchase or participate in the equity of Parent, these matters are subject to further negotiations and discussion and no terms or conditions have been agreed to or finalized. The new arrangements are currently expected to be entered into at or prior to the completion of the merger. In addition, it is expected that the employment arrangements of Parent and the surviving corporation with Mr. Buell will provide for Mr. Buell to serve as a member of the board of directors of the surviving corporation and Parent following the merger.

Indemnification and Insurance

The merger agreement provides that, for a period of six years after the effective time of the merger, the surviving corporation will indemnify each present and former director and officer of Catalina, as provided in Catalina’s certificate of incorporation or bylaws and as provided in the indemnification agreements between Catalina and such directors and officers, against any liabilities incurred in connection with any legal proceeding arising out of matters existing or occurring at or prior to the effective time of the merger. Further, the surviving corporation is required to maintain for six years from the effective time of the merger, if available, the current directors’ and officers’ liability insurance policies maintained by Catalina (provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less

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favorable) with respect to matters occurring prior to the effective time of the merger. Notwithstanding the foregoing, the surviving corporation may purchase a six year “tail” prepaid policy on terms and conditions no less favorable than the existing directors’ and officers’ insurance policy maintained by Catalina. The indemnification and insurance provisions of the merger agreement are more fully described under “The Merger Agreement—Indemnification and Insurance” beginning on page 79.

Initial Special Committee and Special Committee Compensation

Our board of directors approved a per meeting fee for each member of the initial special committee and each member of the special committee of $1,500 for each in person meeting and $750 for each telephonic meeting. Additionally, Mr. Tobin received a fee of $10,000 for his service as chairman of the initial special committee. Mr. Beinecke waived his fee as the chairman of the special committee. Mr. Ubben was entitled to receive the same compensation payable to the other members of the initial special committee for the meetings of the initial special committee that he attended; however, all of the fees to which Mr. Ubben was entitled were paid by the Company to ValueAct Capital, and not to Mr. Ubben directly. Compensation of the initial special committee members and of the special committee members was not and is not contingent on the initial special committee or the special committee approving or recommending the merger or any other strategic financial alternative or the consummation of the merger or any other strategic financial alternative. In determining the compensation payable to the members of the initial special committee and the members of the special committee, our board of directors considered, among other things, the complexities inherent in the strategic financial alternatives to be considered and the time expected to be required by the initial special committee members and the special committee members, the need for the initial special committee and the special committee to evaluate a variety of matters and the publicly reported compensation of the special committees of the boards of other companies.

Jeffrey W. Ubben’s Relationship with ValueAct Capital

Mr. Ubben has served as a member of our board of directors since May 2006 and is the co-founder and managing partner of ValueAct Capital. On March 8, 2007 an affiliate of ValueAct Capital entered into a merger agreement with Catalina providing for the proposed acquisition of Catalina for a cash purchase price of $32.10 per share. Pursuant to the terms of the ValueAct Capital merger agreement, we paid ValueAct Capital a termination fee of $8,440,000 in order to terminate the ValueAct Capital merger agreement and enter into the merger agreement with Parent and Merger Sub.

Material United States Federal Income Tax Consequences

The following is a general discussion of material U.S. federal income tax consequences of the merger to holders of Catalina common stock whose shares are converted into the right to receive cash in the merger (whether upon receipt of the per share merger consideration or pursuant to the proper exercise of appraisal rights). We base this summary on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of common stock that is:

•	a citizen or individual resident of the U.S. for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or the District of Columbia;
•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

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•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder holds the shares of Catalina common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, stockholders who hold shares of Catalina common stock as part of a hedge, straddle, constructive sale or conversion transaction, stockholders who will hold, directly or indirectly, an equity interest in the surviving corporation or stockholders who acquired their shares of Catalina common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are recommended to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for Catalina common stock pursuant to the merger.

If a partnership holds Catalina common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding Catalina common stock, you should consult your tax advisor.

U.S. Holders

The receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by U.S. holders of Catalina common stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of Catalina common stock will recognize gain or loss equal to the difference between:

•	the amount of cash received in exchange for such common stock determined before the deduction of any applicable withholding taxes; and
•	the U.S. holder’s adjusted tax basis in such common stock.

If the holding period in Catalina common stock surrendered in the merger (or pursuant to the exercise of dissenters’ rights) is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of non-corporate holders, including individuals, are eligible for reduced rates of taxation if certain holding periods are met. The deductibility of a capital loss recognized on the exchange is subject to limitations under the Code. If a U.S. holder acquired different blocks of Catalina common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Catalina common stock.

Under the Code, a U.S. holder of Catalina common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger (or pursuant to the exercise of dissenters’ rights) unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

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Non-U.S. Holders

Any gain realized on the receipt of cash in the merger (or pursuant to the exercise of dissenters’ rights) by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the shares of Catalina common stock at any time during the five years preceding the merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not, have not been and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger (or pursuant to the exercise of dissenters’ rights), unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

Under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification and report forms with the FTC and the DOJ by Catalina and Parent, unless a request for additional information and documentary material is received from the FTC or the DOJ or unless early termination of the waiting period is granted. If, within the initial 30-day waiting period, either the FTC or the DOJ issues a request for additional information and documentary material concerning the merger, then the waiting period will be extended until the 30th calendar day after the date of substantial compliance with the request by all parties, unless earlier terminated by the FTC or the DOJ or further extended by court order or with the parties’ consent. The parties filed their respective notification and report forms with the FTC and the DOJ under the Hart-Scott-Rodino Act on April 26, 2007.

Catalina (and its subsidiaries) conducts business in member states of the European Union. Council Regulation (EC) 139/2004, which we refer to as the “EC Merger Regulation”, requires that certain transactions, which we refer to as “concentrations”, must be notified to and receive approval of the European Commission if certain revenue thresholds are met. If a European Commission notification is required, the European Commission must review the merger to determine whether or not it is compatible with the common market and, accordingly,

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whether or not to permit it to proceed. If the European Commission does not have jurisdiction, either because the transaction is not a concentration or does not meet the revenue thresholds of the EC Merger Regulation, the parties may be required to make notifications to individual national competition authorities.

The parties also derive revenues in a number of other jurisdictions where merger control filings or approvals may be required or advisable in connection with the completion of the merger and will make filings in such jurisdictions as appropriate.

The DOJ and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the DOJ, the FTC, a state attorney general, or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Catalina or Merger Sub or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that the parties will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions to the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the termination date or at all. Under the merger agreement, Catalina and Parent have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger.

Delisting and Deregistration of Catalina Common Stock

If the merger is completed, Catalina common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of Catalina common stock.

Litigation Related to the Merger

On March 9, 2007, a purported class action complaint relating to the then-proposed merger of Catalina with an affiliate of ValueAct Capital was filed in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida by Brad Wind, an alleged stockholder of Catalina, against Catalina, each of Catalina’s directors and ValueAct Capital. The complaint alleges, among other things, that (i) the per share merger consideration is inadequate and unfair to Catalina’s stockholders, (ii) the individual defendants breached their fiduciary duties owed to Catalina’s stockholders in connection with Catalina entering into the merger agreement with Parent and Merger Sub, and the disclosures relating thereto and (iii) Catalina aided and abetted the alleged breaches of fiduciary duties. The plaintiffs seek, among other things, an injunction against the consummation of the merger and reimbursement of the plaintiffs’ attorneys’ fees and expenses.

Second Amendment to Catalina’s Stockholder Protection Agreement

Immediately prior to the execution of the ValueAct Capital merger agreement, Catalina and Mellon Investor Services LLC, which we refer to as the “Rights Agent”, entered into the First Amendment to the Stockholder Protection Plan between Catalina and the Rights Agent, dated as of May 8, 1997, which we refer to as the “stockholder protection agreement”. The amendment permitted the execution of the ValueAct Capital merger agreement and the performance and consummation of the transactions contemplated by the ValueAct Capital merger agreement, including the merger of Catalina with an affiliate of ValueAct Capital, without triggering the provisions of Catalina’s stockholder protection agreement. Immediately prior to the execution of the merger agreement, Catalina and the Rights Agent entered into the Second Amendment to Catalina’s stockholder protection agreement, which, among other things, permitted the execution of the merger agreement and the performance and consummation of the transactions contemplated by the merger agreement, including the merger, without triggering

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the provisions of Catalina’s stockholder protection agreement. A description of the material terms of Catalina’s stockholder protection agreement is included in Catalina’s Current Report on Form 8-K filed with the SEC on May 8, 1997, incorporated by reference into this proxy statement.

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THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. It is not intended to provide you with any other factual information about us or the surviving corporation following the merger. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find Additional Information” beginning on page 94.

The Merger

The merger agreement provides for the merger of Merger Sub with and into Catalina, with Catalina continuing as the surviving corporation and a wholly owned subsidiary of Parent. As the surviving corporation, Catalina will continue to exist following the merger.

Each of the certificate of incorporation and bylaws of Catalina will be amended in their entirety pursuant to the merger agreement and will be the certificate of incorporation and bylaws of the surviving corporation. Unless otherwise determined by Parent prior to the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the directors of the surviving corporation, until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the surviving corporation, or until their earlier death, resignation or removal, or as otherwise provided by applicable law. Unless otherwise determined by Parent prior to the effective time of the merger, the officers of Catalina immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation, until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the surviving corporation, or until their earlier death, resignation or removal, or as otherwise provided by applicable law.

We or Parent may terminate the merger agreement prior to the consummation of the merger in some circumstances, whether before or after the adoption of the merger agreement and the approval of the merger by our stockholders. Additional details on termination of the merger agreement are described in “—Termination of the Merger Agreement”.

Effective Time; Marketing Period

The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger). We expect to complete the merger as promptly as practicable after our stockholders adopt the merger agreement and approve the merger and, if necessary, the expiration of the “marketing period” described below.

Unless otherwise agreed by the parties to the merger agreement, the parties are required to close the merger no later than the second business day after the satisfaction or waiver of the conditions described under “—Conditions to the Merger” beginning on page 82, except that if the marketing period has not ended at the time of the satisfaction or waiver of such conditions, the closing of the merger will occur on the date that is the earliest to occur of (i) a date during the marketing period specified by Parent on at least three (3) business days’ notice to Catalina, and (ii) the final day of the marketing period.

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For purposes of the merger agreement and as referred to herein, “marketing period” means the first period of twenty (20) consecutive business days throughout which:

•	Parent has certain financial information required to be provided by Catalina under the merger agreement in connection with Parent’s financing of the merger; and
•

the conditions described under “—Conditions to the Merger” beginning on page 82 are satisfied and no condition exists that would cause the conditions of Parent and Merger Sub to fail to be satisfied assuming the closing of the merger were to be scheduled at any time during such twenty (20) business day period.

In certain instances where the financial statements included in the required financial information have become outdated, we will be required to submit updated financial statements to Parent and a new twenty (20) business day period will commence once we have provided the updated financial statements.

If the marketing period would not end on or prior to August 16, 2007, the marketing period will commence no earlier than September 4, 2007. In addition, the marketing period will not be deemed to have commenced if, prior to the completion of the marketing period, PricewaterhouseCoopers LLP shall have withdrawn its audit opinion with respect to any financial statements contained in our reports filed with the SEC since January 1, 2005.

The purpose of the marketing period is to provide the lenders under the debt commitment letter delivered in connection with the signing of the merger agreement a reasonable and appropriate period of time during which they can market and place the permanent debt financing contemplated by the debt financing commitments for the purposes of financing the merger. See “The Merger—Financing” for additional information regarding the debt financing.

Merger Consideration

As of the effective time of the merger, each share of Catalina common stock issued and outstanding immediately prior to the effective time of the merger will automatically be converted into the right to receive $32.50 in cash, without interest and less any required withholding taxes, other than shares of Catalina common stock held:

•	in treasury or held by Catalina, that will be canceled without conversion or payment;
•	by any wholly owned subsidiary of Catalina, that will remain outstanding;
•	by Parent, Merger Sub or any other wholly owned subsidiary of Parent, that will be canceled without conversion or payment; and
•

by holders who have properly demanded and perfected and have not timely withdrawn demand for their appraisal rights with respect to such shares of Catalina common stock, that will be canceled without conversion or payment.

After the effective time of the merger, each holder of a certificate formerly representing shares of Catalina common stock (other than shares of Catalina common stock for which appraisal rights have been properly demanded and perfected) will no longer have any rights with respect to the shares of Catalina common stock, except for the right to receive the per share merger consideration. See “Rights of Appraisal”.

Treatment of Stock Options and Other Awards

As of the effective time of the merger, except as otherwise agreed by Parent and the holder of a Catalina stock option, all outstanding Catalina stock options and Catalina stock appreciation rights granted under Catalina's equity incentive plans will, to the extent not previously vested under the terms of such plans, automatically vest and

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be converted into the right to receive a cash payment equal to the number of shares of Catalina common stock underlying such Catalina stock options or Catalina stock appreciation rights multiplied by the amount by which $32.50 exceeds the exercise price for each share of Catalina common stock underlying such Catalina stock options or Catalina stock appreciation rights, without interest and less any required withholding taxes.

As of the effective time of the merger, each share of restricted Catalina common stock which was issued as part of a Catalina stock award will be deemed vested and each such share of restricted Catalina common stock will be converted into the right to receive the per share merger consideration, without interest and less any required withholding taxes.

As of the effective time of the merger, except as otherwise agreed by Parent and the holder of a Catalina stock unit, each direct or indirect holder of a Catalina stock unit that is held in the Catalina Marketing Corporation Deferred Compensation Plan will receive a number of unrestricted shares of Catalina common stock equal to the number of shares of Catalina common stock underlying such Catalina stock unit and each such share of Catalina common stock will then be automatically converted into the right to receive the per share merger consideration, without interest and less any required withholding taxes. The cash amount received by a holder upon conversion of such holder’s Catalina stock units will be credited to such holder’s deferred compensation plan book account, and shall be deemed invested in any available investment fund under the deferred compensation plan (except for a fund based upon Catalina common stock) and will be payable to the deferred compensation plan participant only in accordance with the terms of the deferred compensation plan.

If the effective time of the merger occurs on or before June 30, 2007, Catalina will terminate its 2004 Employee Payroll Deduction Stock Purchase Plan, which we refer to as the “ESPP”, and any offering or purchase periods thereunder, contingent upon the occurrence of the closing of the merger, and shall refund each ESPP participant’s payroll deductions under the ESPP without interest. If the effective time of the merger occurs on or after July 1, 2007, Catalina will suspend the ESPP immediately following the current offering period under the ESPP (which ends June 30, 2007).

The effect of the merger upon our employee stock purchase plan is described in “—Employee Benefits”.

Exchange and Payment Procedures

Before the merger, Parent will select a payment agent (reasonably acceptable to Catalina) to make payment of the per share merger consideration as described above. At or prior to the effective time of the merger, Parent will deposit with the payment agent the cash sufficient to pay the per share merger consideration to the equity holders entitled to receive such consideration.

As of the effective time of the merger and following conversion into the right to receive the per share merger consideration, we will close our stock transfer books. After that time, there will be no further transfer of shares of Catalina common stock on such transfer books.

Within five business days after the effective time of the merger, the surviving corporation will cause the payment agent to send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the per share merger consideration. The payment agent will pay you your per share merger consideration after you have (1) surrendered your stock certificates to the payment agent (or, if such shares of Catalina common stock are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares of Catalina common stock on a book-entry account statement) and (2) provided to the payment agent your duly completed and signed letter of transmittal and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of the per share merger consideration. The surviving corporation will reduce the amount of any per share merger consideration paid to you by any required withholding taxes. You should not forward your stock certificates to the payment agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy card.

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If any cash deposited with the payment agent is not claimed within one year following the closing of the merger, such cash will be returned to the surviving corporation upon demand, and after such transfer, any stockholders of Catalina who have not properly surrendered their stock certificates may look only to the surviving corporation for payment of the per share merger consideration.

If you have lost your certificate, or if it has been stolen or destroyed, if required by Parent or the payment agent, you will be required to provide an affidavit to that fact and post a bond in a reasonable amount that the surviving corporation directs as indemnity against any claim that may be made against Parent, the payment agent or the surviving corporation in respect of such certificate.

Representations and Warranties

The merger agreement contains representations and warranties made by us to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to us. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important exceptions and qualifications agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders or used for the purpose of allocating risk between the parties to the merger agreement, rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

The merger agreement contains various representations and warranties between Catalina, on the one hand, and Parent and Merger Sub, on the other hand, that are subject, in some cases, to specified exceptions and qualifications. These representations and warranties, which are substantially reciprocal, relate to, among other things:

•	corporate organization, existence and good standing (including, as to Catalina, with respect to its subsidiaries);
•	corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated thereby;
•

the absence of violations of, or conflicts with, governing documents (including, as to Catalina, with respect to its subsidiaries) or applicable law as a result of entering into the merger agreement and consummating the merger;

•	the absence of legal proceedings and governmental orders which would prevent or delay the merger;
•	the absence of undisclosed brokers’ fees; and
•	the accuracy of information supplied for use in this proxy statement and other filings made with the SEC in connection with the transactions contemplated by the merger agreement.

The merger agreement also contains various representations and warranties made by Catalina to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. These representations and warranties relate to, among other things:

•

the determination by our board of directors that the merger and the other transactions contemplated by the merger agreement constitute a “superior offer” (as defined in the ValueAct Capital merger agreement);

•	the authorization and approval of the termination of the ValueAct Capital merger agreement and the payment of the termination fee payable thereunder to ValueAct Capital;

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•	capital structure;
•	SEC filings and the financial statements contained therein;
•	disclosure controls and procedures;
•	internal accounting controls;
•	the absence of certain related party transactions or agreements with affiliates;
•	the absence of certain changes or events;
•	title to assets;
•	accounts receivable;
•	intellectual property matters;
•	material contracts;
•	the absence of undisclosed liabilities;
•	the possession of governmental authorizations and compliance with applicable law;
•	tax matters;
•	employment and labor matters, and employees benefit plans;
•	real property and leasehold matters;
•	insurance matters;
•	the required vote of Catalina’s stockholders in connection with the adoption of the merger agreement and the approval of the merger;
•	environmental matters;
•	the fairness opinions received from Goldman and Lazard;
•	the inapplicability of anti-takeover statutes to the transactions contemplated by the merger agreement;
•	actions taken by Catalina rendering Catalina’s stockholder protection agreement inapplicable to the transactions contemplated by the merger agreement;
•	the termination of the ValueAct Capital merger agreement and the payment of the termination fee payable thereunder to ValueAct Capital; and
•	the ValueAct Capital voting agreement.

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The merger agreement also contains various representations and warranties made by Parent and Merger Sub to Catalina that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;
•	the activities and liabilities of Parent and Merger Sub;
•	the ownership by Parent and Merger Sub of shares of Catalina common stock and the inapplicability of Delaware law restricting business combinations involving interested stockholders;
•	the validity of the financing commitments and the guarantee by the Equity Investors of Parent’s obligations under the merger agreement; and
•	the solvency of the surviving corporation following consummation of the merger.

Many of our representations and warranties are qualified by reference to the absence of a “Catalina material adverse effect”. For the purposes of the merger agreement and as referred to herein, “Catalina material adverse effect” means any event, effect, change, new circumstance or development that has or would reasonably be expected to have, either individually or in the aggregate with any other event, effect, change, new circumstance or development, a material adverse effect on the business, financial condition, capitalization, operations or financial performance of Catalina and our subsidiaries, taken as a whole. A “Catalina material adverse effect” will not have occurred, however, as a result of any event, effect, change, new circumstance or development resulting from, among other things:

•

changes in general economic conditions, or changes affecting the capital markets in general (except to the extent these changes have a materially disproportionate impact on us relative to other industry participants);

•	general changes in the industries in which we or our subsidiaries operate (except to the extent these changes have a materially disproportionate impact on us relative to other industry participants);
•	changes in applicable law or in GAAP;
•	the announcement of the merger agreement and the transactions contemplated by the merger agreement;
•

any change in the market price or trading volume of Catalina common stock (provided that the underlying causes of such changes may be considered in determining whether there has been a Catalina material adverse effect);

•

our failure to meet internal operating projections or forecasts, or published revenue or earnings predictions (provided that the underlying causes of such changes may be considered in determining whether there has been a Catalina material adverse effect);

•

any act or threat of terrorism or war, any armed hostilities or terrorist activities, any threat or escalation of armed hostilities or terrorist activities or any governmental or other response or reaction to any of the foregoing or any natural disasters or any national or international calamity affecting the United States or other geographical region in which we or our subsidiaries do business (other than any of the foregoing that causes any damage or destruction to or renders unable any of our facilities or properties, in which case such event may be considered in determining whether there has been a Catalina material adverse effect);

•	any effects resulting from any legal proceeding brought against us by our stockholders challenging or seeking to restrain or prohibit the consummation of the merger;

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•	changes in accounting principles; or
•	any action taken that is required by the merger agreement or at the written request of Parent or Merger Sub.

The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger and the merger agreement does not contain any post-closing indemnification obligations with respect to these matters.

Conduct of Business Pending the Merger

We have agreed in the merger agreement that, until the consummation of the merger, except as consented to in writing by Parent, to conduct our business and the business of our subsidiaries in the ordinary course of business consistent with past practice, and in material compliance with applicable law and the requirements of all material contracts. In addition, we have agreed to use our commercially reasonable efforts to preserve intact our business organization and the business organization of our subsidiaries, to keep available the services of our current officers and employees, and to maintain our current relationships and the relationships of our subsidiaries with customers, suppliers and others with whom we or any of our subsidiaries has business relationships. We have also agreed to keep in full force and effect and seek appropriate renewals of our insurance policies covering all of our material assets and the material assets of our subsidiaries.

The merger agreement provides that, until the consummation of the merger, except as expressly contemplated or permitted by the merger agreement or consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), Catalina will not, and will not cause any of its subsidiaries to:

•

declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other securities payable in cash, stock or property or otherwise (other than dividends and distributions to Catalina or any of our subsidiaries) or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

•

sell, issue, grant or authorize the issuance, grant, encumbrance or transfer of any capital stock or other security or rights to acquire securities, other than issuances of common stock upon the valid exercise of options or other stock awards outstanding as of the date of the merger agreement or pursuant to Catalina’s ESPP during the current offering period terminating on June 30, 2007; provided that Catalina must exercise its discretion pursuant to the terms of the ESPP to preclude any increases to a participant’s current rate of contribution under the ESPP with respect to such offering period;

•

except as required by law or by the merger agreement, amend or knowingly waive any of its rights under, or accelerate the vesting under, any provision of any award plans, any provision of any agreement evidencing any Catalina stock award or any restricted stock purchase agreement;

•	amend its certificate of incorporation or bylaws or amend Catalina’s stockholder protection agreement;
•

effect or become a party to any “acquisition transaction” (as described in “—Restrictions on Solicitation of Other Offers”), recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

•	acquire any equity interest or other interest in any other entity other than a subsidiary of Catalina in excess of $10 million, either individually or in the aggregate;
•

make capital expenditures in excess of $7.5 million in the aggregate over and above Catalina’s budget for capital expenditures made available to Parent and Merger Sub prior to the execution of the merger agreement;

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•

except in the ordinary course of business, enter into or become bound by any material contract, or amend or terminate, or waive or exercise any material right or remedy under, any of Catalina’s or its subsidiaries’ material contracts;

•	except in the ordinary course of business, pledge any assets of Catalina or otherwise permit any of Catalina’s assets to become subject to any encumbrance, other than specified permitted encumbrances;
•

acquire, lease or license any right or asset from another party, or sell, transfer or otherwise dispose of, lease or license any right or asset to any other party, in each case, other than immaterial assets in the ordinary course of business and consistent with past practices;

•

other than intercompany transactions, lend money or incur or guarantee any indebtedness or enter into any “keep well” or other arrangement to maintain the financial condition of any party having the same economic effect, other than routine borrowings in the ordinary course of business and in accordance with past practices under Catalina’s senior credit facility and advances for ordinary travel or other advances in the ordinary course of business and in accordance with Catalina policies or practices;

•

except as required by law or any existing agreement made available to Parent prior to the execution of the merger agreement, establish, adopt or amend (i) any collective bargaining agreement, change of control or severance agreement, or (ii) any employee benefit plan or consulting, retention or employment agreement, or pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, its executives or officers;

•	change accounting methods or accounting practices or principles in any respect, or revalue any of its assets, except as required by GAAP;
•	except to the extent consistent with its past practices, make any material tax election or file any material amendment to a tax return;
•	commence, settle or compromise any material legal proceeding which may reasonably be expected to expose Catalina or any of its subsidiaries to material liability;
•

enter into or renew or extend any agreements or arrangements that materially limit or otherwise materially restrict Catalina or any of its subsidiaries or any successors thereto from engaging or competing in Catalina’s currently contemplated lines of business;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
•

knowingly or intentionally take any action that results or is reasonably likely to result in any of Catalina’s representations or warranties contained in the merger agreement being untrue in any material respect;

•

except as required by law, change any of Catalina’s or any of its subsidiaries’ material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ending March 31, 2006;

•

fail to manage and retain cash and cash equivalents and investments in marketable securities in a manner consistent with past practice; provided that such cash and cash equivalents and investments in marketable securities shall not be invested in a manner reasonably expected to incur any losses, expenses, penalties, costs or other liabilities in connection with the funding of the per share merger consideration; or

•	agree or commit to take any of the actions set forth above.

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Restrictions on Solicitation of Other Offers

Pursuant to the terms of the merger agreement, we have agreed to immediately cease any discussions with all persons (other than Parent) relating to an acquisition proposal and to request that all confidential information previously furnished to any such person be promptly returned or destroyed.

Pursuant to the terms of the merger agreement, until the earlier of the consummation of the merger or the termination of the merger agreement, we have agreed that we and our subsidiaries (and our and our subsidiaries’ officers, directors, employees and other representatives) will not:

•	initiate, solicit, knowingly facilitate or knowingly encourage the making, submission or announcement of any acquisition proposal;
•

furnish any non-public information regarding Catalina and its subsidiaries, or grant any access to any of their respective properties, books, records or personnel, to any third party in response to any acquisition proposal;

•	engage in discussions or negotiations with any third party with respect to any acquisition proposal;
•	approve, endorse or recommend any acquisition proposal; or
•	enter into any contract providing for the consummation of any acquisition proposal.

An “acquisition proposal” is defined in the merger agreement to mean any inquiry, offer, proposal or indication of interest (other than an inquiry, offer, proposal or indication of interest by Parent or any of its affiliates) contemplating or otherwise relating to, or that would be expected to lead to, an “acquisition transaction”. Generally, an “acquisition transaction” means any transaction or series of related transactions involving:

•

any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer, joint venture or other similar transaction in which (i) a third party directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Catalina, or (ii) Catalina issues securities representing more than 20% of the outstanding securities of any class of voting securities of Catalina;

•

any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for (i) 20% or more of the consolidated net revenues, consolidated net income, or consolidated book value of Catalina and its subsidiaries or (ii) 20% or more of the fair market value of the assets of Catalina and its subsidiaries; or

•	any liquidation or dissolution of Catalina.

A “superior offer” means a bona fide acquisition proposal (but changing the references to “more than 20%” and “20% or more” in the definition above to “more than 50%” or “50% or more”) that our board of directors determines in good faith, after consultation with its financial advisor, to be (a) more favorable to Catalina’s stockholders from a financial point of view than the terms of the merger, and (b) reasonably capable of being completed taking into account such financial, legal, regulatory and other aspects of such proposal and the merger agreement as our board of directors shall consider relevant.

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Notwithstanding the aforementioned restrictions, at any time prior to the adoption of the merger agreement and the approval of the merger by our stockholders, we are permitted to engage in discussions or negotiations with, and provide non-public information to any party to the extent that:

•

we receive from such party an acquisition proposal not solicited in violation of the prohibitions described above, which our board of directors concludes in good faith, after consultation with its financial advisors, is or could reasonably be expected to result in a superior offer;

•	after consultation with outside counsel, our board of directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;
•

at least one business day prior to furnishing any such information to, or entering into discussions with, such party, Catalina gives Parent written notice of the identity of such party and of Catalina’s intention to furnish information to, or enter into discussions with, such party, and Catalina receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information and containing customary standstill provisions; and

•

contemporaneously with furnishing any such information to such party, Catalina furnishes such information to Parent (to the extent that such information has not been previously furnished by Catalina to Parent).

We have agreed to advise Parent within 24 hours of receiving any acquisition proposal, any inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal or any request for information relating to Catalina or our subsidiaries with respect to any acquisition proposal. We have also agreed to keep Parent informed in all material respects on a reasonably prompt basis of the status and any discussions or negotiations relating to any acquisition proposal and shall, within 24 hours, provide Parent with all terms and conditions of any acquisition proposal, including any material change to the terms of any acquisition proposal.

Nothing contained in the merger agreement prevents us from taking and disclosing to our stockholders a position with respect to any tender or exchange offer by a third party in compliance with Rule 14d-9 and Rule 14e-2 under the Exchange Act with regard to an acquisition proposal; provided that any such disclosure that is not a recommendation of rejection of such offer or a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be an Adverse Recommendation Change (as described in “—Adverse Recommendation Change”).

As of the date of this proxy statement, no party had submitted an acquisition proposal which could reasonably be expected to result in a superior offer.

Adverse Recommendation Change

Pursuant to the merger agreement, at any time prior to the adoption of the merger agreement by our stockholders, our board of directors may make an “adverse recommendation change” (as described below) if (i) a bone fide acquisition proposal is made, (ii) our board of directors determines in good faith, after consultation with its financial advisor, that such acquisition proposal constitutes a superior offer and (iii) our board of directors determines in good faith, after consultation with outside counsel, that failing to make an adverse recommendation change would be inconsistent with its fiduciary duties; provided, however, that our board of directors is not permitted to make an adverse recommendation change unless and until (A) our board of directors has first provided Parent with notice that it is prepared to effect such an adverse recommendation change and specifies the reasons therefor (including the material terms and conditions of any acquisition proposal relating to such potential adverse recommendation change) and with a copy of the relevant proposed transaction agreement and other material documents with the party making such acquisition proposal, (B) for the two days following delivery of such notice, Catalina shall negotiate with Parent in good faith to make any adjustments to the terms of the merger agreement so that any acquisition proposal ceases to constitute a superior offer or the other reasons for making any other adverse recommendation change are no longer applicable and (C) in determining whether to withdraw or modify the recommendation of our board of directors in a manner adverse to Parent, our board of directors shall take into

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account any changes to the terms of the merger agreement proposed by Parent to Catalina. In the event of any material amendment to the terms (or any change in the pricing terms) of any superior offer, then Catalina has agreed to deliver a new notice and recommence the two-day negotiation period prior to withdrawing or modifying the recommendation of our board of directors in a manner adverse to Parent. Our board of directors, or any committee thereof, shall have made an “adverse recommendation change” if it withdraws or modifies, in a manner adverse to Parent, its recommendation to Catalina’s stockholders to vote to adopt the merger agreement and approve the merger, or it has announced that it has resolved to take any such action.

Our board of directors may also, at any time prior to the adoption of the merger agreement and the approval of the merger by our stockholders and subject to compliance with the terms of the merger agreement (including those provisions relating to an adverse recommendation change as described above), terminate the merger agreement to enter into a written agreement with respect to a superior offer. In the event we terminate the merger agreement to enter into a written agreement with respect to a superior offer, we must concurrently with such termination pay to Parent the termination fee as described in further detail in “—Termination Fees; Expense Reimbursement”.

Agreement to take Further Action and to Use Reasonable Best Efforts; Regulatory Approvals

Subject to the terms and conditions set forth in the merger agreement, each of Catalina and Parent has agreed to use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the merger. In particular, each of the parties to the merger agreement has agreed to (i) make all filings and other submissions (if any) and give all notices required to be made and given by such party in connection with the merger, and to submit promptly any additional information requested in connection with such filings and notices; (ii) use reasonable best efforts to obtain any consent required to be obtained from any governmental authority or other person by such party in connection with the merger; and (iii) use reasonable best efforts to lift any injunction prohibiting, or any other legal bar to, the merger. In connection with the foregoing, the parties have agreed to obtain all necessary governmental consents and approvals and make necessary filings, including filings under the Hart-Scott-Rodino Act and appropriate filings under other applicable antitrust or related laws. Catalina and Parent have further agreed to provide each other with a copy of each proposed filing with, or other submission to, any governmental body relating to the merger, and to give each other a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission.

Employee Benefits

Pursuant to the merger agreement, at the effective time of the merger, the surviving corporation will provide, until the first anniversary of the effective time of the merger, each employee of Catalina and its subsidiaries with base salary, bonus opportunities and employee benefits (other than equity long-term incentive plan and retiree benefits) that taken as a whole, in the aggregate, are equal to or greater than those provided to such employees immediately prior to the effective time of the merger.

Catalina specifically retains its right to terminate any of its employee benefits plans on or prior to the effective time of the merger, as long Catalina provides prior notice to the surviving corporation and such termination does not result in any additional material liability or cost to Parent after the effective time of the merger. Notwithstanding the foregoing, the Catalina Marketing Corporation Deferred Compensation Plan, as amended, shall remain in full force and effect at the effective time of the merger and shall be further amended to allow for a new form of payment election to take effect after the calendar year 2007 in accordance with the transition rules applicable to Section 409A of the Code.

The merger agreement provides that, at the effective time of the merger, the surviving corporation will expressly assume the obligations under any agreement pertaining to employees of Catalina that requires the surviving corporation to do so prior to the effective time and, if so required, shall expressly assume the obligations thereunder by separate agreements or instruments in favor of the beneficiaries of such agreements.

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To the extent that service is relevant for purposes of eligibility, vesting, calculation of any benefit, or benefit accrual under any employee benefit plan assumed by Parent following the closing of the merger, employees of Catalina and its subsidiaries will receive credit for their services performed on or prior to the closing of the merger and under any employee benefit plan, program or arrangement maintained by Catalina. In addition, with respect to any welfare benefit plan established or maintained by the surviving corporation following the closing date for the benefit of any employees that shall be continuing employment with the surviving corporation, Parent shall use its best efforts to cause such plan to waive any pre-existing condition exclusions or limitations, eligibility waiting periods or required physical examinations with respect to any such employee and their eligible dependents and provide that any covered expenses incurred on or before the closing date by any such employee and their eligible dependents shall be taken into account for purposes of satisfying any applicable deductible, coinsurance and maximum out of pocket provisions after the closing date.

Pursuant to the merger agreement, if the effective time of the merger occurs on or before June 30, 2007, Catalina will terminate the ESPP (and any offering or purchase periods thereunder), contingent upon the occurrence of the closing of the merger, and shall refund each ESPP participant’s payroll deductions under the ESPP without interest. If the effective time of the merger occurs on or after July 1, 2007, Catalina will suspend the ESPP immediately following the current offering period under the ESPP (which ends June 30, 2007).

Indemnification and Insurance

The merger agreement provides that, for a period of six years after the effective time of the merger, to the fullest extent permitted by law, Parent shall, and shall cause the surviving corporation to, advance expenses to, indemnify and hold harmless each present and former director and officer of Catalina, as provided in Catalina’s certificate of incorporation or bylaws (as in effect on the date of the merger agreement) and as provided in the indemnification agreements between Catalina and such directors and officers, against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any legal proceeding arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger.

Pursuant to the merger agreement, the surviving corporation is required to maintain for six years from the effective time of the merger, if available, the current directors’ and officers’ liability insurance policies maintained by Catalina (provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable) with respect to matters occurring prior to the effective time of the merger, provided that the surviving corporation is only required to expend up to a maximum amount per year equal to 250% of the current annual premiums paid by Catalina for such insurance. Notwithstanding the foregoing, Parent may at its sole discretion purchase or cause the surviving corporation to purchase a six year “tail” prepaid policy on terms and conditions no less favorable than the existing directors’ and officers’ insurance policy maintained by Catalina.

Financing

Parent and Merger Sub have agreed to use their reasonable best efforts to obtain the proceeds of the equity financing and the debt financing in connection with the merger on terms described in the equity commitment letter and the debt commitment letter delivered in connection with the signing of the merger agreement. See “The Merger—Financing” for a description of the financing arranged by Parent and Merger Sub to fund the merger and related transactions. In particular, Parent and Merger Sub have agreed to use their reasonable best efforts to:

•	maintain the effectiveness of each of the commitment letters (and the term sheets and fee letters related thereto) in accordance with their respective terms;
•

negotiate definitive agreements with respect to the debt financing consistent with the terms and conditions contained in the debt commitment letter or on other terms which provide no less probability of closing the

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transactions contemplated by the merger agreement and which are no less favorable to Parent or Merger Sub;

•

enter into definitive agreements with respect to the financing contemplated by each of the commitment letters consistent with the terms and conditions contained in such letters or on other terms which provide no less probability of closing the transactions contemplated by the merger agreement and which are no less favorable to Parent or Merger Sub;

•	satisfy on a timely basis all conditions in such definitive agreements the satisfaction of which are within the control of Parent or Merger Sub; and
•	timely consummate the financing contemplated by each of the commitment letters.

In addition, Parent has agreed to keep Catalina informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain the proceeds of the equity financing and the debt financing and shall not permit any amendment or modification to, or any waiver of any material provision or remedy under, either of the commitment letters if such amendment, waiver or remedy reduces the aggregate amount of financing, amends the conditions to the drawdown of the financing in any material respect or is adverse to the interests of Catalina in any material respect.

We have agreed to assist and cooperate with Parent and Merger Sub in connection with their efforts to obtain the proceeds of the equity financing and the debt financing, including using reasonable best efforts with respect to:

•	participation in meetings, drafting sessions, presentations, road shows, due diligence sessions and sessions with rating agencies;
•

assisting with the preparation of materials for rating agency presentations, offering documents, business projections, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the debt financing;

•

executing and delivering immediately prior to the effective time of the merger any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent (including an officer’s certificate with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the debt financing) and otherwise facilitating the pledging of collateral;

•	furnishing Parent and its debt financing sources with financial and other pertinent information regarding Catalina and its subsidiaries as may be reasonably requested by Parent;
•

obtaining any necessary accountants’ consents and comfort letters (including comfort levels customary in similar types of transactions for pro forma financial information and related adjustments), legal opinions, surveys and title insurance as reasonably requested by Parent;

•

taking all actions reasonably necessary to (i) permit the prospective lenders involved in the debt financing to evaluate Catalina’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (ii) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing;

•	obtaining any necessary rating agencies’ confirmation or approvals for the debt financing; and
•	taking all corporate actions necessary to permit the consummation of the debt financing and to permit the proceeds thereof to be made available as of the effective time of the merger.

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We have agreed to use our reasonable best efforts to take all action reasonably requested by Parent in order to cause all, or such portion as Parent shall request, of our and our subsidiaries’ unrestricted cash, cash equivalents and marketable securities to be liquidated and converted into cash of Catalina that is available to Catalina at the effective time of the merger to pay as part of the per share merger consideration, provided that the we are not required to make such cash or cash equivalents available if they are required for working capital purposes.

Stockholder Litigation

Catalina has agreed to promptly advise Parent of any stockholder litigation against Catalina or its directors relating to the merger agreement, the merger or the transactions contemplated by the merger agreement and has agreed to keep Parent fully informed regarding any such stockholder litigation. Catalina has also agreed to give Parent the opportunity to consult with Catalina regarding the defense or settlement of any such stockholder litigation, and give consideration to Parent’s advice with respect to such stockholder litigation. The merger agreement provides that, prior to the termination of the merger agreement, Catalina is not permitted to settle any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed.

Other Covenants and Agreements

The merger agreement contains additional agreements among Catalina, Parent and Merger Sub relating to, among other things:

•	granting Parent access to our officers, employees, offices, properties, books, records and documents;
•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;
•	holding a special meeting of our stockholders for the purpose of obtaining the vote of our stockholders necessary to consummate the merger;
•	coordination of press releases and other public statements regarding the merger and the merger agreement;
•	the confidential treatment of information;
•	notices of certain events that would reasonably be expected to lead to a failure of certain conditions to consummate the merger;
•	actions necessary to exempt dispositions or acquisitions of equity securities by our directors and officers pursuant to the merger under Rule 16b-3 under the Exchange Act;
•	the enforcement of the ValueAct Capital voting agreement; and
•	consultations with Catalina and its subsidiaries’ respective employee representative bodies or works councils as required under applicable law.

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Conditions to the Merger

Conditions to Each Party’s Obligations

Each party’s obligation to consummate the merger is subject to the satisfaction or waiver, at or prior to the closing of the merger, of the following conditions:

•	the merger agreement must have been adopted by the affirmative vote of the holders of a majority of the outstanding shares of Catalina common stock entitled to vote at the special meeting;
•

the waiting period under the Hart-Scott-Rodino Act, any agreement with any government body not to consummate the merger and any similar waiting period under any applicable foreign antitrust laws must have expired or been terminated, and all other required governmental authorizations to consummate the merger must have been obtained;

•

no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or governmental authority that prevents the consummation of the merger shall be in effect, and no law shall have been enacted or deemed applicable to the merger that makes the consummation of the merger illegal;

•

no legal proceeding shall be pending or threatened by any governmental authority (i) challenging or seeking to restrain or prohibit the consummation of the merger, (ii) relating to the merger and seeking to obtain from Parent, Catalina or any subsidiary of Catalina, any damages or other relief that may be material to Parent, Catalina or any subsidiary of Catalina, (iii) seeking to prohibit or materially limit Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of the surviving corporation, (iv) that could materially and adversely affect the right or ability of Parent, Catalina or any subsidiary of Catalina to own the assets or operate the business of Catalina or any subsidiary of Catalina, or (v) seeking to compel Catalina or any subsidiary of Catalina, Parent or any subsidiary of Parent to dispose of or hold separate any material assets.

Conditions to Parent’s and Merger Sub’s Obligations

The obligation of Parent and Merger Sub to consummate the merger is subject to the satisfaction or waiver, at or prior to the closing of the merger, of the following additional conditions:

•

certain representations and warranties made by Catalina in the merger agreement must be true and correct (i) in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date (except that any representations and warranties made by Catalina as of a specific date need only be so true and correct as of the date made); and (ii) in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date (except that any representations and warranties made by Catalina as of a specified date, need only be so true and correct as of the date made); provided, that (a) in determining the accuracy of such representations and warranties all “Catalina material adverse effect” (as described in “—Representations and Warranties”) and other materiality qualifications that are contained in such representations will be disregarded and (b) such condition to the consummation of the merger will be deemed satisfied unless the circumstances giving rise to the failure of such representations and warranties to be so true and correct (considered in the aggregate) constitute a Catalina material adverse effect;

•

Catalina must have performed and complied with, in all material respects, all covenants and obligations that we are required to perform and comply with under the merger agreement at or prior to the closing date;

•	Catalina must deliver to Parent a certificate, dated as of the effective time of the merger, with respect to the satisfaction of the foregoing conditions; and
•	a Catalina material adverse effect must not have occurred.

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Conditions to Catalina’s Obligations

Our obligation to consummate the merger is subject to the satisfaction or waiver, at or prior to the closing of the merger, of the following additional conditions:

•

the representations and warranties made by Parent and Merger Sub in the merger agreement must be accurate in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date (except that any representations and warranties made by Parent and Merger Sub as of a specific date need only be accurate as of the date made); provided, that (a) in determining the accuracy of such representations and warranties all materiality qualifications that are contained in such representations will be disregarded and (b) such condition to the consummation of the merger will be deemed satisfied unless the circumstances giving rise to the failure of such representations and warranties to be so accurate has a material adverse effect on the ability of Parent or Merger Sub to consummate the merger or perform its obligations under the merger agreement;

•

Parent and Merger Sub must have performed and complied with, in all material respects, all of their respective covenants and obligations that each is required to perform and comply with under the merger agreement at or prior to the closing date; and

•	Parent must deliver to us a certificate, dated as of the effective time of the merger, with respect to the satisfaction of the foregoing conditions.

If a failure to satisfy one of these conditions to the merger is not considered by our board of directors to be material to our stockholders, our board of directors could waive compliance with that condition. Our board of directors is not aware of any condition to the merger that cannot be satisfied. Under Delaware law, after the merger agreement has been adopted by our stockholders, the per share merger consideration cannot be changed and the merger agreement cannot be altered in a manner adverse to our stockholders without re-submitting the revisions to our stockholders for their approval.

Termination of the Merger Agreement

Catalina and Parent may terminate the merger agreement by mutual written consent at any time before the consummation of the merger, including after our stockholders have adopted the merger agreement. In addition, either Parent or Catalina may terminate the merger agreement at any time before the consummation of the merger if:

•

the merger is not consummated on or before November 30, 2007, provided that a party is not permitted to terminate the merger agreement as of such date if the failure to consummate the merger is attributed to such party’s failure to perform any covenant or obligation under the merger agreement that is required to be performed by such party at or prior to the effective time of the merger;

•

a court of competent jurisdiction or a governmental authority issues a final and nonappealable order, decree or ruling having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the merger; or

•	Catalina’s stockholders, at the special meeting or at any adjournment or postponement thereof, fail to adopt the merger agreement and approve the merger.

Parent may terminate the merger agreement at any time before the consummation of the merger if:

•

(i) our board of directors fails to recommend, or shall have made an adverse recommendation change; (ii) this proxy statement fails to include a statement to the effect that our board of directors recommends a favorable vote on the merger agreement to Catalina’s stockholders; (iii) our board of directors formally approves or recommends to Catalina’s stockholders an acquisition proposal; (iv) Catalina has entered into an agreement relating to an acquisition proposal other than as permitted by the merger agreement; or (v) a

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tender or exchange offer has been made for the securities of Catalina and Catalina does not, within 10 business days after the announcement of such offer, recommend rejecting such tender or exchange offer (each of clauses (i) through (v) above are referred to as a “triggering event”); or

•

Catalina has breached any of its representations, warranties, covenants or obligations under the merger agreement, which breach would cause the failure of certain conditions to closing of the merger and, in certain circumstances, such breach has not been cured within 10 days after receipt of written notice thereof and remains uncured at the time notice of termination is given (provided that neither Parent nor Merger Sub is in material breach of its representations, warranties, covenants and obligations under the merger agreement so as to cause certain conditions to closing not to be satisfied).

Catalina may terminate the merger agreement at any time before the consummation of the merger if:

•

Parent or Merger Sub has breached any of their respective representations, warranties, covenants or obligations under the merger agreement which breach would cause the failure of certain conditions to closing of the merger and, in certain circumstances, such breach has not been cured within 10 days after its receipt of written notice thereof and remains uncured at the time notice of termination is given (provided that Catalina is not in material breach of its representations, warranties, covenants and obligations under the merger agreement so as to cause certain conditions to closing not to be satisfied); or

•

prior to obtaining the required stockholder approval to adopt the merger agreement and approve the merger, our board of directors authorizes Catalina to enter into a transaction that constitutes a superior offer, provided that (i) Catalina complies with the terms of the merger agreement, including the terms described in “—Restrictions on Solicitation of Other Offers” and “—Adverse Recommendation Change”, and (ii) Catalina pays to Parent the termination fee described below.

Expenses and Termination Fees

Except as described below, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses.

Expenses Payable by Catalina

In the event that the merger agreement is terminated by Parent or Catalina because Catalina’s stockholders, at the special meeting or at any adjournment or postponement thereof, fail to adopt the merger agreement and approve the merger, we have agreed to pay to Parent an amount equal to the lesser of (i) $3,500,000 or (ii) the aggregate amount of all reasonable and documented out-of-pocket fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) actually incurred by or on behalf of Parent on or prior to the date of such termination in connection with the preparation and negotiation of the merger agreement and otherwise in connection with the merger, which we refer to as the “Parent’s fees and expenses”. In such case, Parent’s fees and expenses shall be paid by Catalina within two business days from the date on which Parent provides Catalina with appropriate documentation of such fees and expenses.

Termination Fees Payable by Catalina

In certain circumstances, Catalina must pay a termination fee to Parent. The merger agreement provides that we must pay a termination fee in the amount of $50,640,000 if the merger agreement is terminated in the following circumstances:

•

if, prior to obtaining the requisite stockholder vote in favor of adopting the merger agreement, Catalina terminates the merger agreement because our board of directors has authorized Catalina to enter into a written agreement for a superior offer, then such termination fee is payable at the time of such termination;

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•

if Parent terminates the merger agreement because a “triggering event” (as described in “—Termination of the Merger Agreement”) has occurred, then such termination fee is payable within two business days following such termination; or

•

if either Catalina or Parent terminates the merger agreement because Catalina’s stockholders, at the special meeting or at any adjournment or postponement thereof, fail to adopt the merger agreement and approve the merger and, prior to such termination:

o	an “acquisition proposal” (as described in “—Restrictions on Solicitation of Other Offers”) is publicly disclosed or announced;
o	such acquisition proposal has not been publicly withdrawn five business days prior to the date of the special meeting or any adjournment or postponement thereof; and
o

within 270 days following such termination, Catalina enters into a definitive agreement with respect to, or consummates, an “acquisition transaction” (as described in “—Restrictions on Solicitation of Other Offers”, but changing the references in the description from 20% to 50%), less the Parent’s fees and expenses previously paid by Catalina;

then such termination fee is payable upon consummation of such acquisition transaction.

Termination Fee Payable by Parent

If we terminate the merger agreement due to Parent or Merger Sub having breached any of their respective representations, warranties, covenants or obligations under the merger agreement, which breach would cause the failure of certain conditions to closing of the merger (provided that Catalina is not in material breach of its representations, warranties, covenants and obligations under the merger agreement so as to cause certain conditions to closing of the merger not to be satisfied), then Parent has agreed to pay us a termination fee of $50,640,000 within two business days following such termination.

Extension, Waiver, and Amendment of the Merger Agreement

The merger agreement may be amended with the approval of Catalina and Parent at any time; provided, however, that after we have obtained our stockholders’ approval of the merger, no amendment will be made to the merger agreement that by law requires further approval by our stockholders without such approval having been obtained. All amendments to the merger agreement must be in writing and signed by Catalina, Parent and Merger Sub.

At any time before the consummation of the merger, each of the parties to the merger agreement may, by written instrument:

•	extend the time for the performance of any obligation or other act of any other party;
•	waive any inaccuracy in the representations and warranties of any other party contained in the merger agreement or in any document delivered pursuant to the merger agreement; or
•	subject to the requirements of applicable law, waive compliance with any agreements or any conditions contained in the merger agreement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

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VOTING AGREEMENTS

Antaeus Voting Agreement

Pursuant to the Antaeus voting agreement, Antaeus Enterprise Inc. and Mr. Beinecke have agreed, among other things, to vote all shares of Catalina common stock owned by Antaeus Enterprises Inc. and Mr. Beinecke (and all shares of Catalina common stock of which Antaeus Enterprises Inc. or Mr. Beinecke directly or indirectly controls the voting) (i) in favor of the adoption of the merger agreement and approval of the merger, and in favor of any other action reasonably requested by Parent in furtherance thereof (whether or not the merger or any such action is recommended by our board of directors), (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Catalina contained in the merger agreement, or of Antaeus Enterprises Inc. or Mr. Beinecke contained in the Antaeus voting agreement and (iii) against any acquisition proposal and against any other action, agreement or transaction that intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the merger or the other transactions contemplated by the merger agreement or the Antaeus voting agreement or the performance by Catalina of its obligations under the merger agreement or by Antaeus Enterprises Inc. or Mr. Beinecke of their obligations under the Antaeus voting agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Catalina or its subsidiaries (other than the merger); (B) a sale, lease or transfer of a material amount of assets of Catalina or its subsidiaries or any reorganization, recapitalization or liquidation of Catalina or its subsidiaries; (C) an election of new members to our board of directors, other than nominees to our board of directors in office on the date of the Antaeus voting agreement; (D) any change in the present capitalization or dividend policy of Catalina or any amendment or other change to Catalina’s certificate of incorporation or bylaws, except if approved by Parent; or (E) any other change in Catalina’s corporate structure or business. Additionally, each of Antaeus Enterprises Inc. and Mr. Beinecke agreed, until the termination of the Antaeus voting agreement, not to permit any transfer of such holder’s shares of Catalina common stock to be effected, other than up to 100,000 shares of Catalina common stock. As of the record date, Antaeus Enterprises Inc. and Mr. Beinecke collectively owned approximately [•]% of Catalina’s outstanding common stock, and, pursuant to the Antaeus voting agreement, Antaeus Enterprise Inc. and Mr. Beinecke have agreed to vote such shares in favor of the proposal to adopt the merge r agreement and approve the merger.

The Antaeus voting agreement will terminate upon the earliest to occur of the date (i) the merger becomes effective and (ii) the merger agreement terminates in accordance with its terms.

A copy of the Antaeus voting agreement is attached to this proxy statement as Annex E and we incorporate it by reference into this proxy statement. The summary of the Antaeus voting agreement in the preceding paragraphs does not purport to be complete and may not contain all of the information about the Antaeus voting agreement that is important to you. We urge you to read the Antaeus voting agreement carefully and in its entirety.

ValueAct Capital Voting Agreement

Pursuant to the ValueAct Capital voting agreement, ValueAct Capital has agreed, among other things, to vote all shares of Catalina common stock owned by ValueAct Capital: (i) in favor of approval and adoption of the ValueAct Capital merger agreement, the merger of Catalina with an affiliate of ValueAct Capital and any other matter contemplated under the ValueAct Capital merger agreement or that could reasonably be expected to facilitate the merger of Catalina with an affiliate of ValueAct Capital that is put to a vote of the stockholders of Catalina; (ii) in the event that Catalina receives a superior offer (as described in the ValueAct Capital merger agreement) prior to the adoption of the ValueAct Capital merger agreement and the approval of the merger of Catalina with an affiliate of ValueAct Capital by Catalina’s stockholders, in favor of such superior offer if recommended to the holders of Catalina common stock by board action and, as recommended by board action, any other matter with respect to such superior offer that is put to a vote of the stockholders of Catalina; and (iii) other than in connection with a superior offer recommended to the stockholders of Catalina by board action, against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Catalina under the ValueAct Capital merger agreement or which would result in any of the conditions to the consummation of the merger of Catalina with an affiliate of ValueAct Capital under the ValueAct Capital merger

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agreement not being fulfilled or which would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the merger of Catalina with an affiliate of ValueAct Capital and the other transactions contemplated by the ValueAct Capital merger agreement. As of the record date, ValueAct Capital beneficially owned approximately [•]% of Catalina’s outstanding common stock and, pursuant to the ValueAct Capital voting agreement, ValueAct Capital is obligated to vote such shares in favor of the proposal to adopt the merger agreement and approve the merger.

The ValueAct Capital voting agreement will terminate upon the earliest to occur of: (i) the merger of Catalina with an affiliate of ValueAct Capital becoming effective, (ii) the consummation of a transaction involving a superior offer, (iii) the termination of the ValueAct Capital merger agreement, provided that no acquisition proposal which could reasonably lead to a superior offer is then outstanding, or (iv) December 28, 2007.

A copy of the ValueAct Capital voting agreement is attached to this proxy statement as Annex F and we incorporate it by reference into this proxy statement. The summary of the ValueAct Capital voting agreement in the preceding paragraphs does not purport to be complete and may not contain all of the information about the ValueAct Capital voting agreement that is important to you. We urge you to read the ValueAct Capital voting agreement carefully and in its entirety.

LIMITED GUARANTEE

Pursuant to the limited guarantee, H&F agreed, among other things, to absolutely, unconditionally and irrevocably guarantee to Catalina, subject to the terms and conditions set forth in the limited guarantee, 100% of Parent's obligation with respect to the payment of the termination fee which is payable by Parent to Catalina pursuant to the merger agreement (as described in “The Merger Agreement—Expenses and Termination Fees). Pursuant to the limited guarantee, the aggregate amount payable by H&F (exclusive of certain reimbursement costs and expenses) is limited to the termination fee payable by Parent pursuant to the merger agreement.

A copy of the limited guarantee is attached to this proxy statement as Annex G and we incorporate it by reference into this proxy statement. The summary of the limited guarantee in the preceding paragraph does not purport to be complete and may not contain all of the information about the limited guarantee that is important to you. We urge you to read the limited guarantee carefully and in its entirety.

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RIGHTS OF APPRAISAL

Under the DGCL, you have the right to demand appraisal of your shares of Catalina common stock and to receive, in lieu of the per share merger consideration, payment in cash for the fair value of your shares of Catalina common stock as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment of the merger, together with a fair rate of interest. Catalina’s stockholders electing to exercise appraisal rights must strictly comply with the provisions of Section 262 of the DGCL in order to perfect their rights.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the adoption of the merger agreement and the approval of the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes Catalina's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares of Catalina common stock, you must satisfy each of the following conditions:

•

You must be a holder of record of shares of Catalina common stock on the date that the written demand for appraisal is made, and you must continue to hold the shares of record through the effective date of the merger.

•

You must deliver to Catalina a written demand for appraisal of your shares of Catalina common stock before the vote with respect to the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement and the approval of the merger. Voting against or failing to vote for the adoption of the merger agreement and the approval of the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

•

You must not vote in favor of the adoption of the merger agreement and the approval of the merger. A vote in favor of the adoption of the merger agreement and the approval of the merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares of Catalina common stock so voted and will nullify any previously filed written demands for appraisal.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Catalina common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Catalina common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the merger agreement and the approval of the merger and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal. If the written demand for appraisal is made in accordance with the requirements of Delaware law, failure to vote against the proposal to adopt the merger agreement and approve the merger (i.e., abstaining) will not operate as a waiver of your appraisal rights.

All demands for appraisal should be in writing and addressed to Catalina Marketing Corporation, 200 Carillon Parkway, St. Petersburg, Florida 33716, Attn: Corporate Secretary, before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Catalina common stock in respect of which appraisal is being demanded. The demand must reasonably inform

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Catalina of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of Catalina common stock.

To be effective, a demand for appraisal by a holder of shares of Catalina common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). The demand should specify the holder’s name and mailing address and the number of shares of Catalina common stock registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder’s shares of Catalina common stock in connection with the merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Catalina. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares of Catalina common stock. If shares of Catalina common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares of Catalina common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Catalina common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Catalina common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Catalina common stock as to which appraisal is sought. Where no number of shares of Catalina common stock is expressly mentioned, the demand will be presumed to cover all shares of Catalina common stock held in the name of the record owner.

If you hold your shares of Catalina common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within ten days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Catalina stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for such stockholder's shares of Catalina common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Catalina common stock held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal. Within 120 days after the effective date of the merger, any holder of shares of Catalina common stock who has complied with the requirements for exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Catalina common stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares of Catalina common stock. The statement must be mailed to such holder within ten days after a written request for the statement has been received by the surviving corporation.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Catalina common stock and with whom agreements as to the value of their shares of Catalina common stock have not been reached. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require Catalina’s stockholders who have demanded payment for their shares of Catalina common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

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After determination of Catalina’s stockholders entitled to appraisal of their shares of Catalina common stock, the Chancery Court will appraise the shares of Catalina common stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to Catalina’s stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares of Catalina common stock.

In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” You should be aware that the fair value of your shares of Catalina common stock as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and Catalina’s stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Catalina common stock entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares of Catalina common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Catalina common stock, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of such stockholder's demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for his, her or its shares of Catalina common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, Catalina’s stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

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MARKET PRICE OF CATALINA COMMON STOCK

Catalina common stock is publicly traded on the NYSE under the symbol “POS”. On August 10, 2006, our board of directors approved a change in Catalina’s fiscal year end from March 31st to December 31st. The following table sets forth the high and low sales prices per share of Catalina common stock on the NYSE for the periods indicated.

	High Price	Low Price
YEAR ENDED DECEMBER 31, 2005
First Quarter	$29.99	$25.05
Second Quarter	$26.59	$22.70
Third Quarter	$27.37	$22.22
Fourth Quarter	$27.90	$22.07

YEAR ENDED DECEMBER 31, 2006
First Quarter	$26.59	$21.71
Second Quarter	$32.80	$22.24
Third Quarter	$29.73	$26.43
Fourth Quarter	$29.35	$23.71

YEAR ENDED DECEMBER 31, 2007
First Quarter	$32.89	$26.17
Second Quarter (up to ___________)	[•]	[•]

The closing sale price of Catalina common stock on the NYSE on April 16, 2007, which was the last trading day before we announced the signing of the merger agreement, was $31.75 per share. On [•], 2007, the last trading day before the date of this proxy statement, the closing price for Catalina common stock on the NYSE was $[•] per share. You are encouraged to obtain current market quotations for Catalina common stock in connection with voting your shares of Catalina common stock.

As of [•], 2007, the last trading day before the date of this proxy statement, there were approximately [•] record holders of Catalina common stock.

The following table sets forth dividends announced and paid in respect of Catalina common stock, on a per share basis for the periods indicated. Catalina is restricted in its ability to declare and pay dividends by the merger agreement prior to the consummation of the merger and by the acquisition financing described under the caption “The Merger—Financing” following consummation of the merger.

Dividends per share of Catalina Common Stock
YEAR ENDED DECEMBER 31, 2005
First Quarter	-
Second Quarter	-
Third Quarter	$0.30
Fourth Quarter	-

YEAR ENDED DECEMBER 31, 2006
First Quarter	-
Second Quarter	-
Third Quarter	$0.30
Fourth Quarter	-

YEAR ENDED DECEMBER 31, 2007

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First Quarter	-
Second Quarter (up to ___________)

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2006, or such other date as indicated in the table or the footnotes thereto, certain information regarding the ownership of Catalina common stock of each person known by Catalina to be the beneficial owner of more than 5% of the outstanding shares of Catalina common stock, each of Catalina's directors, its chief executive officer, its chief financial officer; and its three most highly compensated executive officers, and all directors and executive officers of Catalina as a group.

	Shares Beneficially Owned(1)		Phantom Stock Units(2)	Total Phantom Stock Units and Beneficially Owned Shares
Officers, Directors and Stockholders	Number	Percent	Number	Number
ValueAct Capital(3)(7)	7,246,100	15.76%	N/A	N/A
435 Pacific Ave., 4th Floor
San Francisco, CA 94133
T. Rowe Price Associates(5)	5,738,200	12.48%	N/A	N/A
100 E. Pratt Street
Baltimore, MD 21202
Wellington Management Company, LLP(8)	3,440,900	7.48%	N/A	N/A
75 State Street
Boston, MA 02109
Cooke & Bieler LP(4)	3,018,676	6.57%	N/A	N/A
1700 Market Street
Philadelphia, PA 19103
Frederick W. Beinecke(6)	3,121,282	6.79%	8,971	3,121,558
c/o Antaeus Enterprises Inc.
99 Park Avenue, Suite 2200
New York, NY 10016
Antaeus Enterprises, Inc.(6)	2,853,077	6.21%	N/A	N/A
99 Park Avenue, Suite 2200
New York, NY 10016
L. Dick Buell	337,035	*	0	337,035
Eugene P. Beard	0	*	18,230	18,230
Edward S. Dunn, Jr.	5,000	*	5,972	10,972
Evelyn V. Follit	1,000	*	22,949	23,949
Peter T. Tattle	0	*	17,240	17,240
Robert G. Tobin	11,220	*	0	11,220
Jeffrey W. Ubben(3)(7)	7,246,100	15.76%	0	7,246,100
Tom Buehlmann	133,087	*	0	133,087
Rick P. Frier	72,175	*	0	72,175
Edward C. Kuehnle	113,494	*	0	113,494
Craig H. Scott	84,618	*	0	84,618
All directors and executive officers as a group (17 persons)(10)	11,913,865	25.20%	86,398	12,000,234

__________

*	Amount represents less than 1% of Catalina’s Common Stock.

(1)

The number of shares beneficially owned is determined in accordance with rules of the SEC, and includes generally voting power or investment power with respect to shares. Shares of Catalina common stock subject to options currently exercisable or exercisable within 60 days are deemed owned by the person holding such option and are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

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Such shares are included for Messrs. Buell (280,000), Frier (56,250), Buehlmann (115,000), Kuehnle (93,750), and Scott (65,050), and all directors and executive officers as a group (1,302,832), all of which options are exercisable within 60 days of December 31, 2006. The number of shares beneficially owned does not include phantom stock units owned by certain officers and directors of Catalina under the Catalina Marketing Corporation Deferred Compensation Plan. Information with respect to beneficial owners of more than 5% of the outstanding shares of Catalina's common stock is provided based on Schedules 13G or 13D filed by such persons or more recent information provided by such persons to Catalina.

(2)

Phantom stock units are issued pursuant to the Catalina Marketing Corporation Deferred Compensation Plan. Each phantom stock unit is the non-voting economic equivalent of one share of Catalina common stock. Phantom stock units are issued to participants in the Deferred Compensation Plan based on the election of such individuals to defer compensation, bonus, fees and other amounts to which they are entitled from Catalina. Phantom stock units are not transferable, and upon the holder of such units ceasing to be employed by Catalina or to serve on our board, the units are exchanged for shares of Catalina common stock pursuant to the Catalina Marketing Corporation Deferred Compensation Plan in accordance with the election of each individual participant in such plan.

(3)

Information with respect to the beneficial ownership of VA Partners, LLC ("VA Partners"), ValueAct Capital Master Fund, L.P. ("ValueAct Master Fund"), ValueAct Capital Management, L.P. ("ValueAct Management, L.P."), ValueAct Capital Management, LLC ("ValueAct Management, LLC"), Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin ("Managing Members") is derived directly from ValueAct Management, L.P. As of February 20, 2007, ValueAct Master Fund is the beneficial owner of 7,246,100 shares of Catalina common stock, representing approximately 15.76% of the shares outstanding. Shares reported as beneficially owned by ValueAct Capital Master Fund are also reported as beneficially owned by (i) ValueAct Management L.P. as the manager of each such investment partnership, (ii) ValueAct Management LLC, as General Partner of ValueAct Management L.P. and (iii) the Managing Members as controlling persons of VA Partners and ValueAct Management LLC. Shares reported as beneficially owned by ValueAct Capital Master Fund are also reported as beneficially owned by VA Partners, as General Partner of ValueAct Capital Master Fund. VA Partners, ValueAct Management LLC and the Managing Members also, directly or indirectly, may own interests in one or more than one of the partnerships from time to time. As such, VA Partners, ValueAct Management, L.P., ValueAct Management, LLC, Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin may be deemed the beneficial owners of an aggregate of 7,246,100 shares of Catalina common stock, representing 15.76% of the shares outstanding. The persons disclaim beneficial ownership of the reported stock except to the extent of their pecuniary interest therein.

(4) As of December 31, 2006, based on information provided by Cooke & Bieler, L.P. in the Schedule 13G filed February 14, 2007.

(5)

T. Rowe Price Associates, Inc. (“Price Associates”) is an investment advisor with power to direct investments and/or sole power to vote the shares for its clients. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares.

(6)

Mr. Beinecke, the Chairman of Catalina, is the President and a director of Antaeus Enterprises, Inc. (“Antaeus”). Mr. Beinecke is also a beneficiary of a trust that is one of four trusts, each of which owns 25% of Antaeus, resulting in the attribution of beneficial ownership to Mr. Beinecke of the shares held by Antaeus. The shares listed for Mr. Beinecke include 81,205 shares owned directly by him, 2,853,077 shares held by Antaeus and 187,000 shares held by a trust for Mr. Beinecke’s benefit. Antaeus and Mr. Beinecke and the trust of which Mr. Beinecke is a beneficiary may be deemed to be part of a group, which group would beneficially own 3,121,282 shares constituting approximately 6.79% of the outstanding shares. Except for the shares owned directly by each of them, Antaeus and Mr. Beinecke disclaim beneficial ownership of all shares.

(7)	Jeffrey W. Ubben may be deemed a beneficial owner of the shares as a Managing Member of VA Partners and ValueAct Management, LLC.

(8) As of December 31, 2006, based on information provided by Wellington Management Company, LLP in the Schedule 13G filed February 14, 2007.

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(9) The address for each director and officer is 200 Carillon Parkway, St. Petersburg, Florida 33716.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more Catalina stockholders who share an address, unless Catalina has received contrary instructions from one or more of Catalina’s stockholders. Catalina will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to our Investor Relations Department, at Catalina Marketing Corporation, 200 Carillon Parkway, St. Petersburg, Florida 33716, or by calling our Investor Relations Department at (727) 579-5116. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting our Investor Relations Department at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is completed, we do not expect to hold an annual meeting in 2007. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2007 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2007 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy statement and form of proxy for the 2007 annual meeting pursuant to Rule 14a-8, proposals of stockholders must have been received by us no later than [•], 2007 and must comply with Rule 14a-8. If the date of the 2007 annual meeting, if any, is changed by more than 30 days from [•], 2007, then in order to be considered for inclusion in Catalina’s proxy materi a ls, proposals of stockholders intended to be presented at the 2007 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy materials for the 2007 annual meeting. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested, to Catalina Marketing Corporation, 200 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Corporate Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. The SEC maintains an Internet web site that contains reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at http://www.sec.gov. You can find information we filed with the SEC by reference to our corporate name. You may also read and copy any document we file at the SEC’s public reference room located at:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges.

The SEC allows us to “incorporate by reference” into this proxy statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information. Some documents or information, such as that called for by Item 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of

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those documents and none of that information is incorporated by reference into this proxy statement. We incorporate by reference the documents listed below:

•	Catalina's Transitional Report on Form 10-KT for the nine-months ended December 31, 2006;
•	Catalina’s Definitive Proxy Statement for Catalina’s 2006 Annual Meeting, filed with the SEC on July 6, 2006;
•	Catalina’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and
•	Catalina’s Current Reports on Form 8-K, filed with the SEC on January 26, 2007, March 5, 2007, March 14, 2007, April 17, 2007, April 20, 2007 and April 30, 2007.

We will provide a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:

Catalina Marketing Corporation

200 Carillon Parkway

St. Petersburg, Florida 33716

(727) 579-5116

The information concerning Catalina contained or incorporated by reference in this document has been provided by Catalina, and the information concerning H&F, Parent and Merger Sub contained in this document has been provided by H&F.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares of Catalina common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and neither the mailing of the proxy statement to stockholders nor the issuance of the per share merger consideration pursuant to the merger shall create any implication to the contrary.

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ANNEX A    MERGER AGREEMENT

EXECUTION COPY

AGREEMENT OF MERGER

among:

Checkout Holding Corp.,

a Delaware corporation,

Checkout Acquisition Corp., a Delaware corporation, and

CATALINA MARKETING CORPORATION,

a Delaware corporation

Dated as of April 17, 2007

Page

Article I.	DESCRIPTION OF TRANSACTION	2
1.1	Merger of Merger Sub into the Company	2
1.2	Effect of the Merger	2
1.3	Closing; Effective Time	2
1.4	Certificate of Incorporation and Bylaws	3
1.5	Conversion of Shares	3
1.6	Company Options and Company SARs	4
1.7	Company Stock Units	5
1.8	ESPP	5
1.9	Closing of the Company’s Transfer Books	6
1.10	Surrender of Certificates	6
1.11	Dissenting Shares	7
1.12	Further Action	8
Article II.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	8
2.1	Due Organization; Subsidiaries	9
2.2	Certificate of Incorporation; Bylaws; Charters and Codes of Conduct	9
2.3	Authority; Binding Nature of Agreement	9
2.4	Capitalization, Etc	10
2.5	SEC Filings; Financial Statements	12
2.6	Absence of Changes	14
2.7	Title to Assets	16
2.8	Receivables	16
2.9	Intellectual Property	16
2.10	Contracts	17
2.11	Liabilities	19
2.12	Compliance with Legal Requirements	19
2.13	Governmental Authorizations	19
2.14	Tax Matters	20
2.15	Employee and Labor Matters; Benefit Plans	21
2.16	Real Property; Leasehold	25

-i-

(continued)

Page

2.17	Insurance	26
2.18	Legal Proceedings; Orders	26
2.19	Vote Required	27
2.20	Environmental Laws	27
2.21	Non-Contravention; Consents	27
2.22	Fairness Opinion	28
2.23	Financial Advisor	29
2.24	Inapplicability of Anti-takeover Statutes, Company Rights Agreement and Article Twelfth of Restated Certificate of Incorporation	29
2.25	Proxy Statement	29
2.26	Prior Merger Agreement	29
2.27	ValueAct Voting Agreement	29
Article III.	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	34
3.1	Valid Existence	30
3.2	Authority; Binding Nature of Agreement	30
3.3	Non-Contravention	30
3.4	Governmental Consents	30
3.5	Legal Proceedings	31
3.6	Activities of Parent and Merger Sub	31
3.7	Information Supplied	31
3.8	Brokers	31
3.9	Ownership of Company Stock	31
3.10	Financing	31
3.11	Solvency	33
3.12	No Other Representations or Warranties	33
Article IV.	CERTAIN COVENANTS OF THE COMPANY	34
4.1	Access and Investigation	34
4.2	Operation of the Company’s Business	34
4.3	No Solicitation by the Company	37
4.4	Enforcement of ValueAct Voting Agreement	38

-ii-

(continued)

Page

Article V.	ADDITIONAL COVENANTS OF THE PARTIES	39
5.1	Proxy Statement	39
5.2	Company Stockholders Meeting	40
5.3	Regulatory Approvals	41
5.4	Public Disclosure	42
5.5	Stockholder Litigation	42
5.6	Indemnification	42
5.7	Notification of Certain Matters	44
5.8	Rule 16b-3	44
5.9	Employee Benefits	44
5.10	Confidentiality	46
5.11	Employee Representative Body or Works Council Consultations	46
5.12	Financing	46
Article VI.	CONDITIONS TO MERGER	48
6.1	Conditions to Each Party’s Obligation To Effect the Merger	48
6.2	Additional Conditions to Obligations of Parent and Merger Sub	49
6.3	Additional Conditions to Obligations of the Company	49
ARTICLE VII.	TERMINATION	50
7.1	Termination	50
7.2	Effect of Termination	51
7.3	Expenses; Termination Fees	52
ARTICLE VIII.	MISCELLANEOUS PROVISIONS	53
8.1	Amendment	53
8.2	Waiver	53
8.3	No Survival of Representations, Warranties or Covenants	54
8.4	Entire Agreement	54
8.5	Counterparts; Signatures	54
8.6	Applicable Law; Jurisdiction	54
8.7	Assignability	54
8.8	No Third Party Beneficiaries	55

-iii-

(continued)

Page

8.9	Notices	55
8.10	Cooperation	56
8.11	Severability	56
8.12	Construction	56
8.13	Remedies	57

-iv-

EXHIBITS

Exhibit A	Certain Definitions
Exhibit B	Antaeus Voting Agreement
Exhibit C	Form of Certificate of Incorporation
Exhibit D	Form of Bylaws

-v-

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (“Agreement”) is made and entered into as of April 17, 2007 (the “Agreement Date”) by and among Checkout Holding Corp. (“Parent”), a Delaware corporation, Checkout Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Catalina Marketing Corporation, a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the Delaware General Corporation Law (the “DGCL”), and upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

WHEREAS, immediately prior to entering into this Agreement, the Company terminated the Agreement of Merger, dated as of March 8, 2007, among CMC Holdings, LLC (“CMC”), Catalina Merger Sub, Inc. and the Company (the “Prior Merger Agreement”) in accordance with the terms of Section 7.1(h) of the Prior Merger Agreement and paid the “Company Termination Fee” (as defined in the Prior Merger Agreement) to CMC.

WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company (in the case of the Company acting upon the recommendation of a special committee (the “Special Committee”) formed for the purpose of evaluating the desirability and directing negotiations for the Company in connection with the possible transactions contemplated hereby) have approved this Agreement and the Merger, and deem it advisable and in the best interest of the stockholders of each of the constituent corporations to consummate the Merger, and the Company Board acting on the recommendation of the Special Committee, determined in good faith, after consultation with its financial advisor, that the Merger and the other transactions contemplated by this Agreement constitute a “Superior Offer” (as defined in the Prior Merger Agreement).

WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent and Merger Sub’s willingness to enter into this Agreement, Antaeus Enterprises Inc., a stockholder of the Company, is entering into a voting agreement, of even date herewith, in the form set forth as Exhibit B hereto (the “Antaeus Voting Agreement”), pursuant to which such stockholder has agreed, subject to the terms thereof, to vote its Company Common Stock in favor of adoption of this Agreement.

WHEREAS, concurrently with the execution of the Prior Merger Agreement, the Company entered into a voting agreement (the “ValueAct Voting Agreement” and together with the Antaeus Voting Agreement, the “Voting Agreements”) with ValueAct Capital Master Fund, L.P. (“ValueAct”) which, among other things, pursuant to Section 1(b) therein ValueAct has agreed to vote in favor of a “Superior Offer” (as defined in the Prior Merger Agreement) if so recommended by the Company Board or a duly constituted committee thereof.

WHEREAS, concurrently with the execution of this Agreement, (A) each of (i) Hellman & Friedman Capital Partners VI, L.P., (ii) Hellman & Friedman Capital Partners VI (Parallel), L.P., (iii) Hellman & Friedman Capital Associates VI, L.P. and (iv) Hellman & Freidman Capital Executives VI, L.P. (collectively, the “Equity Investors” and each, an “Equity Investor”) has entered into the Equity Commitment Letter, dated as of the date hereof, with Parent pursuant to which each Equity Investor has agreed to provide certain equity financing to Parent, and (B) Hellman & Friedman Capital Partners VI, L.P. (the “Guarantor”) has entered into a limited guarantee, dated as of the date hereof, in favor of the Company with respect to certain obligations of Parent and Merger Sub arising under, or in connection with, this Agreement (the “Limited Guarantee”).

AGREEMENT

The parties to this Agreement, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound, agree as follows:

ARTICLE I.

DESCRIPTION OF TRANSACTION

1.1          Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2          Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.3          Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP at 75 East 55th Street, New York, New York 10022 at 10:00 a.m. New York City Time on the second Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other place or on such other date as Parent and the Company shall mutually designate; provided, however, that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), the Closing shall occur on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (a) a date during the Marketing Period to be specified by Parent on no less than three Business Days’ notice to the Company, and (b) the final day of the Marketing Period. The date on which the Closing takes place is referred to herein as the

2

“Closing Date.” A certificate of merger satisfying the applicable requirements of the DGCL (the “Certificate of Merger”) shall be duly executed by the Company and simultaneously with the Closing shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other date and time as may be mutually agreed upon by Parent and the Company and set forth in the Certificate of Merger (the “Effective Time”).

1.4	Certificate of Incorporation and Bylaws. At the Effective Time:

(a)          the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to read in its entirety as set forth on Exhibit C hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation;

(b)          the Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended to read in their entirety as set forth on Exhibit D hereto and, as so amended, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Bylaws;

(c)          unless otherwise determined by Parent prior to the Effective Time, the directors of the Surviving Corporation shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time, and shall serve until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or until their earlier death, resignation or removal, or otherwise as provided by applicable Legal Requirements. The Company shall obtain and deliver to Merger Sub the valid resignations, effective as of the Effective Time, of each director of the Company and each Company Subsidiary (except those directors as may be designated by Merger Sub to the Company in writing prior to Closing); and

(d)          unless otherwise determined by Parent prior to the Effective Time, the officers of the Surviving Corporation shall be the respective individuals who are officers of the Company immediately prior to the Effective Time, and shall serve until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or until their earlier death, resignation or removal, or otherwise as provided by applicable Legal Requirements.

1.5	Conversion of Shares.

(a)          At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i)           (A) any shares of Company Common Stock held by the Company (or held in the Company’s treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor, and (B) any shares of Company Common Stock held by any wholly owned Subsidiary of the Company shall remain outstanding;

3

(ii)         any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor;

(iii)         except as provided in clauses “(i)” and “(ii)” above and subject to Section 1.5(b) and Section 1.10, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $32.50 in cash (the “Per Share Merger Price”), without interest (for purposes hereof, each outstanding share of Company Common Stock which was issued as part of a Company Stock Award and which is restricted shall be deemed vested (and therefore free of such restrictions) as of, and effective upon, the Effective Time); and

(iv)         each share of the common stock, $0.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $0.001 par value per share, of the Surviving Corporation.

(b)          If, during the period commencing on the Agreement Date and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Per Share Merger Price and any other term of this Agreement dependent on the Per Share Merger Price shall be appropriately adjusted to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Per Share Merger Price or such other dependent term, subject to further adjustment in accordance with this sentence.

1.6	Company Options and Company SARs.

(a)          As of immediately prior to and conditioned upon the Effective Time, each Company Option and Company SAR that is outstanding at such time shall, by virtue of the Merger, fully vest and become exercisable, without the consent of any holder of a Company Option or Company SAR, and shall, subject to each Company Option and Company SAR holder’s right, for a period of at least thirty (30) days ending at least five (5) days before the Effective Time, to exercise each such Company Option or Company SAR, in whole or in part (in the discretion of such Company Option or Company SAR holder), be converted into the right to receive cash, less any required tax withholdings in accordance with Section 1.10(d) below, in an amount equal to the product of (i) the number of shares of Company Common Stock underlying such Company Option or Company SAR (as adjusted to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Agreement Date) and (ii) the excess, if any of (A) the Per Share Merger Price over (B) the exercise price or base price (in either case, as adjusted to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Agreement Date) per share for such Company Option or Company SAR, as applicable.

4

(b)         Notwithstanding anything in this Agreement to the contrary, the Company shall cooperate with Parent to allow certain Company Stock Options designated by Parent with the agreement of the holders of such Company Stock Options prior to the mailing of the Proxy Statement to remain outstanding after the Effective Time.

1.7	Company Stock Units.

(a)          As of immediately prior to and conditioned upon the Effective Time and without any action on the part of any holder of a Company Stock Unit and notwithstanding any term or condition thereof or the terms and conditions under any plans pursuant to which it was granted or pursuant to which it is held or maintained, each direct or indirect holder of a Company Stock Unit shall receive a number of unrestricted shares of Company Common Stock equal to the number of shares underlying such Company Stock Unit; provided that in the event the Deferred Compensation Plan is not terminated before the Effective Time, for these purposes the Deferred Compensation Plan Trust shall be considered the sole holder of the Company Stock Units attributable to the Deferred Compensation Plan. Each such share of Company Common Stock received in replacement of Company Stock Units shall be automatically converted into the right to receive the Per Share Merger Price, less any required tax withholdings in accordance with Section 1.10(d) below, on the same terms as all other shares of Company Common Stock, except that each such share shall be automatically converted into the right to receive the Per Share Merger Price without the requirement to present a certificate in exchange for receipt of the Per Share Merger Consideration. As of the Effective Time, all Company Stock Units shall no longer be outstanding and shall automatically cease to exist, and each Company Stock Unit holder or participant in the Deferred Compensation Plan shall cease to have any rights with respect thereto. The cash received upon the conversion set forth herein shall be credited to each applicable Deferred Compensation Plan participant’s book account, shall be deemed invested in any available investment fund under the Deferred Compensation Plan (except for a fund based upon the Company Common Stock) and shall be payable to the Deferred Compensation Plan participant only in accordance with the terms of the Deferred Compensation Plan (as amended to effectuate the foregoing).

(b)          Notwithstanding anything in this Agreement to the contrary, the Company shall take such action within its control as shall be required to permit the Company Stock Units of certain employees and officers of the Company as of the date hereof to be exchanged (subject to the agreement of the holder thereof) for equity interests in Parent immediately prior to the Effective Time.

1.8          ESPP. If the Effective Time occurs on or before June 30, 2007, the Company shall take all actions that may be necessary to terminate the ESPP (and any offering or purchase periods thereunder) contingent upon the occurrence of the Closing and shall refund each ESPP participants payroll deductions under the ESPP without interest as provided therein. If the Effective Time occurs on or after July 1, 2007, the Company shall take all actions that may be necessary to suspend the ESPP immediately following the current offering period under the ESPP (which ends June 30, 2007). The Company shall provide the Parent with evidence that the ESPP has been administered in accordance with this Section 1.8 no later than five Business Days prior to the Effective Time.

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1.9          Closing of the Company’s Transfer Books. At the Effective Time and following conversion into the right to receive the Merger Consideration, (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Payment Agent or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.10.

1.10	Surrender of Certificates.

(a)          On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as payment agent in the Merger (the “Payment Agent”). At or prior to the Effective Time, Parent shall have deposited with the Payment Agent cash sufficient to pay the aggregate cash consideration payable to stockholders of record of the Company pursuant to Section 1.5 (such cash amount so deposited with the Payment Agent is referred to as the “Payment Fund”). The Payment Fund shall not be used for any other purpose. Until used for that purpose, the Payment Agent will invest the funds included in the Payment Fund in the manner directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available); provided that no such investment or losses thereon shall affect the Merger Consideration payable to stockholders of record of the Company, and Parent shall promptly provide, or shall cause the Surviving Corporation to promptly provide, additional funds to the Paying Agent for the benefit of the stockholders of record of the Company in the amount which is equal to the deficiency in the amount of cash required to fully satisfy such payment obligation. Any interest or other income resulting from the investment of such funds shall be the property of Parent.

(b)          Within five Business Days after the Effective Time, the Payment Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form; and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for Merger Consideration. Upon surrender of a Company Stock Certificate to the Payment Agent for exchange (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares of Company Common Stock on a book-entry account statement (it being understood that any references herein to “Company Stock Certificates” shall be deemed to include references to book-entry account statements

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relating to the ownership of shares of Company Common Stock)), together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Payment Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the Merger Consideration, less any required tax withholdings in accordance with Section 1.10(d) below and without interest; and (B) the Company Stock Certificate so surrendered shall be canceled. The Payment Agent shall accept such Company Stock Certificates upon such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until surrendered as contemplated by this Section 1.10(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of any Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit in form and substance reasonably satisfactory to the Surviving Corporation and to deliver a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Payment Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(c)          Any portion of the Payment Fund that remains undistributed to holders of Company Common Stock as of the date one year after the Closing Date shall be delivered to the Surviving Corporation upon demand and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.10 shall thereafter look only to the Surviving Corporation for satisfaction of their claims for Merger Consideration.

(d)          Each of the Payment Agent, Parent and the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from any consideration payable to any (i) holder of any Company Stock Certificate (in his or her capacity as a holder of Company Common Stock), or (ii) holder of any Company Stock Award that was converted into the right to receive cash, pursuant to the Merger or this Agreement, such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e)          Neither Parent nor the Surviving Corporation shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.11	Dissenting Shares.

(a)          Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock outstanding immediately prior to the Effective Time held by a holder who has properly made a demand for appraisal of such shares in accordance with

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Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 1.5. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except for such rights as are granted by the DGCL to a holder of Dissenting Shares.

(b)          If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 1.5, without interest thereon, upon surrender of the Company Stock Certificate representing such shares.

(c)          The Company shall give Parent: (i) prompt written notice of (A) any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, (B) any withdrawal received by the Company of any such demand and (C) any other demand, notice or instrument received by the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment or settlement offer or unless otherwise required by an order, decree, ruling or injunction of a court of competent jurisdiction.

1.12       Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article II are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by the Company to Parent and Merger Sub on the Agreement Date (the “Disclosure Schedule”) and except as set forth in the Company SEC Documents filed on or prior to the Agreement Date (other than disclosure of “Risk Factors” and other forward-looking or predictive statements). The Disclosure Schedule shall be arranged in parts corresponding to the numbered and lettered sections and paragraphs contained in this Article II and the disclosure in any section or paragraph shall qualify (a) the corresponding section or paragraph in this Article II and (b) other sections and paragraphs in this Article II only to the extent that it is reasonably apparent that such disclosure qualifies, and constitutes an exception to, another representation and warranty contained in this Article II.

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2.1	Due Organization; Subsidiaries.

(a)          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) each of the other Acquired Corporations, except for the Entities identified in Part 2.1(a) of the Disclosure Schedule, is a corporation, limited liability company or other legal Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, except in the case of clause “(ii)” where the failure to be in good standing would not have a Company Material Adverse Effect. Each of the Acquired Corporations has all necessary corporate or similar power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own, lease and use its assets in the manner in which its assets are currently owned, leased and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(b)          Each of the Acquired Corporations is qualified to do business as a foreign corporation, limited liability company or other legal entity and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect.

(c)          The Company has no Subsidiaries, except for the Entities identified in Part 2.1(c) of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(c) of the Disclosure Schedule owns any capital stock of, any equity or voting interest of any nature in, or any interest convertible into or exchangeable or exercisable for any equity or voting interest of, any other Entity, other than interests in the Entities identified in Part 2.1(c) of the Disclosure Schedule. Each of the Entities identified in Part 2.1(c) of the Disclosure Schedule is a wholly-owned direct or indirect subsidiary of the Company and, except as indicated in Part 2.1(c) of the Disclosure Schedule, no other Person holds any equity interest (contingent or otherwise) in such Entities. Part 2.1(c) of the Disclosure Schedule sets forth the jurisdiction of incorporation or organization of each such Entity. There is no Contract pursuant to which the Company is obligated to make or may become obligated to make any future investment in or capital contribution to any other Entity.

2.2          Certificate of Incorporation; Bylaws; Charters and Codes of Conduct. The Company has made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each of the respective Acquired Corporations, including all amendments thereto. Each such certificate of incorporation, bylaws or similar organizational documents are in full force and effect, and no Acquired Corporation is in violation of any of the provisions of its certificate of incorporation, bylaws or similar organizational documents, except as would not have a Company Material Adverse Effect. The Company has made available to Parent accurate and complete copies of: (a) the charters of all committees of the board of directors of the Company (the “Company Board”); and (b) any code of conduct or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations, each as in effect on the Agreement Date.

2.3          Authority; Binding Nature of Agreement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this

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Agreement and, subject to receipt of the Required Stockholder Vote, to consummate the transactions contemplated hereby. The Company Board, acting upon the unanimous recommendation of the Special Committee, has duly and unanimously (with Jeffrey W. Ubben not participating) adopted resolutions by which the Company Board has: (a) determined in good faith, after consultation with its financial advisor, that the Merger and the other transactions contemplated by this Agreement constitute a “Superior Offer” (as defined in the Prior Merger Agreement) and that it is in the best interests of the Company and its stockholders to terminate the Prior Merger Agreement, (b) authorized and approved the termination of the Prior Merger Agreement and payment of the Company Termination Fee (as such term is defined in the Prior Merger Agreement), (c) determined that this Agreement and the Merger and the consummation of the transactions contemplated hereby are advisable and fair to and in the best interests of the Company and its stockholders; (d) authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (e) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for consideration by the Company’s stockholders at the Company Stockholders Meeting. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.4	Capitalization, Etc.

(a)          The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock, par value $0.01 per share, of which 46,989,720 shares were issued and outstanding as of April 16, 2007; and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which (1) 2,000,000 shares have been designated as Series X Junior Participating Preferred Stock and were reserved for issuance upon the exercise of rights granted under the Company Rights Agreement and (2) no shares have been issued or are outstanding. As of April 16, 2007: (i) no shares of Company Common Stock are held in the treasury of the Company; (ii) 6,708,885 shares of Company Common Stock are subject to issuance pursuant to stock options granted under the 1989 Plan and the 1999 Plan (stock options granted by the Company pursuant to the 1989 Plan, the 1999 Plan or otherwise are referred to collectively herein as “Company Options”); (iii) 1,001,496 shares of Company Common Stock are subject to issuance pursuant to the Company SARs granted under the 1999 Plan; (iv) 110,934 shares of Company Common Stock are subject to issuance pursuant to Company Stock Units held pursuant to the terms of the Deferred Compensation Plan; and (v) 1,221,972 shares of Company Common Stock are reserved for future issuance pursuant to the Company’s ESPP. Of the shares of Company Common Stock, stock options, and Company SARs outstanding, 4,090,174 are subject to vesting under the terms of the 1999 Plan and the Director Grant Plan. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Company’s Subsidiaries. None of the outstanding shares of Company Common Stock are entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company and, other than the ValueAct Voting Agreement, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or

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granting any option or similar right with respect to), any shares of Company Common Stock. No Acquired Corporation is under any obligation or bound by any Contract pursuant to which it may become obligated to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock. The Company is not a party to any voting agreements with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries other than the ValueAct Voting Agreement and, to the Knowledge of the Company, other than the Voting Agreements there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock of, or voting interests in, the Company or any of its Subsidiaries. The “Separation Time” (as defined in the Company Rights Agreement) has not occurred.

(b)          Part 2.4(b) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of April 16, 2007: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option; (iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted; (v) the extent to which such Company Option is vested and exercisable as of the Agreement Date; and (vi) the date on which such Company Option expires. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which all currently outstanding Company Stock Awards were granted, and the forms of all stock option agreements evidencing such options.

(c)          Part 2.4(c) of the Disclosure Schedule sets forth the following information with respect to each Company SAR outstanding as of April 16, 2007: (i) the name of the holder of such Company SAR; (ii) the number of shares of Company Common Stock subject to such Company SAR; (iii) the exercise price of such Company SAR; (iv) the date on which such Company SAR was granted; (v) the extent to which such Company SAR is vested and exercisable as of the Agreement Date; and (vi) the date on which such Company SAR expires. The Company has made available to Parent accurate and complete copies of all plans pursuant to which all currently outstanding Company SARs were granted, and the forms of all agreements evidencing such Company SARs.

(d)          Part 2.4(d) of the Disclosure Schedule sets forth the following information with respect to each Company Stock Unit outstanding as of April 16, 2007: (i) the name of the beneficial holder of such Company Stock Unit; (ii) the number of shares of Company Common Stock subject to such Company Stock Unit; (iii) the extent to which such Company Stock Unit is vested as of the Agreement Date; and (iv) the date, if any, on which such Company Stock Unit expires.

(e)          Except as set forth in Sections 2.4(a), 2.4(b), 2.4(c) or 2.4(d) above, and except as set forth in Part 2.4(e) of the Disclosure Schedule and for rights under the ESPP to purchase shares of Company Common Stock, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations or otherwise has the right to vote on any matters on which the stockholders of any Acquired Corporation have the right to vote; (iii) rights agreement, stockholder rights plan (or similar plan commonly referred to

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as a “poison pill”) or Contract under which any of the Acquired Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; (iv) stock appreciation rights, phantom stock awards or other similar rights that are linked to the value of the Company Common Stock or the value of the Company or any part thereof, or (v) to the Company’s Knowledge, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations from any Acquired Corporation (items “(i)” through “(v)” above, collectively, “Company Stock Rights”).

(f)           All outstanding shares of Company Common Stock, Company Options, Company SARs, Company Stock Units and other securities of the Company have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

(g)          All of the shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company or another wholly-owned Subsidiary of the Company, free and clear of any Encumbrances (except as set forth in Part 2.4(g) of the Disclosure Schedule), other than restrictions on transfer imposed by applicable securities laws.

2.5	SEC Filings; Financial Statements.

(a)          The Company has made available to Parent accurate and complete copies of all registration statements, proxy statements, and other statements, reports, schedules, forms and other documents filed or furnished by the Company with the SEC since January 1, 2005 (the “Company SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed or furnished by the Company with the SEC have been so filed or furnished on a timely basis. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing): (i) each of the Company SEC Documents (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), including the Sarbanes-Oxley Act, to the extent then in effect and applicable; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by Rule 13a-14 of the Exchange Act, and Section 906 of the Sarbanes-Oxley Act relating to the Company SEC Documents required of the principal executive officer of the Company and principal financial officer of the Company are accurate and complete, and complied as to form and content with all applicable Legal Requirements as of the date of such filing (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing).

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(b)         The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, “Company Balance Sheet” means that consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 2006 made available to Parent and the “Company Balance Sheet Date” means December 31, 2006.

(c)          The Company maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Acquired Corporations is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC.

(d)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e)          The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder applicable to it. To the Knowledge of the Company, there have been no material violations of provisions of the Company’s code of ethics. Neither the Company nor any of its Subsidiaries is a party to, or has a legally binding obligation to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC but excluding any leases, deferred purchase price or other Ordinary Course transaction)), where the purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or any of its Subsidiaries published financial statements or other Company SEC Documents.

(f)           Except for this Agreement and the Merger, or as contemplated hereby, there are no transactions, or series of related transactions, agreements, arrangements or

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understandings, nor are there any currently proposed transactions, or series of related transactions, between any Acquired Corporation, on the one hand, and the Company’s Affiliates (other than Subsidiaries of the Company), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act as currently applicable to the Company.

2.6          Absence of Changes. Since the Company Balance Sheet Date, except as set forth in Part 2.6 of the Disclosure Schedule:

(a)          each of the Acquired Corporations has operated its respective business in the ordinary course and consistent with past practices;

(b)          there has not been any Company Material Adverse Effect, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Company Material Adverse Effect;

(c)          none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other securities, payable in cash, stock, property or otherwise, or set aside funds therefor, or (ii) reclassified, combined, split, subdivided, repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

(d)          none of the Acquired Corporations has sold, issued or granted, pledged, encumbered, transferred or authorized the issuance of, (i) any capital stock (except for Company Common Stock issued upon the valid exercise of outstanding Company Stock Awards or pursuant to the ESPP), (ii) any option, warrant or right to acquire any capital stock or any other security (except under any outstanding awards under the Award Plans on the Company Balance Sheet Date or pursuant to the ESPP), (iii) any instrument convertible into or exchangeable for any capital stock or other security (except for outstanding Company Stock Awards on the Company Balance Sheet Date), or (iv) any other ownership interest or “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units of the Company or any of its Subsidiaries (except under any outstanding awards under the Award Plans on the Company Balance Sheet Date or pursuant to the ESPP);

(e)          the Company has not amended or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of (i) any of the Award Plans; (ii) any Company Stock Awards or any Contract evidencing or relating to any Company Stock Awards; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

(f)           there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g)          none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity in excess of $10 million, either

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individually or in the aggregate (including by merger, consolidation or acquisition of stock or assets or other business combination);

(h)          other than entering into and terminating the Prior Merger Agreement and except in the ordinary course of business consistent with past practices, none of the Acquired Corporations has amended or terminated, or knowingly waived any material right or remedy under, any Material Contract;

(i)           none of the Acquired Corporations has written off as uncollectible other than in the ordinary course of business consistent with past practice, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(j)           except in the ordinary course of business consistent with past practices, none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Encumbrances;

(k)          none of the Acquired Corporations has: (i) lent money to any Person other than money advanced to its employees in the ordinary course of business consistent with past practice or to an Acquired Corporation; or (ii) except under the Company Senior Credit Facility, incurred, guaranteed or assumed any indebtedness for borrowed money (other than intercompany transactions between Acquired Corporations) or entered into any “keep well” or other arrangement to maintain the financial condition of any Person having the same economic effect;

(l)           none of the Acquired Corporations has changed any of its methods of accounting or accounting practices other than as required by the rules and regulations of the SEC or by GAAP;

(m)         except to the extent consistent with past practices, none of the Acquired Corporations has made any material Tax election;

(n)          none of the Acquired Corporations has commenced or settled any material Legal Proceeding which would reasonably be expected to expose any Acquired Corporation to any material liability;

(o)          other than entering into and terminating the Prior Merger Agreement, none of the Acquired Corporations has entered into any material transaction or taken any other material action, in each case, outside the ordinary course of business or inconsistent with past practices;

(p)          none of the Acquired Corporations has, except as required by applicable Legal Requirements: (i) except in the ordinary course of business consistent with past practices, adopted, established or entered into any Company Employee Plan or caused or permitted any Company Employee Plan to be amended in any material respect; (ii) adopted, established or entered into any collective bargaining agreement; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its

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directors, officers or employees other than in the ordinary course of business consistent with past practices;

(q)          except in the ordinary course of business consistent with past practices or with the approval of the compensation committee of the Company Board, none of the Acquired Corporations has (i) granted to any current or former executive officer any increase in compensation, severance, termination, pay or fringe or other benefits, or (ii) entered into a new, or amended (including by accelerating rights or benefits under) any existing employment, consulting, indemnification, change of control, severance or termination agreement with any current or former executive officer (other than in connection with the hiring of new employees);

(r)           other than the payment of the Company Termination Fee (as defined in the Prior Merger Agreement) to CMC, none of the Acquired Corporations has made any capital expenditures in excess of $7.5 million in the aggregate over and above the budget for capital expenditures made available to Parent and Merger Sub prior to the date of this Agreement;

(s)          none of the Acquired Companies has entered into any contracts, agreements or arrangements that materially limit the ability of any Acquired Corporation to compete in the Company’s currently contemplated lines of business with any Person in any geographic area for any period of time; and

(t)           none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(s)” above.

2.7          Title to Assets. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including all assets reflected on the Company Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business consistent with past practices since the Company Balance Sheet Date). All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (i) Permitted Encumbrances, and (ii) liens of immaterial amount or significance. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including all assets reflected as leased on the Company Balance Sheet.

2.8          Receivables. All existing material accounts receivable of the Acquired Corporations: (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business consistent with past practices; and (ii) are current and, to the Company’s Knowledge, will be collected in full when due, without any counterclaim or set off (net of allowances for doubtful accounts taken in the ordinary course of the Acquired Corporations’ businesses consistent with past practices (taken as a whole)).

2.9          Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except as set forth in Part 2.9 of the Disclosure Schedule,

(a)          the Acquired Corporations own all right, title, and interest in, or have the right to use, pursuant to a license or otherwise, in each case, free and clear of all Encumbrances

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except Permitted Encumbrances, all Intellectual Property (the “Company Intellectual Property”) required to operate their respective businesses as presently conducted;

(b)          Part 2.9(b) of the Disclosure Schedule lists all registrations and applications for registration or issuance of Company Intellectual Property owned or purported to be owned by the Acquired Corporations and included in the Company Intellectual Property, and all such registrations and applications are subsisting in good standing, unexpired, and are not the subject of any opposition, cancellation, re-examination or other invalidation proceeding;

(c)          the Acquired Corporations have filed or caused to be filed all affidavits, renewals, statements of use, maintenance filings and declarations, and paid or caused to be paid all fees and charges necessary to maintain in good standing the items of Intellectual Property disclosed at Part 2.9(b) of the Disclosure Schedule;

(d)          as of the date hereof, the Acquired Corporations have not received any written notice of any claims or threatened Legal Proceedings alleging that the conduct of the businesses of the Acquired Corporations infringe, misappropriate or otherwise violate the Intellectual Property of any other Person, including without limitation cease and desist letters or offers of license, except for any of the foregoing that have since been resolved;

(e)          to the Company’s Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise violated any Company Intellectual Property;

(f)           there are no Legal Proceedings pending or, to the Company’s Knowledge, threatened in writing, challenging the ownership, enforceability, validity or use of any Company Intellectual Property owned by the Acquired Corporations;

(g)          the Acquired Corporations take and have taken commercially reasonable actions to maintain and preserve their material Company Intellectual Property; and

(h)          the information technology systems used in the businesses of the Acquired Corporations, including by way of example and not limitation, the transaction processing, point of sale and other enterprise software, hardware and telecommunications systems owned, licensed leased, operated on behalf of, or otherwise held for use in the business of the Acquired Corporations, perform reliably and are adequate to meet the needs of the businesses of the Acquired Corporations as currently conducted.

2.10	Contracts.

(a)          For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract” (whether written or oral):

(i)           any Company Contract that is required by the rules and regulations of the SEC to be filed as an exhibit to the Company SEC Documents;

(ii)          any Company Contract: (A) relating to the employment of any employee or retention of any consultant or independent contractor that requires payments of base salary or amounts in excess of $300,000 on an annual basis to any Person; (B) the terms of which

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obligate or may in the future obligate any of the Acquired Corporations to make any severance, termination or similar payment to any current employee relating to a period of 12 months or more following termination of employment or resulting solely from the consummation of the transactions contemplated by this Agreement; or (C) pursuant to which any of the Acquired Corporations is obligated to make any bonus payment (other than payments constituting sales commissions or sales-related bonuses) in excess of $150,000 to any current or former employee or director;

(iii)         any Company Contract relating to the acquisition, transfer, development or sharing of any material Intellectual Property (except for any Company Contract pursuant to which (A) any material Intellectual Property is licensed to the Acquired Corporations under any third party software license generally available to the public, or (B) any material Intellectual Property is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

(iv)         any Company Contract which provides for indemnification of any officer, director or employee;

(v)          any Company Contract which is reasonably likely to involve aggregate annual payments by any Acquired Corporation of more than $10,000,000 or annual revenue of more than $10,000,000;

(vi)         any Company Contract that materially limits the ability of any Acquired Corporation to compete in any currently contemplated line of business with any Person in any geographic area for any period of time; and

(vii)       any joint venture Contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities of any Person by any Acquired Corporation;

(viii)      any Company Contract entered into by any Acquired Corporation and any other Person providing for the acquisition by any Acquired Corporation (including by merger, consolidation, acquisition of stock or assets or any other business combination) of any corporation, partnership, other business organization or division or unit thereof or any material amount of assets of such other Person in an amount in excess of $3,000,000, in the aggregate.

(b)          Except as would not reasonably be expected to cause a Company Material Adverse Effect, each Material Contract is valid and in full force and effect, and is enforceable by one or more Acquired Corporations and to the Knowledge of the Company, each other party thereto, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)          To the Company’s Knowledge and except as would not reasonably be expected to cause a Company Material Adverse Effect, (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract, and (ii) no other Person has violated or breached, or committed any default under, any Material Contract.

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(d)         To the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (i) result in a violation or breach of any provision of any Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Material Contract; or (v) give any Person the right to cancel, terminate or modify any Material Contract; in each case of clauses “(i)” through “(v)” above, except as would not reasonably be expected to have a Company Material Adverse Effect.

(e)          Part 2.10(e) of the Disclosure Schedule lists all Material Contracts as of the Agreement Date. The Company has made available to Parent true and correct copies of each Material Contract (including all amendments thereto and modifications and waivers thereunder).

2.11       Liabilities. Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Corporations has any accrued, contingent or other liabilities or obligations of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of the Company Balance Sheet; (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the Company Balance Sheet Date in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations under Company Contracts; (d) liabilities and obligations under this Agreement; and (e) the payment of the Company Termination Fee (as defined in the Prior Merger Agreement).

2.12       Compliance with Legal Requirements. Each of the Acquired Corporations is, and at all times since April 1, 2005, has been, in compliance in all material respects with all applicable Legal Requirements, except for any noncompliance which would not reasonably be expected to have a Company Material Adverse Effect. Since April 1, 2005, none of the Acquired Corporations has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except for violations or failures to comply which would not reasonably be expected to have a Company Material Adverse Effect.

2.13       Governmental Authorizations. The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to have such authorization would not reasonably be expected to have a Company Material Adverse Effect. All such Governmental Authorizations are valid and in full force and effect, and no suspension of any Governmental Authorization is pending, or to the Knowledge of the Company, threatened. Each Acquired Corporation is, and at all times since April 1, 2005 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since April 1, 2005, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding: (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, except in the case of clause “a” and “b” for any violation, failure to comply, revocation, withdrawal, suspension,

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cancellation, termination or modification which would not reasonably be expected to have a Company Material Adverse Effect.

2.14       Tax Matters. In each case, except as set forth in Part 2.14 of the Disclosure Schedule:

(a)          All Tax Returns required to be filed by or with respect to each Acquired Corporation have been properly prepared and timely filed, and all such Tax Returns (including information provided therewith or with respect thereto) are true, correct and complete, except for Tax Returns as to which the failure to so file or be true and complete has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b)          Each Acquired Corporation has fully and timely paid all Taxes (whether or not shown to be due on the Tax Returns referred to in Section 2.14(a)), except for Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP and for Taxes as to which the failure to pay has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Without taking into account any transaction contemplated by this Agreement and based on activities to date, adequate reserves in accordance with GAAP have been established by each Acquired Corporation for all material Taxes not yet due and payable in respect of taxable periods ending on the date hereof.

(c)          All amounts of Tax required to be withheld by each Acquired Corporation has been or will be timely withheld and paid over to the appropriate Tax authority, except for Taxes as to which the failure to withhold has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(d)          No material deficiency for any amount of Tax has been asserted or assessed by any Taxing Authority in writing against any Acquired Corporation (or, to the knowledge of the Company, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being contested in good faith and are Taxes for which such Acquired Corporation has set aside adequate reserves in accordance with GAAP. No audit or other proceeding by any Taxing Authority is pending or threatened in writing with respect to a material amount of Taxes due from or with respect to any Acquired Corporation. No claim has been made in writing by a Taxing Authority in a jurisdiction in which the Company or any Subsidiary of the Company does not file Tax Returns that the Company or any Subsidiary or Company is or may be subject to taxation in that jurisdiction. None of the Acquired Companies has waived the statute of limitations with respect to any material amount of Taxes or agreed to an extension of time with respect to any material amount of Tax assessment or deficiency.

(e)          There are no Tax indemnification, allocation or sharing agreements (or similar agreements) under which any Acquired Corporation could be liable for the Tax liability of an entity that is not an Acquired Corporation.

(f)           There are no material Liens with respect to Taxes upon any of the assets or properties of any Acquired Corporation, other than with respect to Taxes not yet due and payable.

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(g)         Except as disclosed in its Tax Returns, each Acquired Corporation has not received approval to make or agreed to a change in any accounting method or has any written application pending with any Taxing authority requesting permission for any such change. There are no requests for rulings or determinations in respect of any Taxes or Tax Returns pending between the Company or any Subsidiary of the Company and any Taxing Authority.

(h)          Each Acquired Corporation is not party to or bound by any active closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) or offer in compromise with any Taxing authority.

(i)           Each Acquired Corporation has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

(j)           Each Acquired Corporation has not entered into a “listed transaction” that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder and that has not been disclosed in the relevant Tax Return of such Acquired Corporation.

(k)          None of the Acquired Corporations (i) has been a member of an affiliated group of corporations filing a consolidated federal income tax return (other than the group the common parent of which is the Company) or has any liability for Taxes of any Person (other than an Acquired Corporation) pursuant to Treasury Regulations Section 1.1502-6 or similar provision of state local or foreign law).

(l)           The Company has made available to Parent true and correct copies of all federal income Tax Returns filed by the Acquired Corporations for each of the fiscal years ended March 31, 2006, 2005 and 2004.

2.15	Employee and Labor Matters; Benefit Plans.

(a)          Part 2.15(a) of the Disclosure Schedule lists all material employee pension benefit plans (as defined in Section 3(2) of ERISA), all employee welfare benefit plans (as defined in Section 3(1) of ERISA), and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, “voluntary employee benefit association” (“VEBA”) within the meaning of Section 501(c)(9) of the Code, and other similar benefit plans, programs, Contracts, arrangements or policies (including a specific identification of those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation, or severance agreements (including a specific identification of those which contain change of control provisions or pending change of control provisions), written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any foreign or domestic former or current employee, officer, director, independent contractor or consultant (or any of their beneficiaries) of any Acquired Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the Acquired Corporations or which is under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA (each an “ERISA Affiliate”), as well as each plan with

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respect to which any of the Acquired Corporations could incur material liability (collectively, the “Company Employee Plans”). The Company has made available to Parent copies of (i) each such written Company Employee Plan, including (without limitation) all material amendments thereto and all related trust agreements, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to liability insurance covering the fiduciaries for each Company Employee Plan, summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants, (ii) with respect to any such Company Employee Plan and related trust which is intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, the most recent favorable determination or opinion letter from the IRS as to its qualified status under the Code; (iii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iv) the latest reports which have been filed with the U.S. Department of Labor with respect to each Company Employee Plan required to make such filing, (v) financial and other information regarding current and projected liabilities with respect to each Company Employee Plan for which the filings described in (ii), (iii) or (iv) above are not required under ERISA, (vi) all correspondence between the Internal Revenue Service and/or the Department of Labor and the Company and/or any of the other Acquired Corporations.

(b)          (i) Other than as set forth in Part 2.15(b) of the Disclosure Schedule, (A) No Company Employee Plan is now or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA, and (B) none of the Company Employee Plans promises or provides retiree medical, death, disability or other retiree welfare benefits to any Person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise); (ii) to the Company’s Knowledge, no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has engaged in a transaction with respect to any Company Employee Plan which could subject any of the Acquired Corporations, directly or indirectly, to a material tax, penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iii) to the Company’s Knowledge, no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; (iv) all Company Employee Plans have been established and maintained substantially in accordance with their terms (except that in any case in which any Company Employee Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been maintained, operated and administered in accordance with such provision) and have been operated in compliance in all material respects with all applicable Legal Requirements, and may by their terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Legal Requirements and the terms of each Company Employee Plan; (v) each of the Acquired Corporations has performed all material obligations required to be performed by them under, and are not in any material respect in default under or in violation of, any Company Employee Plan, and none of the Acquired Corporations has any Knowledge of any default or violation by any other Person with respect to, any of the Company Employee Plans; (vi) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to such plan’s qualified status under Section 401(a) of the Code (or comparable letter, such as an opinion or notification letter as to

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the form of plan or prototype plan adopted by one or more Acquired Corporations upon which such Acquired Corporation is permitted to rely), and nothing has occurred since the issuance of such letter which may reasonably be expected to impair such favorable determination or otherwise impair or result in the revocation of the qualified status of such plan; provided that the Company shall not be responsible for any such occurrences resulting from actions taken by third party service providers to any such plan, unless such actions were taken with the Company’s Knowledge, (vii) the Acquired Corporations and each ERISA Affiliate are in compliance in all material respects with the provisions of ERISA and the Code applicable to the Company Employee Plans; (viii) all contributions to, and payments from, the Company Employee Plans which have been required to be made in accordance with the Company Employee Plans have been timely made (including without limitation any insurance premiums due under an insurance policy related to a Company Employee Plan); and (ix) except those to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Company Balance Sheet Date that were not yet required to be made are properly accrued and reflected on the Company Balance Sheet.

(c)          Except as set forth in Part 2.15(c) of the Disclosure Schedule or would not reasonably be expected to cause a Company Material Adverse Effect:

(i)           None of the Acquired Corporations currently maintains an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in Company capital stock;

(ii)          Since the Company Balance Sheet Date, none of the Acquired Corporations has agreed to any increase in benefits under any Company Employee Plan (or the creation of new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan;

(iii)        The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee, except as contemplated by Article I;

(iv)         No Person will be entitled to any severance benefits under the terms of any Company Employee Plan solely as a result of the consummation of the transactions contemplated by this Agreement;

(v)          The Acquired Corporations and each ERISA Affiliate have complied in all material respects with (A) the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Company Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code, and (B)with the applicable provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations issued thereunder;

(vi)         There are no pending audits or investigations by any governmental agency involving any Company Employee Plan, no termination proceedings involving any Company Employee Plan, and no threatened or pending claims (except for individual claims for

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benefits payable in the normal operation of the Company Employee Plans), suits or proceedings involving any Company Employee Plan or asserting any rights or claims to benefits under any Company Employee Plan, nor, to the best of the Company’s Knowledge are there any facts which could reasonably give rise to any material liability in the event of any such audit, investigation, claim, suit or proceeding; and

(vii)       To the extent that any Company Employee Plan constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, such Company Employee Plan has been operated in good faith compliance with Section 409A of the Code.

(viii)      No payment which is or may be made by, from or with respect to any Company Employee Plan, to any employee, former employee, director or agent of an Acquired Corporation or any ERISA Affiliate, either alone or in conjunction with any other payment, event or occurrence, (A) will or could properly be characterized as an “excess parachute payment” under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) and (B) will not be fully deductible as a result of Code 162(m) (or any corresponding provision of state, local or foreign Tax law); and

(ix)         The only Company Stock Units or other phantom equity awarded by the Company is awarded pursuant to the Deferred Compensation Plan.

(d)          Each Company Employee Plan covering non-U.S. employees (a “Company International Plan”) is separately listed on Part 2.15(d) of the Disclosure Schedule, and has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable Legal Requirements (including any special provisions relating to registered or qualified plans where such Company International Plan was intended to so qualify). Except as may be set forth in Part 2.15(d)(i) of the Disclosure Schedule or which would not reasonably be expected to cause a Company Material Adverse Effect, (i) all contributions to, and payments from, the Company International Plans (other than payments to be made from a trust, insurance contract or other funding medium) which may have been required to be made in accordance with the terms of any such plan, and, when applicable, the law of the jurisdiction in which such plan is maintained, have been timely made, (ii) all such contributions to the Company International Plans, and all payments under the Company International Plans, for any period ending before the date hereof that are not yet required to be made are properly accrued and reflected on the financial statements of the Company, (iii) all material reports, returns, approvals and similar documents with respect to any Company International Plan required to be filed with any government agency or distributed to any Company International Plan participant have been duly and timely filed or distributed, and (iv) there are no pending investigations by any governmental agency involving the Company International Plans, no claims pending or threatened in writing (except for claims for benefits payable in the normal operation of the Company International Plans), suits or proceedings against any Company International Plan or asserting any rights or claims to benefits under any Company International Plan which could give rise to any liability, in each case of which the Company has been notified.

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(e)         Except as set forth in the Company SEC Documents or would not reasonably be expected to cause a Company Material Adverse Effect: (i) there are no controversies pending or, to the Knowledge of the Company, threatened, between any of the Acquired Corporations and any of their respective employees; (ii) except for agreements identified in Part 2.15(e) of the Disclosure Schedule, there are no collective bargaining agreements applicable to the Acquired Corporations; (iii) except for employee representative bodies or works councils identified in Part 2.15(e) of the Disclosure Schedule, there are no employee representative bodies or works councils; (iv) none of the Acquired Corporations is in breach of any material collective bargaining agreement or other labor union contract applicable to Persons employed by any of the Acquired Corporations, nor does the Company know of any activities or proceedings of any labor union to organize any significant number of such employees; (v) none of the Acquired Corporations is in breach of any material collective bargaining agreement or other labor union contract, nor has any Knowledge of any activities or proceedings of any labor unions to organize employees, or of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees (foreign or domestic) of any of the Acquired Corporations; (vi) none of the Acquired Corporations is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or, to the Knowledge of the Acquired Corporations, threatened against any of them before the National Labor Relations Board; and (vii) each of the Acquired Corporations has materially complied with all Legal Requirements applicable to employees, including but not limited to those relating to employment discrimination, disability rights or benefits, equal opportunity, plant closure and other employee protections such as those provided under the Federal Worker Adjustment Retraining and Notification (“WARN”) Act, affirmative action, workers’ compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, immigration, and the classification of employees and independent contractors.

(f)           Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (i) the obligation of any Acquired Corporation to make contributions or any other payments to fund benefits accrued under the Company Employee Plans, or (ii) the benefits accrued or payable with respect to any participant under the Company Employee Plans. Each of the Company Employee Plans may be amended or terminated at any time by action of the plan sponsor’s board of directors, or a committee of such board of directors or duly authorized officer, in each case subject to the terms of the Company Employee Plan and compliance with applicable Legal Requirements.

2.16       Real Property; Leasehold. None of the Acquired Corporations own any real property or any interest in any real property, except for the ownership and leasehold interests identified in Part 2.16 of the Disclosure Schedule. One of the Acquired Corporations has a good and valid leasehold interest in each parcel of real property leased by the Acquired Corporations necessary for the conduct of the business of the Company (the “Company Leased Real Property”), which leasehold interest is free and clear of all Encumbrances (other than Permitted Encumbrances) and except for any failures which would not reasonably be expected to have a Company Material Adverse Effect. Except as does not have and would not reasonably be expected to have a Company Material Adverse Effect, (a) an Acquired Corporation has the right to use and occupancy of the Company Leased Real Property for the full term of the lease or sublease relating thereto, (b) all leases for the Company Leased Real Property are in good

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standing, legal, binding, valid and effective and enforceable agreements of an Acquired Corporation and of the other parties thereto in accordance with their respective terms, and no Acquired Corporation has received written notice of any default (or any condition or event, which, after notice or a lapse of time or both, would constitute a default thereunder) and (c) no Acquired Corporation has assigned its interest under any such lease or sublease or sublet any part of the premises covered thereby. Each Company Leased Real Property has received all Governmental Authorization (including licenses and permits) required in connection with the ownership and operation thereof and has been operated and maintained in accordance with legal requirements, except where failure to receive such Governmental Authorization and where noncompliance with such legal requirements has not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there are no pending or threatened condemnation proceedings with respect to the Company Leased Real Property that would materially and adversely affect the use, occupancy or value thereof.

2.17       Insurance. The Company has made available to Parent accurate and complete copies of all current material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities, operations, employees, officers and directors of the Acquired Corporations. To the Company’s Knowledge, each of such insurance policies is valid and in full force and effect. Since April 1, 2006, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any such insurance policy; (b) refusal or denial of any material coverage, reservation of rights or rejection of any material claim under any such insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any such insurance policy. All information provided to insurance carriers (in applications and otherwise) on behalf of each of the Acquired Corporations is accurate and complete to the extent that the failure of such information to be accurate and complete would entitle the applicable insurance carrier to cancel such insurance policy procured on the basis of or in reliance on such information, reduce the scope of coverage under such policy, increase the premiums payable by the Acquired Corporations or otherwise take any action adverse to any of the Acquired Corporations in any material respect. Part 2.17 of the Disclosure Schedule includes a list of material pending or threatened claims which have been tendered to the insurance carriers for the Acquired Corporations and indicates which of such claims have been denied by such insurance carriers or subjected to a reservation of rights in writing by such carrier, except to the extent such claim, denial or reservation has been resolved.

2.18	Legal Proceedings; Orders.

(a)          Except as would not reasonably be expected to cause a Company Material Adverse Effect or which is listed on Part 2.18(a) of the Disclosure Schedule, there is no pending Legal Proceeding and, to the Company’s Knowledge, no Person has threatened to commence any Legal Proceeding against the Acquired Corporations or any of their officers or directors. Except which may be described in Part 2.18(a) of the Disclosure Schedule, there is no pending Legal Proceeding that challenges, or that, if decided adversely to any Acquired Corporation, would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger.

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(b)         There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject that would reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, no officer or other key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

2.19       Vote Required. The affirmative vote of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders Meeting and entitled to vote (the “Required Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby (assuming, for these purposes, the accuracy of the representations and warranties of Parent and Merger Sub in Section 3.9).

2.20	Environmental Laws.

(a)          Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Company’s Knowledge, since April 1, 2005, the Acquired Corporations have been and are in material compliance with all applicable Environmental Laws, and possess and are in material compliance, with all applicable Environmental Permits required under such laws to operate as they currently operate; (ii) to the Company’s Knowledge, no Acquired Corporation has generated, stored, used, emitted, discharged or disposed of any Materials of Environmental Concern except in material compliance with applicable Environmental Laws; (iii) since April 1, 2005, no Acquired Corporation has received any written notification alleging that it is liable for, or request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar foreign, state or local law, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (iv) there is no pending or, to the Knowledge of the Company, threatened Legal Proceeding with respect to Environmental Laws, Environmental Permits or Materials of Environmental Concern; and (v) any reports of environmental assessments, audits and similar investigations previously made available to Parent are all such reports in the possession of the Company or, to the Company’s Knowledge, otherwise in existence and reasonably within the control of the Company, conducted since April 1, 2003 on any property currently or formerly owned or operated by any Acquired Corporation.

(b)          Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 2.20 are the only representations and warranties in this Agreement with respect to Environmental Laws, Environmental Permits or Materials of Environmental Concern.

2.21       Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither the termination of the Prior Merger Agreement, the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the

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other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

(a)          contravene, conflict with or result in a violation of any of the provisions of: (i) the certificate of incorporation, bylaws, or other charter or organizational documents of any Acquired Corporation; or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

(b)          contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any material portion of the assets owned or used by any of the Acquired Corporations, is subject (except in each case pursuant to (i) the HSR Act or any applicable foreign Legal Requirement relating to antitrust or competition matters, or (ii) dissenter’s rights of stockholders under the DGCL);

(c)          contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

(d)          contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any Material Contract; (iii) accelerate the maturity or performance of any Material Contract; or (iv) cancel, terminate or modify any term of any Material Contract, except in each case where the contravention of, conflict with, or violation or breach of any such provision, or the giving to any Person such rights, would not, individually or in the aggregate, have a Company Material Adverse Effect; or

(e)          result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for Permitted Encumbrances).

Except as may be required by the Exchange Act, the DGCL and the HSR Act, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in each case, where the failure to make any filing, give any notice or obtain any Consent would not, individually or in the aggregate, have a Company Material Adverse Effect.

2.22       Fairness Opinion. The Company Board has received the opinion of each of Goldman, Sachs & Co. and Lazard Frères & Co. LLC, financial advisors to the Company, in each case dated as of the Agreement Date and addressed to the Company Board, to the effect that subject to the assumptions, qualifications and limitations set forth therein, the Per Share Merger

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Price is fair, from a financial point of view, to the stockholders of the Company, which opinions have not been modified or withdrawn as of the Agreement Date, and true and correct copies of such opinions will be delivered to Parent.

2.23       Financial Advisor. Except for Goldman, Sachs & Co. and Lazard Frères & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s, opinion, success, transaction fee or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations.

2.24       Inapplicability of Anti-takeover Statutes, Company Rights Agreement and Article Twelfth of Restated Certificate of Incorporation.

(a)          The restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the execution of the Antaeus Voting Agreement by the parties thereto, and to the consummation of the Merger. No other state takeover statute or similar Legal Requirement applies to the Merger or this Agreement or the transactions contemplated hereby.

(b)          The Company has taken all actions necessary to render the Stockholders Protection Agreement, dated as of May 8, 1997, between the Company and Chasemellon Shareholder Services, LLC, as amended by that certain amendment, dated as of the date hereof (collectively, the “Company Rights Agreement”) inapplicable solely to this Agreement, the Merger or compliance with the terms of this Agreement and to satisfy the requirements of Article Twelfth of the Company’s Restated Certificate of Incorporation, the Voting Agreements or the other transactions contemplated hereby, and no rights under the Company Rights Agreement will be exercise, distributed or triggered as a result thereof.

2.25       Proxy Statement. None of the information contained in the Proxy Statement or any other soliciting materials of the Company to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting (other than information relating to Parent included in the Proxy Statement that was provided by Parent) will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

2.26       Prior Merger Agreement. Immediately prior to the execution of this Agreement, the Prior Merger Agreement was terminated pursuant to its terms and an $8,440,000 Company Termination Fee (as defined in the Prior Merger Agreement) was paid to CMC in accordance with the terms of the Prior Merger Agreement.

2.27       ValueAct Voting Agreement. As of the date hereof and to the Company’s Knowledge, (a) the ValueAct Voting Agreement is in full force and effect and (b) ValueAct has complied in all material respects with the ValueAct Voting Agreement. The

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Company has made available to Parent a correct and complete copy of the ValueAct Voting Agreement and the Company has complied in all material respects with the terms and conditions of such agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1          Valid Existence. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2          Authority; Binding Nature of Agreement. Parent has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by Parent of this Agreement has been duly authorized by any necessary action on the part of Parent and the board of directors of Parent. This Agreement constitutes the legal, valid and binding obligations of Parent, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies. Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by Merger Sub of this Agreement has been duly authorized by any necessary action on the part of Merger Sub and its board of directors (subject to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which adoption shall occur immediately after the execution and delivery of this Agreement by the parties hereto). This Agreement constitutes the legal, valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3          Non-Contravention. Neither the execution, delivery and performance of this Agreement by each of Parent and Merger Sub nor the consummation by each of Parent and Merger Sub of the Merger will (a) result in a violation of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, (b) conflict with or violate any Legal Requirement applicable to Parent or Merger Sub or by which either of them or any of their properties are bound or (c) result in any breach or violation by Parent or Merger Sub of any order, writ, injunction, judgment, decree, Contract or agreement to which Parent or Merger Sub is subject, except in each case for any violation or breach that will not have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger and otherwise carry out the terms hereof.

3.4          Governmental Consents. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby do not and will not require any consent,

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approval, authorization or permit of, action by, filing with or notification to, any Governmental Body, except as required under or pursuant to (a)  the HSR Act, (b) the Exchange Act, (c) state securities, takeover and “blue sky” laws, (d) the rules and regulations of the NYSE, (e) the DGCL, (f) the applicable requirements of antitrust or other competition laws of other jurisdictions or investment laws relating to foreign ownership and (g) any other consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not prevent or delay the consummation of the transactions contemplated hereby.

3.5          Legal Proceedings. As of the date of this Agreement, there is no Legal Proceeding pending or, to the Knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub, and neither Parent nor Merger Sub nor any property or asset of Parent or Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Parent and Merger Sub, continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, which, in any case would (i) prevent or delay the consummation of the Merger or (ii) otherwise prevent or delay the performance by Parent or Merger Sub of any of their material obligations under this Agreement.

3.6          Activities of Parent and Merger Sub. Parent and Merger Sub were formed solely for the purpose of effecting the Merger. Parent and Merger Sub have not and will not engage in any activities other than those contemplated by this Agreement and have, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement, including the Financing.

3.7          Information Supplied. None of the information supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement or any other soliciting materials of the Company to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting will, at the date it is first mailed to the Company’s stockholders or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.8          Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

3.9          Ownership of Company Stock. Immediately prior to the execution of this Agreement and the Antaeus Voting Agreement, neither Parent nor Merger Sub was, and at no time during the last three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement and the Antaeus Voting Agreement).

3.10	Financing.

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(a)         Parent and Merger Sub have received and accepted and agreed to a commitment letter dated April 17, 2007 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Debt Commitment Letter”) from the financial institution parties thereto (each a “Lender” and together, the “Lenders”) relating to the commitment of the Lenders to provide the debt financing described therein to Merger Sub in connection with the Merger and the other transactions contemplated by this Agreement. The financing contemplated by the Debt Commitment Letter is referred to in this Agreement as the “Debt Financing”.

(b)          Parent has received and accepted and agreed to a commitment letter dated April 17, 2007 (the “Equity Commitment Letter”, and together with the Debt Commitment Letter, the “Commitment Letters”) from each of the Equity Investors relating to the commitment of the Equity Investors to provide a cash equity investment required to consummate the Merger on the terms contemplated by this Agreement. The cash equity investment contemplated by the Equity Commitment Letter is referred to herein as the “Equity Financing”; the Equity Financing, together with the Debt Financing, is collectively referred to as the “Financing”. Complete and correct copies of the executed Commitment Letters have been provided to the Company.

(c)          Subject to its terms and conditions and assuming the satisfaction in full of all of the conditions set forth in Article VI, the Financing, when funded in accordance with the Commitment Letters and taken together with available cash of the Company, will provide Merger Sub with acquisition financing at the Effective Time sufficient to consummate the Merger on the terms contemplated by this Agreement, including without limitation payment in full for all shares of Company Common Stock, Company Options, Company SARs and Company Stock Units outstanding at the Effective Time and to pay all related fees and expenses that are the responsibility of Parent, Merger Sub or the Surviving Corporation associated therewith.

(d)          As of the date of this Agreement, the Commitment Letters are valid, binding and in full force and effect without change, and are not subject to any side agreement or understanding affecting their validity or meaning, and no event or circumstance within the control of Parent or Merger Sub, and to the Knowledge of Parent or Merger Sub, no other event or circumstance has occurred or exists which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach or an incurable failure to satisfy a condition precedent under the terms and conditions of the Commitment Letters, other than any such default or breach that has been waived by the Lender or the Guarantor, as the case may be, or otherwise cured in a timely manner by Parent or Merger Sub to the satisfaction of the Lender or the Guarantor, as the case may be. As of the date of this Agreement, Parent or Merger Sub has paid in full any and all commitment fees or other fees currently due and payable, and has otherwise satisfied all other terms and conditions, required to be paid or satisfied pursuant to the terms of the Commitment Letters on or before the date of this Agreement.

(e)          The obligations to make the Financing available to Merger Sub pursuant to the terms of Commitment Letters are not subject to any conditions other than the conditions set forth in the Commitment Letters.

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(f)          The Limited Guarantee is in full force and effect, has not been amended, withdrawn or rescinded in any respect and is a legal, valid and binding obligation of the Guarantor, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.11       Solvency. Immediately after giving effect to the Merger and the Financing, assuming the accuracy in all material respects as of the Closing Date of the representations and warranties contained in Article II, (i) the Surviving Corporation and each of its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they become absolute and mature, (ii) the then present fair salable value of the assets of the Surviving Corporation and each of its Subsidiaries will exceed the amount that will be required to pay the probable liability of its debts and other liabilities as they become absolute and mature, (iii) the assets of the Surviving Corporation and each of its Subsidiaries, in each case at a fair valuation, will exceed its debts (including contingent liabilities) and (iv) the Surviving Corporation and each of its Subsidiaries will not have unreasonably small capital to carry on its business as then conducted. For purposes of this Section 3.11, “not have unreasonably small capital to carry on its business” and “able to pay its liabilities, including contingent and other liabilities, as they become absolute and mature” mean that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

3.12	No Other Representations or Warranties.

(a)          Except for the representations and warranties contained in Article II of this Agreement, Parent acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent or any other Person resulting from the distribution to Parent, or use by Parent of, any such other information, including any information, documents, projections, forecasts or other material made available to Parent in certain “data rooms,” confidential information memoranda or management presentations in anticipation of the transactions contemplated by this Agreement.

(b)          In connection with investigation by Parent of the Acquired Corporations, Parent has received or may receive from the Acquired Corporations certain estimates, projections, forward-looking statements and other forecasts and certain business plan information. Parent acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Parent is familiar with such uncertainties, that Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that Parent shall have no claim against anyone with respect thereto. Accordingly, Parent acknowledges that the Company makes no representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

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ARTICLE IV.

CERTAIN COVENANTS OF THE COMPANY

4.1          Access and Investigation. Subject to Section 5.10, during the period commencing on the Agreement Date and ending on the earlier of the termination of this Agreement and the Effective Time (the “Pre-Closing Period”), the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to: (a)  following a request from Parent to the Company in accordance with this Section 4.1, provide Parent and Parent’s Representatives (including financing sources and their Representatives) with reasonable access during normal business hours to the Acquired Corporations’ Representatives, books, records, Tax Returns, material operating and financial reports, work papers and other documents and information relating to the Acquired Corporations; (b) following a request from Parent to the Company in accordance with this Section 4.1, provide Parent and Parent’s Representatives (including financing sources and their Representatives) with such copies of the books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request; and (c) permit Parent’s Representatives to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of the Company responsible for the Company’s financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may reasonably deem necessary or appropriate in order to enable Parent to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto or otherwise in connection with the Merger. Parent shall schedule and coordinate all inspections only with the designated Representative of the Company or the designated Representatives of Goldman, Sachs & Co., and shall request such matters a reasonable amount of time in advance, specifying the inspection or materials that Parent or Parent’s Representatives intend to conduct. The Company shall be entitled to have Representatives present at all times during any such inspection and the inspections shall take place at mutually convenient times. Notwithstanding the foregoing, the Acquired Corporations shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Acquired Corporations or contravene any Legal Requirement or binding agreement entered into prior to the Agreement Date. The relevant parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

4.2	Operation of the Company’s Business.

(a)          During the Pre-Closing Period, the Company shall, except as required by any applicable Legal Requirement, or unless Parent shall otherwise agree in writing: (i) ensure that each of the Acquired Corporations conducts its business (A) in the ordinary course consistent with past practices, and (B) in material compliance with all applicable Legal Requirements and the requirements of all Material Contracts; (ii) use its commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, licensors, licensees and other Persons having business relationships with the respective Acquired Corporations; and

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(iii) keep in full force and effect (with the same scope and limits of coverage), and/or seek appropriate renewals of, all insurance policies in effect as of the Agreement Date covering all material assets of the Acquired Corporations and their businesses.

(b)          During the Pre-Closing Period, except as set forth in Part 4.2(b) of the Disclosure Schedule, without the prior written consent of Parent which consent shall not be unreasonably withheld or delayed, the Company shall not and shall cause the other Acquired Corporations not to:

(i)           declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other securities payable in cash, stock, property or otherwise (other than dividends and distributions to any Acquired Corporation) or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

(ii)          sell, issue, grant or authorize the issuance, grant, encumbrance or transfer of (A) any capital stock or other security or (B) any Company Stock Right (except that the Company may issue Company Common Stock upon the valid exercise of Company Options or other Company Stock Awards outstanding on the date hereof or pursuant to the ESPP during the current offering period which terminates June 30, 2007; provided, however, that the Company shall exercise its discretion pursuant to Section 6(c) of the ESPP to preclude any increases to a participant's current rate of contribution under the ESPP with respect to the current offering period);

(iii)         except as required by applicable Legal Requirements or by this Agreement, amend or knowingly waive any of its rights under, or accelerate the vesting under, any provision of the Award Plans, any provision of any agreement evidencing any Company Stock Awards or any restricted stock purchase agreement;

(iv)         amend or permit the adoption of any amendment to the certificate of incorporation, bylaws or other charter documents or organizational documents of any Acquired Corporation or amend, supplement or otherwise modify the Company Rights Agreement;

(v)          effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(vi)         acquire any equity interest or other interest in any other Entity other than a Subsidiary in excess of $10 million, either individually or in the aggregate, including by merger, consolidation or otherwise;

(vii)       make capital expenditures in excess of $7.5 million in the aggregate over and above capital expenditures consistent with the budget for capital expenditures made available to Parent and Merger Sub prior to the date of this Agreement;

(viii)      except in the ordinary course of business, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

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(ix)        except in the ordinary course of business, pledge any of its assets or otherwise permit any of its assets to become subject to any Encumbrance, other than Permitted Encumbrances;

(x)          acquire, lease or license any right or other asset from any other Person or sell, transfer or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices);

(xi)         except for intercompany transactions between Acquired Corporations, lend money to any Person or incur or guarantee any indebtedness or enter into any “keep well” or other arrangement to maintain the financial condition of any Person having the same economic effect, except that the Company may make routine borrowings in the ordinary course of business and in accordance with past practices under the Company Senior Credit Facility and the Company may make ordinary travel or other advances in the ordinary course of business in accordance with the Company’s policies or practices;

(xii)       except as required by applicable Legal Requirements or any existing written agreement or Company Employee Plan made available to Parent in existence as of the date hereof, (A) establish, adopt or amend any collective bargaining agreement, change of control or severance agreement, or (B) establish, adopt or amend any Company Employee Plan, consulting, retention or employment agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its executives or officers;

(xiii)      change any of its methods of accounting or accounting practices or principles in any respect, or revalue any of its assets, except as required by GAAP;

(xiv)      except to the extent consistent with its past practices, make any material Tax election or file any material amendment to a Tax Return;

(xv)        commence, settle or compromise any material Legal Proceeding if such action may reasonably be expected to expose any Acquired Corporation to material liability;

(xvi)      enter into or renew or extend any agreements or arrangements that materially limit or otherwise materially restrict any Acquired Corporation or any successor thereto, or that would, after the Effective Time, materially limit or materially restrict any Acquired Corporation or any successor thereto, from engaging or competing in the Company’s currently contemplated lines of business with any Person in any geographic area for any period of time;

(xvii)     authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company;

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(xviii)   knowingly or intentionally take any action that results or is reasonably likely to result in any of the representations or warranties of the Company hereunder being untrue in any material respect;

(xix)      except as required by a Legal Requirement, change any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ending March 31, 2006;

(xx)       fail to manage and retain cash and cash equivalents and investments in marketable securities in a manner consistent with past practice; provided that such cash and cash equivalents and investments in marketable securities shall not be invested in a manner reasonably expected to incur any losses, expenses, penalties, costs or other liabilities (including, without limitation, any LIBOR-related “breakage costs”) in connection with the funding of the Merger Consideration; or

(xxi)      agree or commit to take any of the actions described in clauses “(i)” through “(xx)” of this Section 4.2(b).

4.3	No Solicitation by the Company.

(a)          During the Pre-Closing Period, the Company shall not, and shall not authorize or permit any of the other Acquired Corporations or the Representatives of any Acquired Corporation to, directly or indirectly:

(i)           initiate, solicit, knowingly facilitate or knowingly encourage the making, submission or announcement of any Acquisition Proposal;

(ii)          furnish any non-public information regarding any of the Acquired Corporations, or grant access to any of their respective properties, books, records or personnel, in each case to any Person in response to an Acquisition Proposal;

(iii)         engage in discussions or negotiations with any Person with respect to any Acquisition Proposal;

(iv)         except in accordance with Section 7.1(h), approve, endorse or recommend any Acquisition Proposal; or

(v)          except in accordance with Section 7.1(h), enter into any Contract providing for any Acquisition Transaction.

Notwithstanding anything contained herein to the contrary, prior to the approval of this Agreement by the Required Stockholder Vote, neither this Section 4.3(a) nor any other provision of this Agreement shall prohibit the Company or any of its Representatives from furnishing information regarding the Acquired Corporations or participating in discussions or negotiations with any Person in response to an unsolicited Acquisition Proposal from such Person which the Company Board concludes in good faith, after consultation with its financial advisors, is or could reasonably be expected to result in a Superior Offer if: (A) neither the Company nor any

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Representative of any of the Acquired Corporations shall have breached any of the restrictions set forth in this Section 4.3(a) in a manner that resulted in the submission of any Acquisition Proposal; (B) the Company Board determines in good faith, after consultation with outside counsel, that failing to take such action would be inconsistent with its fiduciary duties under applicable Legal Requirements; (C) at least one Business Day prior to furnishing any such information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person or any of such Person’s Representatives by or on behalf of the Company and containing customary standstill provisions and which do not restrict any of the Acquired Corporations from providing any information contemplated by this Section 4.3 to Parent (an “Acceptable Confidentiality Agreement”); and (D) contemporaneously with furnishing any such information to such Person, the Company furnishes such information to Parent (to the extent such information has not previously been furnished or made available by the Company to Parent).

(b)          The Company shall, as promptly as practicable (but in any event within 24 hours), advise Parent of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for information relating to the Acquired Corporations with respect to any Acquisition Proposal (including the identity of the Person making the same). The Company shall keep Parent informed in all material respects on a reasonably prompt basis of the status and any discussions or negotiations relating to any Acquisition Proposal and shall, as promptly as practicable (but in any event within 24 hours), provide Parent with all terms and conditions of any Acquisition Proposal (including any copies of any draft agreements or term sheets), including any material change to the terms of any Acquisition Proposal.

(c)          The Company shall immediately cease any discussions with any Person (other than Parent) that are ongoing as of the Agreement Date relating to any Acquisition Proposal and shall request that all confidential information previously furnished to such Person be promptly returned or destroyed.

(d)          Nothing contained in this Section 4.3 or elsewhere shall prevent the Company from taking and disclosing to the Company’s stockholders a position with respect to any tender or exchange offer by a third party in compliance with Rule 14d-9 and Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal; provided, however, that any such disclosure that is not a recommendation of rejection of such offer or a “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be an Adverse Recommendation Change.

4.4          Enforcement of ValueAct Voting Agreement. The Company shall use reasonable best efforts to enforce the ValueAct Voting Agreement and shall not, directly or indirectly, modify or amend the ValueAct Voting Agreement in any manner or waive any rights under the ValueAct Voting Agreement, in each case unless Parent shall otherwise agree in writing.

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ARTICLE V.

ADDITIONAL COVENANTS OF THE PARTIES

5.1	Proxy Statement.

(a)          As promptly as practicable after the Agreement Date, the Company shall prepare, and Parent shall provide reasonable cooperation to the Company in the preparation of, a proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders Meeting (together with any amendment thereof or supplements thereof, the “Proxy Statement”). As promptly as practicable after the Agreement Date and from time to time thereafter, Parent shall provide such information regarding Parent and Merger Sub that the Company may reasonably request for inclusion in the Proxy Statement. Subject to the timely receipt of any information regarding Parent that is required to be included in the Proxy Statement, the Company shall: (i) cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC; (ii) provide Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement; (iii) promptly cause the Proxy Statement to be filed with the SEC; (iv) promptly provide Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand; (v) promptly notify Parent upon the receipt of any comments or requests from the SEC with respect to the Proxy Statement; (vi) promptly respond to any comments or requests of the SEC; and (vii) cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable following the Agreement Date and clearance of the Proxy Statement by the SEC. To the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC relating to the Proxy Statement or this Agreement.

(b)          If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent of such event or information and shall, in accordance with the procedures set forth in Section 5.1(a), (i) prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable, and (ii) if appropriate, cause such amendment or supplement to be mailed to the stockholders of the Company. If any event relating to Parent or Merger Sub occurs, or if Parent becomes aware of any information regarding Parent or Merger Sub that is required to be disclosed in an amendment or supplement to the Proxy Statement, then Parent shall promptly inform the Company of such information.

(c)          The Company shall ensure that none of the information included or incorporated by reference in the Proxy Statement (other than information relating to Parent included in the Proxy Statement that was provided by Parent) will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

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(d)         Parent shall ensure that none of the information relating to Parent that is provided to the Company for inclusion in the Proxy Statement and that is included in the Proxy Statement will, at the time the Proxy Statement is mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be included in such information or necessary in order to make statements therein, in light of the circumstances under which they are made, not misleading.

5.2	Company Stockholders Meeting.

(a)          The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and (subject to the Company’s right hereunder to terminate this Agreement pursuant to Article VII) hold a meeting of the Company’s stockholders to vote on the approval of this Agreement and the transactions contemplated hereby, including the Merger (the “Company Stockholders Meeting”). The Company Stockholders Meeting shall be held as promptly as practicable following the Agreement Date (and in no event later than 60 days after the mailing of the Proxy Statement to the stockholders of the Company). The Company shall ensure that all proxies solicited in connection with the Company Stockholders Meeting are solicited in substantial compliance with all applicable Legal Requirements. Subject to the right of the Company Board to make an Adverse Recommendation Change in accordance with Section 5.2(c), the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Merger. Each of the Company (subject to the right of the Company Board to make an Adverse Recommendation Change in accordance with Section 5.2(c) or to terminate this Agreement pursuant to Article VII), Parent and Merger Sub agrees to use its reasonable best efforts to take all other action necessary or advisable to secure the Required Stockholder Vote.

(b)          Subject to Section 5.2(c), (i) the Proxy Statement shall include a statement to the effect that the Company Board recommends that the Company’s stockholders vote to adopt this Agreement and approve and authorize the Merger and the other transactions contemplated hereby at the Company Stockholders Meeting or at any adjournment or any other stockholders meeting (such recommendation being referred to as the “Company Board Recommendation”), and (ii) neither the Company Board nor any committee thereof shall (A) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation (an “Adverse Recommendation Change”) (and no resolution by the Company Board or any committee thereof to make an Adverse Recommendation Change shall be adopted or proposed) or (B) announce that it has resolved to take any such action.

(c)          Notwithstanding anything to the contrary contained in Section 5.2(b) or any other provision of this Agreement, at any time prior to the approval of this Agreement by the Required Stockholder Vote, the Company Board may make an Adverse Recommendation Change if: (i) a bona fide Acquisition Proposal is made to the Company and is not withdrawn; (ii) the Company Board determines in good faith, after consultation with its financial advisor, that such Acquisition Proposal constitutes a Superior Offer; and (iii) the Company Board determines in good faith, after consultation with outside counsel, that in light of such Superior Offer, failing to make an Adverse Recommendation Change would be inconsistent with its

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fiduciary duties; provided, however, that the Company Board shall not be entitled to make an Adverse Recommendation Change (or resolve to take any such action), unless and until (A) it shall have first provided Parent with notice that it is prepared to effect such an Adverse Recommendation Change, which notice shall specify the reasons therefor and include all material terms and conditions of any Acquisition Proposal relating to such potential Adverse Recommendation Change (and the Company shall contemporaneously provide a copy to Parent of the relevant proposed transaction agreement and other material documents with the party making any such Acquisition Proposal), (B) for the two days following delivery of such notice, the Company shall, and shall cause its Representatives to, negotiate with Parent in good faith to make any adjustments to the terms of this Agreement so that any Acquisition Proposal ceases to constitute a Superior Offer or the other reasons for making any other Adverse Recommendation Change are no longer applicable and (C) in determining whether to withdraw or modify the Company Board Recommendation in a manner adverse to Parent, it shall take into account any changes to the terms of this Agreement proposed by Parent to the Company; provided further, however, that in the event of any material amendment to the terms (or any change in the pricing terms) of any Superior Offer, then the Company must deliver a new notice and recommence the two-day negotiation period prior to withdrawing or modifying the Company Board Recommendation in a manner adverse to Parent (or announcing that it has resolved to take any such action).

(d)          Subject to the right of the Company to terminate this Agreement in accordance with Section 7.1(h), the Company’s obligation to call, give notice of and hold the Company Stockholders Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any Adverse Recommendation Change.

5.3	Regulatory Approvals.

(a)          Parent and the Company shall use reasonable best efforts to take or cause to be taken all actions necessary to consummate the Merger. Without limiting the generality of the foregoing, each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices required to be made and given by such party in connection with the Merger, and shall submit promptly any additional information requested in connection with such filings and notices; (ii) shall use reasonable best efforts to obtain each Consent required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger; and (iii) shall use reasonable best efforts to lift any injunction prohibiting, or any other legal bar to, the Merger. The Company and Parent shall provide each other with a copy of each proposed filing with or other submission to any Governmental Body relating to the Merger, and shall give each other a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. The Company and Parent shall each promptly deliver to the other party a copy of each such filing or other submission made, each notice given and each Consent obtained during the Pre-Closing Period.

(b)          Without limiting the generality of Section 5.3(a), the Company and Parent shall, promptly, but in any event within 10 days, after the Agreement Date, prepare and file (i) the notification and report forms required to be filed under the HSR Act and (ii) any

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notification or other document required to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any Governmental Body in connection with antitrust or competition matters. Each of the Company and Parent shall (A) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger, (B) keep the other party informed as to the status of any such Legal Proceeding or threat, and (C) promptly inform the other party of any material communication concerning antitrust laws to or from any Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement: (1) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding; and (2) each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

5.4          Public Disclosure. The press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by Parent and the Company. In addition, except as required by applicable Legal Requirements, neither Parent nor the Company shall make, or permit any of their respective Representatives to make, any public statements, including any press releases, with respect to the Merger or this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

5.5          Stockholder Litigation. The Company shall promptly advise Parent orally and in writing of any stockholder litigation against the Company or its directors relating to this Agreement, the Merger or the transactions contemplated by this Agreement and shall keep Parent fully informed regarding any such stockholder litigation. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation, shall give consideration to Parent’s advice with respect to such stockholder litigation and, prior to the termination of this Agreement, shall not settle any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed.

5.6	Indemnification.

(a)          From and after the Effective Time, to the fullest extent permitted by law, Parent shall, and shall cause the Surviving Corporation to, for a period of six years from the Effective Time, advance expenses to or for the benefit of, indemnify and hold harmless each present and former director and officer of the Company (the “Indemnified Parties”), as provided in the Company’s Certificate of Incorporation or Bylaws (as in effect on the Agreement Date) and as provided in the indemnification agreements between the Company and the Indemnified

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Parties, against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any Legal Proceeding arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that such obligations to indemnify and hold harmless exist on the Agreement Date. Without limiting the foregoing, each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation within ten Business Days of receipt by the Surviving Corporation from the Indemnified Party of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. The Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnified Party otherwise consents.

(b)          The Surviving Corporation shall maintain in effect for six years from the Effective Time, if available, the current directors’ and officers’ liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 5.6(b) more than an amount per year equal to 250% of current annual premiums paid by the Company for such insurance; provided, further, that in the event of an expiration, termination or cancellation of such current policies, the Surviving Corporation shall obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums. Notwithstanding the foregoing, Parent may at its sole discretion purchase or cause the Surviving Corporation to purchase a six year “tail” prepaid policy on terms and conditions no less favorable than the existing directors’ and officers’ insurance policy maintained by the Company, and shall maintain such “tail” policy in full force and effect for six years.

(c)          Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Closing Date) is made against any Indemnified Party or any other party covered by the Company’s directors’ and officers’ liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.6 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(d)          In the event that the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets as an entirety in one or a series of related transactions to any Person(s), then, and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or such Persons(s), as the case may be, shall assume the obligations set forth in this Section 5.6; provided that the Surviving Corporation

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shall not be relieved from any such obligations. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 5.6.

(e)          The covenants contained in this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The provisions of this Section 5.6 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, the Company, the Surviving Corporation and each of the Indemnified Parties.

5.7          Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would reasonably be expected to cause (a) the failure of the closing conditions set forth in Section 6.2(a) or Section 6.3(a), respectively, or (b) any material failure of Parent and Merger Sub or the Company, as the case may be, or of any Representative thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, provided that no such notification shall affect the representations, warranties, covenants or agreements (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

5.8          Rule 16b-3. Prior to the Effective Time, the Company shall take all such steps as may be required (and Parent and Merger Sub shall provide such cooperation as may be required) to cause any dispositions or acquisitions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.9	Employee Benefits.

(a)          At the Effective Time, Parent shall continue to employ all of the employees of the Acquired Corporations (the “Continuing Employees”) and provide, until the first anniversary of the Effective Time, each Continuing Employee with a base salary, bonus opportunities and employee benefits (other than equity, long-term incentive plan or retiree welfare benefits) taken as a whole that in the aggregate are equal to or greater than the base salary, bonus opportunities and employee benefits (other than equity, long-term incentive plan or retiree welfare benefits) taken as a whole of such employee as of the Effective Time. If Parent, at any time prior to one hundred eighty (180) days after the Closing Date, effectuates a “mass layoff” as that term is defined in WARN, or comparable conduct under any applicable state law, affecting in whole or in part any facility, site of employment, operating unit or employee of the Acquired Corporations, Parent shall fully comply with the requirements of WARN, or such applicable state law, or similar Legal Requirements. Nothing in this Agreement shall be construed to create a right in any employee of the Acquired Corporations to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent.

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(b)         Subject to the other provisions of this Agreement, the Company specifically retains its right to terminate any of the Company Employee Plans on or prior to the Effective Time, upon prior notice to Parent and provided that such termination does not result in any additional material liability or cost to Parent after the Effective Time. Notwithstanding the foregoing, the Deferred Compensation Plan, as amended to the extent required by Section 1.7 and as it exists immediately prior to the Effective Time (if at all) shall remain in full force and effect at the Effective Time and shall be further amended to allow for a new form of payment election to take effect after the calendar year 2007 in accordance with the transition rules applicable to Section 409A of the Code.

(c)          At the Effective Time, the Surviving Corporation shall expressly assume the obligations under any agreement pertaining to employees of the Company that provides that the Surviving Corporation is required to do so prior to the Effective Time and, if so required, shall expressly assume the obligations thereunder by separate agreements or instruments in favor of the beneficiaries.

(d)          To the extent that service is relevant for purposes of eligibility, vesting, calculation of any benefit, or benefit accrual under any Company Employee Plan assumed by Parent following the Closing Date for the benefit of Continuing Employees, such plan, program or arrangement shall credit such Continuing Employees for service on or prior to the Closing Date that was properly recognized by the Company, for purposes of any such employee benefit plans, programs or arrangements maintained by the Company. In addition, with respect to any welfare benefit plan (as defined in Section 3(1) of ERISA) established or maintained by Parent following the Closing Date for the benefit of Continuing Employees, Parent shall use its best efforts to cause such plan to waive any pre existing condition exclusions or limitations, eligibility waiting periods or required physical examinations with respect to any Continuing Employee and their eligible dependents and provide that any covered expenses incurred on or before the Closing Date by any Continuing Employee and their eligible dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out of pocket provisions after the Closing Date.

(e)          Prior to the Effective Time, the Company shall amend any Company Employee Plans requiring consent prior to vesting of any Company Options or Company SARs so that such consent is not reasonably required or shall obtain any required consent to accelerate vesting of any Company Options or Company SARs.

(f)           The provisions of this Section 5.9 are for the benefit of the parties to this Agreement only and shall not be construed to grant any rights, as a third party beneficiary or otherwise, to any Person who is not a party to this Agreement, nor shall any provision of this Agreement be deemed to be the adoption of, or an amendment to, any employee benefit plan, as that term is defined in Section 3(3) of ERISA, or otherwise to limit the right of Parent, the Company or any Subsidiary to amend, modify or terminate any such employee benefit plan. Nothing in this Agreement shall be interpreted or construed to confer upon the Continuing Employees any right with respect to continuance of employment by the Acquired Corporations or Parent, nor shall this Agreement interfere in any way with the right of the Acquired Corporations or Parent to terminate any employee’s employment at any time. Nothing in this Agreement shall interfere in any way with the right of Parent to amend, terminate or otherwise

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discontinue any or all plans, practices or policies of Parent or any of its Subsidiaries in effect from time to time.

5.10       Confidentiality. The parties acknowledge that Hellman & Friedman LLC and the Company have previously executed a confidentiality agreement, dated as of November 29, 2006 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

5.11       Employee Representative Body or Works Council Consultations. The Acquired Corporations shall inform and/or consult with their respective employee representative bodies or works councils identified in Part 2.15(e) of the Disclosure Schedule regarding the Merger and the other matters contemplated by this Merger Agreement in accordance with and to the extent required under any applicable Legal Requirement; provided that Parent agrees to reasonably cooperate with the Acquired Corporations in carrying out such information and/or consultation obligation including, but not limited to, providing to the Acquired Corporations in a timely manner all information regarding Parent or Merger Sub necessary for the Acquired Corporations to fulfill such information and/or consultation obligation.

5.12	Financing.

(a)          Parent and Merger Sub shall use their reasonable best efforts to obtain the proceeds of the Financing on the terms and conditions described in the Commitment Letters, including using reasonable best efforts to (i) maintain the effectiveness of the Commitment Letters (and the term sheets and fee letters related thereto) in accordance with their respective terms, (ii) negotiate definitive agreements with respect to the Debt Financing consistent with the terms and conditions contained therein or on other terms which provide no less probability of closing the transactions contemplated hereby and which are no less favorable to Parent or Merger Sub, (iii) enter into definitive agreements with respect to the Financing contemplated by the Commitment Letters consistent with the terms and conditions contained therein or on other terms which provide no less probability of closing the transactions contemplated hereby and which are no less favorable to Parent or Merger Sub, (iv) satisfy on a timely basis all conditions in such definitive agreements the satisfaction of which are within the control of Parent or Merger Sub, and (v) consummate the Financing contemplated by the Commitment Letters at such time as all conditions to such Financing and the other conditions in Sections 6.1 and 6.2 are satisfied (except for those requiring delivery of a certificate evidencing certain matters). Parent and Merger Sub shall use their reasonable best efforts to comply with their respective obligations, and enforce their respective rights, under the Commitment Letters. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain the proceeds of the Financing and shall not permit any amendment or modification to, or any waiver of any material provision or remedy under, the Commitment Letters if such amendment, waiver or remedy (x) reduces the aggregate amount of Financing, (y) amends the conditions to the drawdown of the Financing in any material respect or (z) is adverse to the interests of the Company in any material respect.

(b)          Prior to the Effective Time, the Acquired Corporations shall use their reasonable best efforts to provide and to cause their respective officers, employees,

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representatives and advisors, including legal and accounting advisors to provide, to Parent all cooperation reasonably requested by Parent that is reasonably necessary, proper or advisable in connection with the Financing and the other transactions contemplated by this Agreement (in each case, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Acquired Corporations) including using reasonable best efforts with respect to (i) participation in meetings, drafting sessions, presentations, road shows, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, business projections, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Debt Financing, (iii) executing and delivering immediately prior to the Effective Time any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent (including a certificate of the chief executive officer of any of the Acquired Corporations with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Debt Financing) and otherwise facilitating the pledging of collateral, (iv) furnishing Parent and its Debt Financing sources with financial and other pertinent information regarding the Acquired Corporations as may be reasonably requested by Parent, including (A) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Acquired Corporations for the nine month transition year ended December 31, 2006 and the two most recently completed fiscal years ended March 31, 2006 and March 31, 2005, (B) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Acquired Corporations for each subsequent fiscal quarter ended at least 45 days before the Closing Date, (C) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Acquired Corporations as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date and after giving effect to the transactions contemplated by this Agreement and the Financing as if such transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements) and (D) any other financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A of the Securities Act to consummate the offerings of debt securities contemplated by the Debt Financing (the “Required Financial Information”), (v) obtaining any necessary accountants’ consents and comfort letters (including comfort levels customary in similar types of transactions for pro forma financial information and related adjustments), legal opinions, surveys and title insurance as reasonably requested by Parent; provided that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Acquired Corporations, (vi) taking all actions reasonably necessary to (A) permit the prospective lenders involved in the Debt Financing to evaluate the Company’s current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (B) establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing, (vii) obtaining any necessary rating agencies’ confirmation or approvals for the Debt Financing (including any high-yield financing), and (viii) taking all corporate actions necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available as of the Effective Time.

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(c)           The Acquired Corporations shall use reasonable best efforts to take all action reasonably requested by Parent in order to cause all, or such portion as Parent shall request, of the Acquired Corporations’ unrestricted cash, cash equivalents and marketable securities (excluding, for avoidance of doubt, any cash, cash equivalents or marketable securities which cannot be distributed, contributed or otherwise delivered to the Company in accordance with applicable laws, including those relating to solvency, adequate surplus and similar capital adequacy tests) to be liquidated and converted into cash of the Company that is available to the Company at the Effective Time to pay as part of the Merger Consideration, provided that the Acquired Corporations shall not be required to make such cash or cash equivalents available if they are required for working capital purposes.

ARTICLE VI.

CONDITIONS TO MERGER

6.1          Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)          Stockholder Approval. This Agreement shall have been duly approved by the Required Stockholder Vote.

(b)	Regulatory Matters.

(i)           The waiting period applicable to the consummation of the Merger under the HSR Act and any agreement with any Governmental Body not to consummate the transactions contemplated by the Agreement shall have expired or been terminated, and any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated.

(ii)          Any Governmental Authorization required to be obtained in order to consummate the Merger under any Legal Requirement shall have been obtained and shall remain in full force and effect.

(c)          No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes the consummation of the Merger illegal.

(d)          No Governmental Proceedings. There shall not be pending, and there shall not have been threatened, any Legal Proceeding in which a Governmental Body is a party: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Parent or any of the Acquired Corporations any damages or other relief that may be material to Parent or the Acquired Corporations; (iii) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of the Surviving Corporation; (iv) that could materially and adversely affect the right or ability of

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Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; or (v) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets.

6.2          Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following additional conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

(a)          Representations and Warranties. The representations and warranties of the Company (i) set forth in Sections 2.3, 2.4, 2.19, 2.23, 2.24, 2.26 and 2.27 of this Agreement shall have been true and correct in all material respects as of the Agreement Date and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date (except for representations and warranties made only as of a specified date, which need only be true and correct in all material respects as of the specified date), and (ii) set forth in Article II of this Agreement other than those described in clause (i) above shall have been true and correct in all respects as of the Agreement Date and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date (except for representations and warranties expressly made only as of a specified date, which need be true and correct in all respects only as of the specified date); provided, however, that: (A) in determining the accuracy of such representations and warranties for purposes of clause (ii) of this Section 6.2(a), all “Company Material Adverse Effect” and other materiality qualifications that are contained in such representations shall be disregarded; and (B) the condition set forth in clause (ii) of this Section 6.2(a) shall be deemed satisfied unless the circumstances giving rise to the failure of such representations and warranties to be true and correct (considered in the aggregate) constitute a Company Material Adverse Effect.

(b)          Performance of Covenants. All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)          Certificate. Parent shall have received a certificate, dated as of the Effective Time, executed by the Chief Executive Officer of the Company confirming that the conditions set forth in Sections 6.2(a) and 6.2(b) shall have been duly satisfied.

(d)          No Material Adverse Effect. A Company Material Adverse Effect shall not have occurred.

6.3          Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article III of this Agreement shall have been accurate in all respects as of the Agreement Date and shall be accurate in all respects as of the Closing Date as if made on the Closing Date (except for representations and warranties expressly made only as of

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a specified date, which need be accurate in all respects only as of the specified date); provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.3(a), all materiality qualifications that are contained in such representations and warranties shall be disregarded; and (ii) the condition set forth in this Section 6.3(a) shall be deemed satisfied unless the circumstances giving rise to all inaccuracies in such representations and warranties has a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger or carry out its other obligations hereunder.

(b)          Performance of Covenants. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)          Certificate. The Company shall have received a certificate, dated as of the Effective Time, executed by the Chief Executive Officer of Parent confirming that the conditions set forth in Sections 6.3(a) and 6.3(b) shall have been duly satisfied.

ARTICLE VII.

TERMINATION

7.1          Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the Required Stockholder Vote:

(a)	by mutual written consent of Parent and the Company;

(b)          by either Parent or the Company if the Merger shall not have been consummated by November 30, 2007 (the “Outside Date”); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the failure to consummate the Merger by the Outside Date is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;

(c)          by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)          by either Parent or the Company if: (i) the Company Stockholders Meeting (including any adjournments or postponements thereof) shall have been held and the Company’s stockholders shall have taken a vote on a proposal to approve this Agreement; and (ii) this Agreement and the transactions contemplated hereby shall not have been approved at such meeting by the Required Stockholder Vote (and shall not have been approved at any adjournment or postponement thereof); provided, however, that the effectiveness of any termination of this Agreement by the Company pursuant to this Section 7.1(d) shall be deferred until the Company shall have made any payment required to be made to Parent pursuant to Section 7.3(a); provided further, however, that in the case any payment is required under Section 7.3(a), this Agreement will terminate on the date two Business Days after Parent receives

50

a request for documentation of its expenses from the Company if Parent does not provide such documentation within such two Business Day period;

(e)          by Parent (at any time prior to the adoption of this Agreement by the Required Stockholder Vote) if a Triggering Event shall have occurred;

(f)           by Parent (if neither it nor Merger Sub is in material breach of its representations, warranties, covenants and obligations under this Agreement so as to cause any of the conditions set forth in Section 6.3(a) or 6.3(b) not to be satisfied): (i) if any of the Company’s representations and warranties shall have been inaccurate as of the Agreement Date, such that the condition set forth in Section 6.2(a) would not be satisfied; or (ii) if (A) any of the Company’s representations and warranties become inaccurate as of a date subsequent to the Agreement Date (as if made on such subsequent date), such that the condition set forth in Section 6.2(a) would not be satisfied, and (B) such inaccuracy has not been cured by the Company within 10 days after its receipt of written notice thereof and remains uncured at the time notice of termination is given or, if earlier, prior to the Outside Date; or (iii) any of the Company’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 6.2(b) would not be satisfied at the Closing;

(g)          by the Company (if it is not in material breach of its representations, warranties, covenants and obligations under this Agreement so as to cause any of the conditions set forth in Section 6.2(a) or 6.2(b) not to be satisfied): (i) if any of Parent’s or Merger Sub’s representations and warranties shall have been inaccurate as of the Agreement Date, such that the condition set forth in Section 6.3(a) would not be satisfied; or (ii) if (A) any of Parent’s or Merger Sub’s representations and warranties become inaccurate as of a date subsequent to the Agreement Date (as if made on such subsequent date), such that the condition set forth in Section 6.3(a) would not be satisfied and (B) such inaccuracy has not been cured by Parent or Merger Sub within 10 days after its receipt of written notice thereof and remains uncured at the time notice of termination is given; or (iii) any of Parent’s or Merger Sub’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 6.3(b) would not be satisfied at the Closing; or

(h)          by the Company if at any time prior to obtaining the Required Stockholder Vote, the Company Board shall have authorized the Company, subject to complying with the terms of this Agreement, including, without limitation, the Company Board having effected an Adverse Recommendation Change pursuant to the terms and conditions of Section 5.2(c), to enter into a written agreement for a transaction that constitutes a Superior Offer; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) unless the Company shall have made any payment required to be made to Parent pursuant to Section 7.3(c).

7.2          Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, the Confidentiality Agreement, this Section 7.2, Section 7.3 and Article VIII shall survive the termination of this Agreement and shall remain in full force and effect and, except as set forth in Section 7.3(e), such termination will release any party from liability for any willful breach of this Agreement.

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7.3	Expenses; Termination Fees.

(a)          Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d), then the Company shall make a nonrefundable cash payment to Parent, at the time specified in the next sentence, in an amount equal to the lesser of (i) $3,500,000 or (ii) the aggregate amount of all reasonable and documented out-of-pocket fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) actually incurred by or on behalf of Parent on or prior to the date of such termination in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger (such lesser amount, herein, the “Expense Level Fee”). Any nonrefundable payment required to be made pursuant to the proviso to the preceding sentence shall be made by the Company within two Business Days from the date on which Parent provides the Company with appropriate documentation of such fees and expenses.

(b)          If this Agreement is terminated by Parent or the Company pursuant to Section 7.1(d) and at or prior to the time of the termination of this Agreement: (i) the commencement, submission or making of an Acquisition Proposal shall have been publicly disclosed or announced; (ii) such Acquisition Proposal shall not have been publicly withdrawn as of the date five Business Days prior to the date of the Company Stockholders Meeting (as it may have been adjourned or postponed) and (iii) on or prior to the day 270 days following the date of the termination of this Agreement, the Company consummates an Acquisition Transaction or executes a definitive agreement contemplating an Acquisition Transaction; then the Company shall pay to Parent, in cash at the time the Acquisition Transaction is consummated, the Company Termination Fee; provided, however, that if Parent shall have previously received a nonrefundable payment from the Company pursuant to Section 7.3(a), then the amount of the Company Termination Fee payable pursuant to this sentence shall be reduced by the amount of such Expense Level Fee paid.

(c)          If this Agreement is terminated by Parent pursuant to Section 7.1(e) or by the Company pursuant to Section 7.1(h), then the Company shall pay to Parent, in cash at the time specified in the next sentence, the Company Termination Fee. In the case of termination of this Agreement by Parent pursuant to Section 7.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two Business Days after such termination, and in the case of termination of this Agreement by the Company pursuant to Section 7.1(h), the fee referred to in the preceding sentence shall be paid by the Company at or prior to the time of such termination.

(d)          If this Agreement is terminated by the Company pursuant to Section 7.1(g) and at the time of such termination the conditions set forth in Sections 6.1 and 6.2 (other than Section 6.2(c)) have been satisfied, then Parent shall pay the Company the Parent Termination Fee as promptly as possible (but in any event within two Business Days) following such termination by the Company.

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(e)         Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, that without these agreements the Company, Parent and Merger Sub would not have entered into this Agreement, and that any amounts payable pursuant to this Section 7.3 do not constitute a penalty. If the Company fails to pay as directed in writing by Parent any amounts due to Parent or Merger Sub pursuant to this Section 7.3 within the time periods specified in Section 7.3 or Parent fails to pay the Company any amounts due to the Company pursuant to this Section 7.3 within the time periods specified in this Section 7.3, the Company or Parent, as applicable, shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent or the Company, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. Notwithstanding anything to the contrary in this Agreement, in no event shall Parent, Merger Sub, the Guarantor or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents in the aggregate be subject to liability in excess of the Parent Termination Fee (exclusive of any amounts payable pursuant to the second sentence of this Section 7.3(e)) for all damages arising from or in connection with breaches by Parent and Merger Sub of their representations, warranties, covenants and agreements contained in this Agreement and the transactions contemplated hereby, including for any loss suffered as a result of the failure of the Merger to be consummated, under any theory or for any reason, and upon payment of such amount in full by Parent or the Guarantor, none of Parent, Merger Sub, the Guarantor or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

8.1          Amendment. Subject to any applicable Legal Requirement, this Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the Required Stockholder Vote has been obtained); provided, however, that after the Required Stockholder Vote has been obtained, no amendment shall be made which by law requires further approval of the Company’s stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2	Waiver.

(a)          No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or

53

remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)          No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.3          No Survival of Representations, Warranties or Covenants. None of the representations and warranties, or any covenant to be performed prior to the Effective Time, contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

8.4          Entire Agreement. This Agreement, the Disclosure Schedule and the Limited Guarantee constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded by this Agreement and shall remain in full force and effect, except as expressly modified by the terms hereof.

8.5          Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” or “.pdf” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

8.6          Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive personal and subject matter jurisdiction and venue of the federal or state courts of the State of New York and shall not deny or contest such jurisdiction and venue; and (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.9.

8.7          Assignability. Neither this Agreement nor any rights under this Agreement may be assigned by any party without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Notwithstanding the foregoing, Parent and Merger Sub may without such consent assign its rights hereunder or under any instrument executed and delivered in connection herewith to any Affiliate of Parent and as collateral security to any

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lender or other Debt Financing source providing financing in connection with the Merger, which assignment shall not relieve Parent or Merger Sub of its obligations hereunder or the Guarantor of its obligations under the Limited Guarantee. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

8.8	No Third Party Beneficiaries.

(a)          This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto. Notwithstanding the foregoing, the following Persons are intended as third party beneficiaries of this Agreement solely after the Effective Time: the security holders of the Company as provided in Article I and the Indemnified Parties as provided in Section 5.6.

(b)          No provision in this Agreement shall modify or amend any other agreement, plan, program, or document unless this agreement explicitly states that the provision “amends” that other agreement, plan, program, or document. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to another agreement, plan, program, or document, unless the provision is explicitly designated as such in this Agreement, and the Person is otherwise entitled to enforce the other agreement, plan, program, or document. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to another agreement, plan, program, or document, and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively as of its inception, thereby precluding it from having any amendatory effect.

8.9          Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub:

c/o Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, CA 94111

Attention: Arrie Park, Esq.

with a copy to (which copy shall not constitute notice):

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Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, CA 94304

Attention:	Richard Capelouto, Esq.
Peter Malloy, Esq.

if to the Company:

Catalina Marketing Corporation

200 Carillon Parkway

St. Petersburg, FL 33716

Attention: L. Dick Buell, Chief Executive Officer

with a copy to (which copy shall not constitute notice):

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, NY 10022-3205

Attention: Barry A. Brooks

8.10       Cooperation. Each of Parent and the Company agrees to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

8.11       Severability. Any term or provision of this Agreement that is declared by a court of competent jurisdiction to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid of unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.12	Construction.

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(a)         For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)          The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)          As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)          Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement, and all references in this Agreement to “Parts” are intended to refer to Parts in the Disclosure Schedule. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)          To the extent that this Agreement indicates that the Company has “made available” information to Parent or Merger Sub, such phrase means that the information was available (i) in the online data room maintained by the Company or (ii) in response to a specific request therefor by Parent or Merger Sub.

8.13	Remedies.

(a)          The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy they may have at law or in equity provided, however, that the Company shall not be entitled to an injunction or injunctions to prevent Parent or Merger Sub from failing to, or to specifically enforce Parent’s or Merger Sub’s obligation to, effect the Closing pursuant to Article I and satisfy its obligation to make the payment pursuant to Article I (except that the Company shall be entitled to specifically enforce such payment obligation if the Closing has occurred) and the Company’s sole and exclusive remedy under this Agreement for such failure shall be payment by Parent to the Company of the Parent Termination Fee pursuant to Section 7.3.

(b)          This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement may only be brought against the Entities that are expressly named as parties hereto and, in such case, only with respect to specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or assigns, shall have any liability for any obligations or liabilities of any party hereto

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under this Agreement or for any claim based on, in respect of or by reason of the transactions contemplated hereby, except those obligations and liabilities of the Guarantor under the Limited Guarantee, but subject to the limitations contained therein.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CHECKOUT HOLDINGS CORP.

By:	/s/ C. Andrew Ballard
Name:	C. Andrew Ballard
Title:	President

CHECKOUT ACQUISITION CORP.

By:	/s/ C. Andrew Ballard
Name:	C. Andrew Ballard
Title:	President

CATALINA MARKETING CORPORATION

By:	/s/ L. Dick Buell
Name:	L. Dick Buell
Title:	Chief Executive Officer

[MERGER AGREEMENT]

EXHIBIT A

DEFINITIONS

1.1          Cross Reference Table. The following terms defined elsewhere in this Agreement or in the Sections set forth below will have the respective meanings therein defined.

Terms	Definition
Acceptable Confidentiality Agreement	Section 4.3(c)
Adverse Recommendation Change	Section 5.2(b)
Agreement	Preamble
Agreement Date	Preamble
Antaeus Voting Agreement	Recitals
Certificate of Merger	Section 1.3
Closing	Section 1.3
Closing Date	Section 1.3
Commitment Letters	Section 3.10(b)
Company	Preamble
Company Balance Sheet	Section 2.5(b)
Company Balance Sheet Date	Section 2.5(b)
Company Board	Section 2.2
Company Board Recommendation	Section 5.2(b)
Company Employee Plans	Section 2.15(a)
Company Intellectual Property	Section 2.9(a)
Company International Plan	Section 2.15(d)
Company Leased Real Property	Section 2.16
Company Options	Section 2.4(a)
Company Rights Agreement	Section 2.24
Company SEC Documents	Section 2.5(a)
Company Stock Certificate	Section 1.9
Company Stock Rights	Section 2.4(e)
Company Stockholders Meeting	Section 5.2(a)
Confidentiality Agreement	Section 5.10
Continuing Employees	Section 5.9(a)
Debt Commitment Letter(s)	Section 3.10(a)
Debt Financing	Section 3.10(a)
DGCL	Recitals
Disclosure Schedule	Article II
Dissenting Shares	Section 1.11(a)
Effective Time	Section 1.3
Equity Commitment Letter	Section 3.10(b)
Equity Financing	Section 3.10(b)
Equity Investor(s)	Recitals
ERISA Affiliate	Section 2.15(a)
Excluded Party	Section 4.3(b)
Exhibits	Section 8.12(d)

Terms	Definition
Expense Level Fee	Section 7.3(a)
Financing	Section 3.10(b)
Guarantor	Recitals
HIPAA	Section 2.15(c)
include	Section 8.12(c)
including	Section 8.12(c)
Indemnified Parties	Section 5.6(a)
Lender(s)	Section 3.10(a)
Limited Guarantee	Recitals
made available	Section 8.12(e)
Material Contract	Section 2.10(a)
Merger	Recitals
Merger Sub	Preamble
Outside Date	Section 7.1(b)
Parent	Preamble
Parts	Section 8.12(d)
Payment Agent	Section 1.10(a)
Payment Fund	Section 1.10(a)
Per Share Merger Price	Section 1.5(a)
Pre-Closing Period	Section 4.1
Prior Merger Agreement	Recitals
Proxy Statement	Section 5.1(a)
Required Financial Information	Section 5.12(b)
Required Stockholder Vote	Section 2.19
Sections	Section 8.12(d)
Special Committee	Recitals
Surviving Corporation	Section 1.1
ValueAct Voting Agreement	Recitals
VEBA	Section 2.15(a)
Voting Agreements	Recitals
WARN	Section 2.15(e)
without limitation	Section 8.12(c)

1.2          Certain Definitions. The following terms, as used herein, have the following meanings which meanings shall be applicable equally to the singular and plural of the terms defined:

“1989 Plan” shall mean the Third Amended and Restated Catalina Marketing Corporation 1989 Stock Option Plan. “1999 Plan” shall mean the Amended and Restated 1999 Stock Award Plan.

“Acquired Corporations” shall mean the Company and its Subsidiaries.

“Acquisition Proposal” shall mean any inquiry, offer, proposal or indication of interest (other than an inquiry, offer, proposal or indication of interest by Parent or any Affiliate of Parent or with the aid, cooperation, assistance or encouragement of Parent or its Affiliates) contemplating or otherwise relating to or that otherwise would be expected to lead to any Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of related transactions involving:

(a)          any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer, joint venture or other similar transaction in which (i) a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company, or (ii) the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

(b)          any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for (i) 20% or more of the consolidated net revenues of the Acquired Corporations, consolidated net income of the Acquired Corporations or consolidated book value of the Acquired Corporations or (ii) 20% or more of the fair market value of the assets of the Acquired Corporations; or

(c)	any liquidation or dissolution of the Company;

provided, however, that for the sole purpose of Section 7.3(b) of this Agreement, the references to “20%” in the definition of “Acquisition Transaction” shall be deemed instead to refer to “50%”.

An “Affiliate” of any Person means another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Award Plans” shall mean the 1989 Plan, the 1999 Plan, the Director Grant Plan, the Deferred Compensation Plan and the ESPP.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Code” shall mean Internal Revenue Code of 1986, as amended.

“Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company Contract” shall mean any Contract to which any of the Acquired Corporations is a party.

“Company Material Adverse Effect” shall mean any event, effect, change, new circumstance or development that has or would reasonably be expected to have, either individually or in the aggregate with any other event, effect, change, new circumstance or development, a material adverse effect on the business, financial condition, capitalization, operations or financial performance of the Acquired Corporations, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute a Company Material Adverse Effect: any material adverse change, event, circumstance or development with respect to, or effect resulting from, (i) changes after the Agreement Date in the U.S. or global economy or capital markets in general that do not have a materially disproportionate effect on the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations conduct their business, (ii) changes after the Agreement Date that affect generally the industries in which the Acquired Corporations operate but that do not have a materially disproportionate effect on the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations conduct their business, (iii) changes after the Agreement Date in applicable law or in GAAP, (iv) the announcement of this Agreement and the transactions contemplated hereby, including, but not limited to, any decline in customer orders, or any resignation of any employees that is attributable to the announcement of the Merger, (v) changes in the market price or trading volume of the Company Common Stock (provided that the underlying causes of such changes may be considered in determining whether there has been a Company Material Adverse Effect), (vi) failure(s) by the Acquired Corporations to meet internal operating projections or forecasts, or published revenue or earnings predictions (provided that the underlying causes of such failure may be considered when determining whether there has been a Company Material Adverse Effect), (vii) any act or threat of terrorism or war, any armed hostilities or terrorist activities, any threat or escalation of armed hostilities or terrorist activities or any governmental or other response or reaction to any of the foregoing or any natural disasters or any national or international calamity affecting the United States or other geographical region in which the Company or the other Acquired Corporations do business (other than any of the foregoing that causes any damage or destruction to or renders unable any facility or property of any of the Acquired Corporations, in which case such event may be considered in determining whether there has been a Company Material Adverse Effect), (viii) any effects resulting from any Legal Proceeding against the Company by the stockholders of the Company challenging or seeking to restrain or prohibit the consummation of the Merger, (ix) changes in accounting principles, or (x) any action taken that is required by this Agreement (other than compliance with Section 4.2(a)) or at the written request of Parent or Merger Sub.

“Company SARs” shall mean share appreciation rights in the Company.

“Company Senior Credit Facility” shall mean that certain August 2004 Credit Facility, dated October 24, 2006, as amended, restated or supplemented from time to time, among the Company, JPMorgan Securities Inc. as sole lead arranger, Bank of America N.A. as syndication agent, Sun Trust Bank and Comerica Bank as documentation agents and JP Morgan Chase, National Association as administrative agent.

“Company Stock Awards” shall mean all Company Options, Company SARs, Company Stock Units, and restricted stock issued by the Company pursuant to the Award Plans or credited under the Deferred Compensation Plan.

“Company Stock Unit” shall mean a stock unit representing one share of Company Common Stock credited to an employee or director and held under the Deferred Compensation Plan.

“Company Termination Fee” shall mean an amount, in cash, equal to $50,640,000.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contract” shall mean any written, oral or other agreement, contract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature. “Deferred Compensation Plan” shall mean the Catalina Marketing Corporation Deferred Compensation Plan.

“The Deferred Compensation Plan Trust” shall mean the grantor trust established by the Company in connection with its Deferred Compensation Plan.

“Director Grant Plan” shall mean the Catalina Marketing Corporation 2002 Director Stock Grant Plan.

“ESPP” shall mean the 2004 Employee Payroll Deduction Stock Purchase Plan.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, option, right of first refusal, preemptive right or any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Laws” shall mean all foreign, federal, state or local statutes, common law, regulations, ordinances, codes, orders or decrees now in effect relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

“Environmental Permits” shall mean all permits, licenses, registrations and other authorizations required by or issued by any Governmental Body under any applicable Environmental Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles, applied on a consistent basis.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) country, nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Intellectual Property” shall mean United States or foreign intellectual property, including (a) all inventions, patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, logos, trade names, corporate names, domain names, trade dress, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrights and copyrightable works, (d) all trade secrets and confidential business information (including research and development, know-how, methods, schematics, technology, technical data, designs, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including databases and related documentation), and (f) all registrations, renewals, extensions, combinations, divisions, or reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

“Knowledge” shall mean (i) with respect to Parent or Merger Sub, the actual knowledge (without independent inquiry or investigation) of the executive officers of Parent or Merger Sub, and (ii) with respect to the Acquired Corporations, the actual knowledge (without independent inquiry or investigation) of the following officers of the Company: L. Dick Buell and Rick Frier.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Marketing Period” shall mean the first period of 20 consecutive Business Days after the date hereof throughout which (a) Parent shall have the Required Financial Information that the Company is required to provide to Parent pursuant to Section 5.12(b) and (b) the conditions set forth in Article VI shall be satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 6.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20 consecutive Business Day period; provided, that if the financial statements included in the Required Financial Information that is available to Parent on the first day of such 20 Business Day period would not be sufficiently current on any day during such 20 Business Day Period to permit (i) a registration statement using such financial statements to be declared effective by the SEC on the last day of such 20 Business Day period, or (ii) the Company’s independent accounting firm to issue a customary comfort letter to Parent (in accordance with its normal practices and procedures) on the last day of the 20 Business Day period, then a new 20 Business Day period shall commence upon Parent receiving updated Required Financial Information that would be sufficiently current to permit the actions described in clauses (i) and (ii) above on the last day of such 20 Business Day Period; provided further, that if the Marketing Period would not end on or prior to August 16, 2007, the Marketing Period shall commence no earlier than September 4, 2007; and provided further, that the Marketing Period shall not be deemed to have commenced if, prior to the completion of the Marketing Period, PricewaterhouseCoopers LLP shall have withdrawn its audit opinion with respect to any financial statements contained in the Company SEC Documents or indicated that such opinion could not be relied upon.

“Materials of Environmental Concern” shall mean any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act; petroleum, asbestos, lead, polychlorinated biphenyls, radon or toxic mold; and any other substance the exposure to which would reasonably be expected, because of hazardous or toxic qualities, to result in liability under applicable Environmental Laws.

“Merger Consideration” shall mean the cash consideration that a holder of shares of Company Common Stock is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 1.5.

“NYSE” shall mean the New York Stock Exchange.

“Parent Termination Fee” shall mean an amount, in cash, equal to $50,640,000.

“Permitted Encumbrance” shall mean: (a) statutory liens for Taxes that are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established on the Company Balance Sheet in accordance with GAAP; (b) statutory and contractual liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Legal Requirements; (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (e) liens in favor of customs and revenue authorities arising as a matter of Legal Requirements to secure payments of customs duties in connection with the importation of goods; and (f) Encumbrances that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property subject thereto.

“Person” shall mean any individual, Entity or Governmental Body.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors, financing sources and representatives.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended and the regulations promulgated thereunder.

“Subsidiary” An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Superior Offer” shall mean a bona fide Acquisition Proposal (but changing the references to “more than 20%” and “20% or more” in the definition of Acquisition Transaction to “more than 50%” or “50% or more”) that the Company Board determines in good faith, after consultation with its financial advisor, to be (a) more favorable to the Company’s stockholders from a financial point of view than the terms of the Merger, and (b) reasonably capable of being completed taking into account such financial, legal, regulatory and other aspects of such proposal and this Agreement as the Company Board shall consider relevant.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by any Taxing Authority.

“Taxing Authority” shall mean any Governmental Body charged with the responsibility for the assessment and collection of Taxes and the administration or enforcement of Tax law.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, schedule, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax.

“Triggering Event” shall be deemed to have occurred if: (i) the Company Board shall have failed to recommend that the Company stockholders vote to adopt this Agreement or shall have made an Adverse Recommendation Change or publicly proposed an Adverse Recommendation Change; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Company Board has determined and believes that the Merger is in the best interests of the Company’s stockholders; (iii) the Company Board shall have approved or recommended to the Company’s stockholders any Acquisition Proposal; (iv) the Company shall have executed any letter of intent, memorandum of understanding, definitive agreement or similar Contract relating to any Acquisition Proposal other than an Acceptable Confidentiality Agreement; or (v) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

ANNEX B     OPINION OF GOLDMAN, SACHS & CO.

[LETTERHEAD OF GOLDMAN, SACHS & CO.]

PERSONAL AND CONFIDENTIAL

April 17, 2007

Board of Directors

Catalina Marketing Corporation

200 Carillon Parkway

St. Petersburg, FL 33716

Madame and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than ValueAct Capital Master Fund, L.P. (“ValueAct”) and any subsidiary of, or investment entity controlled by, ValueAct) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Catalina Marketing Corporation, a Delaware corporation (the “Company”), of the $32.50 per Share in cash to be received by such holders pursuant to the Agreement of Merger, dated as of April 17, 2007 (the “Agreement”), among Checkout Holding Corp., a Delaware corporation (“Parent”), Checkout Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, and the Company.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction (other than a fee based on a portion of any termination fee, if any, received by the Company in connection with a termination of the Agreement), and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company from time to time, including having provided financial advisory services to the Company since April 2004. We also are providing and have provided certain investment banking services to Hellman & Friedman LLC (“H&F”) and its affiliates and portfolio companies, including having acted as financial advisor and manager of debt financing ($2,000,000,000 bank loan and 6.875% senior notes due 2014 with $1,125,000,000 aggregate principal amount) to H&F, Texas Pacific Group (“TPG”), Kohlberg Kravis Roberts & Company (“KKR”) and The Blackstone Group (“Blackstone”) in its acquisition of 81% of Texas Genco Holdings in July 2004; as a bookrunner with respect to a $160,000,000 2nd lien bank loan for Mitchell International, a subsidiary of H&F at the time (“Mitchell”), in August 2004; as financial advisor to Texas Genco

Board of Directors

Catalina Marketing Corporation

April 30, 2007

Page Two

Holdings, Inc., of which H&F owned 81% with KKR, TPG and Blackstone, with respect to its sale to NRG Energy Inc. in September 2005; as Mitchell’s lead manager for a repricing of the above bank loan in October 2005; as financial advisor and lead manager of debt financing ($950,000,000 bank loan and 10.75% senior subordinate notes with aggregate principal amount of $330,000,000) to LPL Financial Services with respect to H&F and TPG’s 60% purchase of the company in December 2005; as Arch Capital Group Limited’s lead manager in connection with a $200,000,000 issuance of cumulative preferred stock in January 2006; as financial advisor and manager of debt financing ($585,000,000 bank loan) to Hellman & Friedman Europe Limited with respect to its purchase of Gartmore Investment Management PLC in May 2006; as sole bookrunner of a $740,000,000 term loan and a $100,000,000 revolving facility to LPL Financial Services, of which H&F owns 60% with Texas Pacific Group, in December 2006; and as financial advisor with respect to H&F’s sale of Mitchell in February 2007. We also may provide investment banking services to the Company and H&F and their respective affiliates and portfolio companies in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, H&F and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and H&F’s affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. Affiliates of Goldman, Sachs & Co. have co-invested and may co-invest with H&F and its respective affiliates and portfolio companies.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Reports on Form 10-K of the Company for the five fiscal years ended March 31, 2006; the Transition Report on Form 10-K of the Company for the period beginning April 1, 2006 and ending December 31, 2006; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the marketing services industry specifically and in other industries generally and

Board of Directors

Catalina Marketing Corporation

April 30, 2007

Page Three

performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries, and we have not been furnished with any such evaluation or appraisal.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $32.50 per Share in cash to be received by the holders (other than ValueAct and any subsidiary of, or investment entity controlled by, ValueAct) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN, SACHS & CO.)

ANNEX C     OPINION OF LAZARD FRÈRES & CO. LLC

[LETTERHEAD OF LAZARD FRERES & CO. LLC]

April 17, 2007

Special Committee of the Board of Directors

Catalina Marketing Corporation

200 Carillon Parkway

St. Petersburg, FL 33716

Dear Members of the Special Committee:

We understand that Checkout Holding Corp. (“Parent”), Checkout Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), and Catalina Marketing Corporation (the “Company”) propose to enter into an Agreement of Merger (the “Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger and a wholly-owned subsidiary of Parent (the “Merger”). Pursuant to the Merger, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, other than any shares of Company Common Stock owned by (i) the Company (or held in the Company’s treasury), (ii) any wholly-owned subsidiary of the Company, (iii) Parent, Merger Sub or any other wholly-owned subsidiary of Parent and (iv) any holder who is entitled to and properly demands appraisal of such shares (collectively, the “Excluded Shares”), shall be automatically converted into the right to receive $32.50 in cash (the “Merger Consideration”). The terms and conditions of the Merger are set out more fully in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than holders of Excluded Shares) of the Merger Consideration to be paid to such holders in the Merger. In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of the Agreement;
(ii)	Analyzed certain publicly available historical business and financial information relating to the Company;
(iii)	Reviewed various financial forecasts and other data provided to us by the management of the Company relating to its business;
(iv)	Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;
(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the business of the Company;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company and in other industries generally;
(vii)	Reviewed the historical stock prices and trading volumes of the Company Common Stock; and
(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or concerning the solvency or fair value of the Company. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions of the Agreement by the Company. We have further assumed that obtaining the necessary regulatory approvals and contractual consents for the Merger will not have an adverse effect on the Company or the Merger. In addition, we have assumed that the representations and warranties contained in the Agreement and all agreements related thereto are true and complete. We do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Merger.

Lazard Freres & Co. LLC (“Lazard”) is acting as investment banker to the Company in connection with the Merger and will receive a fee for its services, a substantial portion of which is payable upon consummation of the Merger. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade securities of the Company for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our engagement and the opinion expressed herein are for the benefit of the Special Committee of the Company’s Board of Directors in connection with its consideration of the Merger. Our opinion does not address the relative merits of the Merger as compared to other

2

business strategies or transactions that might be available with respect to the Company or the underlying business decision by the Company to engage in the Merger, and is not intended to and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote with respect to the Merger or any matter relating thereto. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to holders of Company Common Stock (other than holders of Excluded Shares) in the Merger is fair to such holders from a financial point of view.

Very truly yours,

LAZARD FRERES & CO. LLC

By   /s/ Douglas Taylor

Douglas Taylor

Managing Director

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ANNEX D    SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

DELAWARE CODE

TITLE 8. CORPORATIONS

CHAPTER 1. GENERAL CORPORATION LAW

SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E     ANTAEUS VOTING AGREEMENT

VOTING AGREEMENT

This Voting Agreement (“Agreement”) is made and entered into as of April 17, 2007, by and between Checkout Holding Corp., a Delaware corporation (“Parent”), and the undersigned stockholders (collectively, the “Stockholders” and each a “Stockholder”) in Catalina Marketing Corporation, a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 6 hereof and certain other capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, each Stockholder is the holder of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Company Common Stock;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Checkout Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement of Merger (the “Merger Agreement”) which provides, upon the terms and subject to the conditions set forth therein, for the merger of Merger Sub with and into the Company (the “Merger”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, the Stockholders have agreed to execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

1.             Agreement to Vote Subject Securities. Prior to the Termination Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote or cause to be voted (x) its Subject Securities and (y) any additional shares of Company Common Stock of which such Stockholder directly or indirectly controls the voting as of the relevant record date: (i) in favor of the approval and adoption of the Merger Agreement, the Merger and any other action reasonably requested by Parent in furtherance thereof (whether or not the Merger or any such action is recommended by the Company Board), (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement and (iii) against any Acquisition Proposal and against any other action, agreement or transaction that intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Acquired Companies (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Acquired Companies or any reorganization, recapitalization or liquidation of the Acquired Companies; (C) an election of new members to the Company Board, other than nominees to the Company Board in office on the date of this Agreement; (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent; or (E) any other change in the Company’s corporate structure or business.

2.	Agreement to Retain Subject Securities; Appointment of Proxy.

(a)          Restriction on Transfer. During the period from the date of this Agreement through the Termination Date, each Stockholder agrees it shall not, directly or indirectly, cause or permit any Transfer of any of its Subject Securities to be effected other than up to 100,000 shares of Company Common Stock.

(b)          Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Termination Date, each Stockholder shall ensure that, without Parent’s prior written consent: (a) none of its Subject Securities is deposited into a voting trust; and (b) no proxy is granted (other than a proxy solicited by Parent, Merger Sub and/or the Company Board to vote in accordance with Section 1 hereof), and no voting agreement or similar agreement is entered into, with respect to any of its Subject Securities.

3.            Representations, Warranties and Covenants of Stockholders. Each Stockholder, as to itself, hereby represents and warrants to Parent as follows:

(a)          Due Authorization, Etc. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Stockholder of this Agreement have been obtained, and such Stockholder has all legal capacity, full right, power and authority to enter into this Agreement, and perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b)          No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the performance of and under this Agreement by such Stockholder will not (i) conflict with or violate any Legal Requirement applicable to the Subject Securities held by such Stockholder (ii) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Securities may be bound.

(c)           Title to Securities. As of the date of this Agreement, such Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of

Company Common Stock set forth under the heading “Shares Held of Record” under its name on the signature page hereof.

(d)          Reliance by Parent and Merger Sub. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Stockholders, the performance by the Stockholders of their obligations hereunder and the compliance by the Stockholders with the terms hereof.

4.	Additional Covenants of Stockholders.

(a)          Further Assurances. From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at such Stockholder’s sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

(b)          Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that it may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to its Subject Securities or any additional shares of Company Common Stock of which such Stockholder directly or indirectly controls the voting as of the relevant record date.

5.	Certain Definitions. For purposes of this Agreement,

(a)          “Company Common Stock” means the common stock, $.01 par value per share, of the Company.

(b)          “Subject Securities” means, with respect to each Stockholder, the shares of Company Common Stock set forth under the heading “Shares Held of Record” under its name on the signature page hereof.

(c)          “Termination Date” means the earlier to occur of the date (i) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the Merger Agreement terminates in accordance with its terms.

(d)          A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, tenders, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, tender of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

6.	Miscellaneous.
(a)	Stockholder Capacity. Frederick W. Beinecke is entering into this Agreement solely in his individual capacity and shall not be deemed to make any agreement or understanding in this Agreement in his capacity as Chairman of the Company. Notwithstanding anything to the contrary herein, nothing herein shall limit or affect any fiduciary or other obligations or actions taken by Mr. Beinecke in his capacity as Chairman of the Company.

(b)          Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Stockholder and its respective successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

(c)          Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense whether or not the Merger is consummated.

(d)          Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and in the event of any breach or threatened breach by any Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

(e)          Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f)           Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice:

(i)	if to Parent:

c/o Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, CA 94111
Attention:	Arrie Park, Esq.
with a copy (which copy shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, CA 94304
Attention: Richard Capelouto, Esq.
Peter Malloy, Esq.

(ii)	if to a Stockholder:
Antaeus Enterprises Inc.
99 Park Avenue, Suite 2200
New York, NY 10016-1601
Attention: Frederick W. Beinecke
with a copy to (which copy shall not constitute notice) to:
Paul Hastings Janofsky & Walker LLP
75 E. 55th Street
New York, NY 10022
Attention: Barry Brooks, Esq.

(g)	Governing Law; Jurisdiction; Waiver of Jury Trial.

(i)        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles). Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought in federal or state courts of the State of Delaware and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

(ii)        EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 6(g).

(h)          Counterparts. This Agreement may be executed and delivered (including by facsimile) in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

(i)           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

(j)           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

PARENT:

CHECKOUT HOLDING CORP.

By: /s/ C. Andrew Ballard
Name: C. Andrew Ballard
Title: President

[VOTING AGREEMENT]

STOCKHOLDERS:

ANTAEUS ENTERPRISES INC.

By: /s/ Frederick W. Beinecke
Name: Frederick W. Beinecke
Title: President
Shares of Company Stock Held of Record:
2,822,077

/s/ Frederick W. Beinecke

Frederick W. Beinecke

Shares of Company Stock Held of Record:
74,959

[VOTING AGREEMENT]

ANNEX F     VALUEACT CAPITAL VOTING AGREEMENT

                                                               Execution Version

                                VOTING AGREEMENT

         This Voting Agreement ("Agreement") is made and entered into as of
March 8, 2007, by and between Catalina Marketing Corporation, a Delaware corporation (the "Company"), and the undersigned stockholder ("Stockholder") in the Company. Certain capitalized terms used in this Agreement are defined in
Section 6 hereof and certain other capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Merger
Agreement (as defined below).

                                    RECITALS

         WHEREAS, Stockholder is the holder of record and/or the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of
1934, as amended) of Company Common Stock;

         WHEREAS, concurrently with the execution and delivery of this
Agreement, the Company and CMC Holdings LLC, a Delaware limited liability company ("Parent"), and Catalina Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement of Merger (the "Merger Agreement") which provides, upon the terms and subject to the conditions set forth therein, for the merger of Merger Sub with and into the
Company (the "Merger"); and

         WHEREAS, as a condition and inducement to the Company's willingness to enter into the Merger Agreement, the Stockholders have agreed to execute and deliver this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

         1. Agreement to Vote Subject Securities. Prior to the Termination Date,
at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder shall vote or cause to be voted the Subject Securities: (a) in favor of approval and adoption of (i) the Merger
Agreement including, without limitation, the Merger Consideration, (ii) the
Merger, and (iii) any other matter contemplated under the Merger Agreement or that could reasonably be expected to facilitate the Merger that is put to a vote of the stockholders of the Company; (b) in the event that the Company receives a
Superior Offer prior to obtaining the Required Stockholder Vote in connection with the Merger Agreement and the Merger, in favor of such Superior Offer if recommended to the holders of the Company Common Stock by action of the Company
Board or a duly constituted committee thereof ("Board Action") and, as recommended by Board Action, any other matter with respect to such Superior
Offer that is put to a vote of the stockholders of the Company; and (c) other than in connection with a Superior Offer recommended to the stockholders of the
Company by Board Action, against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the consummation of the Merger under the Merger
Agreement not being fulfilled or which would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the
Merger and the other transactions contemplated by the Merger Agreement.

         2. Agreement to Retain Subject Securities.

         (a) Restriction on Transfer. During the period from the date of this
Agreement through the Termination Date, the Stockholders shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

         (b) Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Termination Date, the Stockholders shall ensure that, without the Company's prior written consent: (a) none of the
Subject Securities is deposited into a voting trust; and (b) no proxy (other than a proxy solicited by the Company Board to vote in accordance with Section 1 hereof (a "Proxy")) is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

         3. Representations, Warranties and Covenants of the Stockholders. Each
Stockholder, as to itself, hereby represents and warrants to the Company as follows:

         (a) Due Authorization, Etc. All consents, approvals, authorizations and orders necessary for the execution and delivery by Stockholder of this Agreement have been obtained, and Stockholder has all legal capacity, full right, power and authority to enter into this Agreement, and perform Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by
Stockholder and constitutes a valid and binding agreement of Stockholder enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

         (b) No Conflict. The execution and delivery of this Agreement by
Stockholder does not, and the performance of and under this Agreement by
Stockholder will not (i) conflict with or violate any Legal Requirement applicable to the Subject Securities held by Stockholder (ii) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any understanding, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of the Subject Securities may be bound.

        (c) Title to Securities. As of the date of this Agreement: (a)
Stockholder holds of record (free and clear of any encumbrances or restrictions)
the number of outstanding shares of Company Common Stock set forth under the headings "Shares Held of Record" on the signature page hereof; (b) Stockholder
Owns the additional securities of the Company set forth under the heading
"Additional Securities Beneficially Owned" on the signature page hereof; and (c)
Stockholder and its Affiliates do not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

                                      -2-

         (d) Reliance by the Company. Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder, the performance by
Stockholder of its obligations hereunder and the compliance by Stockholder with the terms hereof.

         4. Additional Covenants of the Stockholder.

         (a) Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at Stockholder's sole expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

         (b) Appraisal Rights. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that it may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to the Subject
Securities.

         5. Certain Definitions. For purposes of this Agreement,

         (a) "Company Common Stock" means the common stock, $.01 par value per share, of the Company.

         (b) Each Stockholder is deemed to "Own" or to have acquired "Ownership"
of a security if such Stockholder is the "beneficial owner" of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         (c) "Subject Securities" means: (i) all securities of the Company
(including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company
(including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this
Agreement through the Termination Date.

         (d) "Termination Date" means the earliest to occur of the date (i) the
Merger shall become effective in accordance with the terms and provisions of the
Merger Agreement, (ii) upon which a transaction involving a Superior Offer is consummated, (iii) the Merger Agreement terminates in accordance with its terms, provided, however, that no Acquisition Proposal which could reasonably be expected to lead to a Superior Offer is then outstanding, or (iv) December 28,
2007.

         (e) A Person is deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, tenders, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Company;
(ii) enters into an agreement or commitment contemplating the possible sale of, tender of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer

                                      -3-

of or disposition of such security or any interest therein to any Person other than the Company; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

         6. Miscellaneous.

         (a) Assignment; Binding Effect. Except as provided herein, neither this
Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and its respective successors and assigns, and shall inure to the benefit of the Company and its successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

         (b) Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense whether or not the Merger is consummated.

         (c) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b)
an injunction restraining such breach or threatened breach.

         (d) Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this
Agreement, shall operate as a waiver of such power, right, privilege or remedy;
and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Agreement, or any power, right, privilege or remedy of the Company under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company;
and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice:

                                      -4-

         if to the Company:

                  Catalina Marketing Corporation
                  200 Carillon Parkway
                  St. Petersburg, FL 33716
                  Attention:  L. Dick Buell, Chief Executive Officer

         with a copy (which copy shall not constitute notice) to:

                  Paul, Hastings, Janofsky & Walker LLP
                  75 East 55th Street
                  New York, NY 10022-3205
                  Attention:  Barry A. Brooks

         if to the Stockholder:

                  ValueAct Capital Master Fund, L.P.
                  435 Pacific Avenue, 4th Floor
                  San Francisco, CA 94133
                  Attention:  Allison Bennington, General Counsel

         with a copy to (which copy shall not constitute notice) to:

                  Dechert LLP
                  Cira Centre
                  2929 Arch Street
                  Philadelphia, PA 19104-2808
                  Attention:  Christopher G. Karras

         (f) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles). Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought in federal or state courts of the
State of Delaware and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court.

                                      -5-

Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

         (g) Counterparts. This Agreement may be executed and delivered
(including by facsimile) in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         (h) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

                            [SIGNATURE PAGES FOLLOW]

                                      -6-

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

                                   CATALINA MARKETING CORPORATION:

                                   By: /s/ L. Dick Buell
                                       --------------------------------
                                   Name: L. Dick Buell
                                         ------------------------------
                                   Title: Chief Executive Officer
                                          -----------------------------

                                   Address for notices:

                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

                                   STOCKHOLDER:

                                   VALUEACT CAPITAL MASTER FUND L.P.

                                   BY:  VA PARTNERS, L.L.C., ITS GENERAL PARTNER

                                        BY: /s/ George F. Hamel, Jr.
                                            ------------------------------
                                            Name: George F. Hamel, Jr.
                                            Title: Managing Member

                       Shares of Company         Additional Securities
                         Common Stock             Beneficially Owned
                         Held of Record
                               0                      7.246.100

ANNEX G     LIMITED GUARANTEE

EXECUTION COPY

LIMITED GUARANTEE

OF

HELLMAN & FRIEDMAN CAPITAL PARTNERS VI, L.P.

LIMITED GUARANTEE, dated as of April 17, 2007 (this “Limited Guarantee”), by Hellman & Friedman Capital Partners VI, L.P. (“Guarantor”) in favor of Catalina Marketing Corporation, a Delaware corporation (the “Company”). Any capitalized term not otherwise defined herein shall be as defined in the Merger Agreement (as defined below).

1.            LIMITED GUARANTEE. To induce the Company to enter into that certain Agreement of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Checkout Holding Corp., a Delaware corporation (“Parent”), and Checkout Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Parent Parties”), the Guarantor absolutely, unconditionally and irrevocably guarantees to the Company, on the terms and conditions set forth herein, the due, punctual and complete payment and performance, if and when due, of (i) 100% of Parent's payment obligation with respect to the Parent Termination Fee pursuant to and only in accordance with Section 7.3(d) of the Merger Agreement and any additional amounts that may become due pursuant to Section 7.3(e) of the Merger Agreement, and (ii) any other obligations of Parent under the Merger Agreement as a result of a breach thereof by Parent or Merger Sub (the payment obligations referred to above (collectively, the “Obligations”); provided that the maximum aggregate amount payable by the Guarantor under this Limited Guarantee (exclusive of the reimbursement of costs and expenses, if applicable, pursuant to and only in accordance with Section 16 hereof (such payment, if and only if required to be paid by Guarantor in accordance with the terms hereof, the “Prevailing Party Costs”)) shall not exceed the aggregate of $50,640,000 U.S. Dollars (the “Cap”), it being understood that this Limited Guarantee may not be enforced without giving effect to the Cap. Except for Prevailing Party Costs, the Company hereby agrees that in no event shall the Guarantor be required to pay to any Person under, in respect of, or in connection with this Limited Guarantee, more than the Cap, and that Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with, this Limited Guarantee or the Merger Agreement other than as expressly set forth herein. All sums payable by the Guarantor hereunder shall be made in immediately available funds. The Company may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full payment of the Obligations, subject to the Cap (plus any Prevailing Party Costs), regardless of whether the action is brought against one or both of the Parent Parties or whether one or both of the Parent Parties is joined in any such action or actions.

2.            NATURE OF LIMITED GUARANTEE.

(a)          The Company shall not be obligated to file any claim relating to the Obligations in the event that one or both of the Parent Parties becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Company in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Obligations (plus any Prevailing Party Costs) as if such payment had not been made (subject to the terms hereof). This is an

2

unconditional guarantee of payment and not of collectibility. Notwithstanding any other provision of this Limited Guarantee, the Company hereby agrees that (i) the Guarantor may assert, as a defense to any payment or performance by the Guarantor under this Limited Guarantee, any defense to such payment or performance that Parent or Merger Sub could assert against the Company under the terms of the Merger Agreement, other than any such defense exclusively arising out of, due to, or as a result of, the insolvency or bankruptcy of Parent or Merger Sub and (ii) to the extent Parent and Merger Sub are relieved by the parties to the Merger Agreement (including the Company) of their obligations under Section 7.3(d) of the Merger Agreement, the Guarantor shall be similarly relieved of its Obligations under this Limited Guarantee.

(b)          The Company hereby acknowledges and agrees that, as of the date hereof, each of Parent’s and Merger Sub’s sole assets are a de minimis amount of cash and their respective rights under the Merger Agreement, and that no additional funds or assets are expected to be contributed to Parent or Merger Sub unless and until the Closing occurs.

(c)          Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantor may be a limited partnership, by its acceptance of the benefits of this Limited Guarantee, the Company covenants and agrees that (1) neither the Company nor any of its Subsidiaries or Affiliates, and the Company agrees to the maximum extent permitted by Legal Requirement, none of its officers, directors, security holders or representatives, has or shall have any right of recovery under or in connection with the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto, and to the extent that it has or obtains any such right, it, to the maximum extent permitted by Legal Requirement, hereby waives (on its own behalf and on behalf of each of the aforementioned persons) each and every such right against, and hereby releases, and no personal liability shall attach to, the Guarantor or any of the Sponsor Affiliates (as defined below), from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement or the transactions contemplated thereby, whether by or through attempted piercing of the limited liability company veil, by or through a claim by or on behalf of Parent or Merger Sub (or any other Person) against any Sponsor Affiliate (including, without limitation, a claim to enforce the Equity Commitment Letter, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Legal Requirement, or otherwise) (the “Released Claims”), except for its rights to recover from the Guarantor (but not any Sponsor Affiliate (including, without limitation, any general partner or managing member)) under and to the extent provided in this Limited Guarantee (subject to the limitations described herein); and (2) recourse against the Guarantor under this Limited Guarantee (subject to the limitations described herein) shall be the sole and exclusive remedy of the Company and all of its Subsidiaries and Affiliates against the Guarantor and each Sponsor Affiliate in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto. For purposes of this Limited Guarantee, "Sponsor Affiliate" means, collectively, any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate (other than Parent or Merger Sub) or assignee of the undersigned or any Sponsor Affiliate or any former, current or future director, officer, employee, agent, general or limited partner, manager,

[LIMITED GUARANTEE]

3

member, stockholder, Affiliate (other than Parent or Merger Sub) or assignee of any of the foregoing.

(d)          The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Subsidiaries and Affiliates not to institute, in the name of or on behalf of the Company or any other Person, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto, against the Guarantor or the Sponsor Affiliates except for claims against the Guarantor under this Limited Guarantee (subject to the limitations described herein).

(e)          The Company acknowledges that the Guarantor is agreeing to enter into this Limited Guarantee in reliance on the provisions set forth in Sections 2(b) through (e). Section 2(b), 2(c), 2(d) and 2(e) shall survive termination of this Limited Guarantee.

3.            CHANGES IN OBLIGATIONS; CERTAIN WAIVERS. The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and also may make any agreement with one or both of the Parent Parties for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company, on the one hand, and one or both of the Parent Parties, on the other hand, without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure of the Company to assert any claim or demand or to enforce any right or remedy against one or both of the Parent Parties or any Other Guarantor; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations (provided that any such change, rescission, waiver, compromise, consolidation or other amendment or modification shall be subject to the prior written consent of the Parent Parties to the extent expressly required by the Merger Agreement); (c) the addition, substitution or release of any Person interested in the transactions contemplated by the Merger Agreement (provided, that any such addition, substitution or release shall be subject to the prior written consent of the Parent Parties to the extent expressly required under the Merger Agreement); (d) any change in the corporate or limited liability company existence, structure or ownership of one or both of the Parent Parties or any other Person liable with respect to any of the Obligations; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting one or both of the Parent Parties, or any other Person liable with respect to any of the Obligations; (f) subject to the last sentence of Section 2(a) hereof, any lack of validity or enforceability of the Merger Agreement or any agreement or instrument relating thereto; (g) the existence of any claim, set-off or other rights which the Guarantor may have at any time against one or both of the Parent Parties or the Company, whether in connection with the Obligations or otherwise; or (h) the adequacy of any other means the Company may have of obtaining payment of any of the Obligations. To the fullest extent permitted by Legal Requirement, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Legal Requirement which would otherwise require any election of remedies by the

[LIMITED GUARANTEE]

4

Company. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (except for notices to be provided to the Parent Parties and Simpson Thacher & Bartlett LLP in accordance with Section 8.9 of the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium or other similar Legal Requirement now or hereafter in effect, any right to require the marshalling of assets of one or both of the Parent Parties, or any other Person liable with respect to any of the Obligations, and all suretyship defenses generally (other than breach by the Company of this Limited Guarantee). The Guarantor hereby unconditionally and irrevocably agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights, and general equitable principles (whether considered in a proceeding in equity or at law). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits and after the advice of counsel.

4.            NO SUBROGATION. The Guarantor hereby unconditionally and irrevocably waives and agrees not to exercise any rights that it may now have or hereafter acquire against one or both of the Parent Parties or any other Person liable with respect to any of the Obligations that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against one or both of the Parent Parties or any other Person interested in the transactions contemplated by the Merger Agreement liable with respect to any of the Obligations, whether or not such claim, remedy or right arises in equity or under contract or any applicable Legal Requirement, including, without limitation, the right to take or receive from one or both of the Parent Parties or any other Person liable with respect to any of the Obligations, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and Prevailing Party Costs, if applicable, shall have been irrevocably paid in full in cash; provided that, the Guarantor shall have the right to cause any other Person to satisfy its payment obligations to the Company under Section 1 hereof; provided, however, that such right in the preceding proviso shall only relieve the Guarantor of its obligation to make such payment when such payment is irrevocably paid by such other Person in full in cash. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and Prevailing Party Costs, if applicable, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and Prevailing Party Costs, if applicable,, whether matured or unmatured, or to be held as collateral for any Obligations or Prevailing Party Costs, if applicable, thereafter arising.

[LIMITED GUARANTEE]

5

5.            NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy or power hereby granted to the Company or allowed pursuant to any applicable Legal Requirement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights against, the Parent Parties or any other Person liable for the Obligations prior to proceeding against Guarantor.

6.            REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

(a)          the Guarantor has full power and authority to execute and deliver this Limited Guarantee and to perform the Obligations, and the execution, delivery and performance of this Limited Guarantee by Guarantor has been duly authorized by all necessary action on the part of Guarantor;

(b)          this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created thereby is subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights, and to general equitable principles (whether considered in a proceeding in equity or at law);

(c)          no further approval of the Guarantor’s general or limited partners or other security holders is required for the execution, delivery and performance of this Limited Guarantee by the Guarantor and the execution, delivery and performance of this Limited Guarantee by the Guarantor do not contravene any provision of the Guarantor’s organizational documents or any Legal Requirement or contractual restriction binding on the Guarantor or any of its assets;

(d)          all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery and performance of this Limited Guarantee; and

(e)          the Guarantor has the financial capacity to pay and perform all of its obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill its Obligations under this Limited Guarantee shall be available to the Guarantor (or its assignee pursuant to Section 12 hereof) for as long as this Limited Guarantee shall remain in effect in accordance with Section 7 hereof.

[LIMITED GUARANTEE]

6

7.            CONTINUING GUARANTEE; TERMINATION. This Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until all of the Obligations and Prevailing Party Costs, if applicable, payable under this Limited Guarantee have been irrevocably paid in full. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in circumstances not giving rise to a claim for payment of any Obligation and (c) the six month anniversary of any other termination of the Merger Agreement in accordance with its terms, except as to a claim for payment of any Obligation presented by the Company to Parent, Merger Sub or the Guarantor on or prior to such six month anniversary; provided, that such claim shall set forth in reasonable detail the basis for such claim. Notwithstanding the foregoing, in the event that the Company or any of its Affiliates asserts in any litigation or other proceeding (i) that the provisions of Section 1 hereof limiting the maximum aggregate liability of the Guarantor to the Cap plus the Prevailing Party Costs, or that any other provisions of this Limited Guarantee are illegal, invalid or unenforceable in whole or in part, or that the Guarantor is liable for amounts in excess of its Obligations hereunder (plus Prevailing Party Costs), or (ii) any theory of liability against the Guarantor or any Sponsor Affiliate with respect to the transactions contemplated by the Merger Agreement or this Limited Guarantee other than liability of the Guarantor under this Limited Guarantee (as limited by the provisions hereof), then (x) the Obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and shall thereupon be null and void, (y) if the Guarantor has previously made any payment under this Limited Guarantee, it shall be entitled to recover such payments from the Company and (z) neither the Guarantor nor any Sponsor Affiliate shall have any liability to the Company or any of its Affiliates with respect to the transactions contemplated by the Merger Agreement or under this Limited Guarantee.

8.            NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the facsimile number specified below:

(a)        If to Guarantor:

c/o Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, CA 94111

Attention: Arrie Park, Esq.

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

[LIMITED GUARANTEE]

7

Palo Alto, CA 94304

Attention: Richard Capelouto, Esq.

Peter Malloy, Esq.

(b)        If to the Company:

Catalina Marketing Corporation 200 Carillon Parkway

St. Petersburg, FL 33716

Attention: L. Dick Buell, Chief Executive Officer

With a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker, LLP

75 East 55th Street

New York, NY 10022-3205

Attention: Barry A. Brooks

9.            AMENDMENT. This Limited Guarantee may not be amended except by an instrument in writing signed by the parties hereto.

10.          SEVERABILITY. If any term or other provision of this Limited Guarantee is invalid, illegal or incapable of being enforced by rule of law, or public policy, all other conditions and provisions of this Limited Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable hereunder to the Cap provided in Section 1 hereof (plus any Prevailing Party Costs) and the provisions of Sections 2(b) through 2(e), 7 and 10. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible; provided, however, that this Limited Guarantee may not be enforced without giving effect to the provisions of Sections 2(b) through 2(e), 7 and 10.

11.          ENTIRE AGREEMENT. This Limited Guarantee constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

12.          ASSIGNMENT. Neither the Company nor the Guarantor may assign or delegate its rights, interests or obligations under this Limited Guarantee to any other Person (except by operation of Legal Requirement) without the prior written consent of the Company (in

[LIMITED GUARANTEE]

8

the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Company).

13.          PARTIES IN INTEREST. This Limited Guarantee shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Limited Guarantee, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Limited Guarantee.

14.          GOVERNING LAW; JURISDICTION. This Limited Guarantee shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws principles). Each party to this Limited Guarantee hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Limited Guarantee shall be brought in federal or state courts of the State of New York and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Limited Guarantee, or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding. The parties agree that any or all of them may file a copy of this Section 14 with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.

15.          COUNTERPARTS; FACSIMILE DELIVERY. This Limited Guarantee may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

16.          COSTS AND EXPENSES. In any action at law or suit in equity to enforce this Limited Guarantee or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to recover from the non-prevailing party its reasonable and documented attorneys’ fees and all other reasonable court costs and expenses incurred in such action or suit (“Prevailing Party Costs”). The parties agree that the determination of who is the prevailing party and the amount of such Costs shall be made by the court in any such action. Any payment by the Guarantor under this Section 16 shall not reduce, limit, or otherwise affect the other obligations of the Guarantor hereunder or be counted towards the Cap.

17.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

[LIMITED GUARANTEE]

9

IN WITNESS WHEREOF, the Guarantor and the Company have caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

HELLMAN & FRIEDMAN CAPITAL
PARTNERS VI, L.P.

By: HELLMAN & FRIEDMAN INVESTORS VI,
LLC, its General Partner

By:   /s/ C. Andrew Ballard

Name:  C. Andrew Ballard

Title:  Managing Director

Accepted and Agreed to:

CATALINA MARKETING CORPORATION

By:   /s/ L. Dick Buell

Name: L. Dick Buell
Title: Chief Executive Officer

[LIMITED GUARANTEE]

CATALINA MARKETING CORPORATION

PROXY CARD

SOLICITED BY THE BOARD OF DIRECTORS

Rick P. Frier and Barry A. Brooks (each with power of substitution) are hereby authorized to vote all the shares of Catalina common stock which the undersigned would be entitled to vote if personally present at the special meeting of stockholders of Catalina Marketing Corporation (“Catalina”) to be held on [•], 2007 and at any adjournments or postponements.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

see other side

Address Change/Comments (Mark the corresponding box on the reverse side)

ˆ FOLD AND DETACH HERE ˆ

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.

Call toll free [•] on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. Outside the United States you may fax your signed proxy card to [•]. You must fax both the front and back of the card.

or

2.	Vote by Internet at our Internet Address: http://www.[•]

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.		Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐
Please mark your votes as indicate in this example ☒

1.     Adoption of the Agreement of Merger, dated as of April 17, 2007, by and among Catalina Marketing Corporation, Checkout Holding Corp. and Checkout Acquisition Corp. (the “Merger Agreement”), and approval of the merger contemplated by the Merger Agreement, as described in the Proxy Statement.

2.     Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement and approve the merger contemplated by the Merger Agreement.

FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
☐ ☐ ☐		☐ ☐ ☐
3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.
Signature ______________________		Signature ______________________		Date

Please sign exactly as name appears. If shares of Catalina common stock are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or other signing in a representing capacity should indicate the capacity in which they are signing.

ˆ FOLD AND DETACH HERE ˆ
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day for holders of Catalina common stock.
Your Internet or telephone vote authorizes the named proxies to vote your shares of Catalina common stock in the same manner as if you marked, signed and returned your proxy card.
Internet		Telephone		Mail
http://www.[•]		[•]		Mark, sign and date Your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.